                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss.240.14a-12

________________________________________________________________________________

                     DIGITAL LEARNING MANAGEMENT CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         _______________________________________________________________________

         (2) Aggregate number of securities to which transaction applies:

         _______________________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

         _______________________________________________________________________

         (4) Proposed maximum aggregate value of transaction:

         _______________________________________________________________________

         (5) Total fee paid:

         _______________________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:___________________________________________

         (2) Form, Schedule or Registration Statement No.:_____________________

         (3) Filing Party:_____________________________________________________

         (4)  Date Filed:_______________________________________________________

                     DIGITAL LEARNING MANAGEMENT CORPORATION
                         680 Langsdorf Drive, Suite 203
                          Fullerton, California, 92831

                NOTICE OF SOLICITATION OF ACTION OF STOCKHOLDERS
              BY WRITTEN CONSENT IN LIEU OF MEETING OF STOCKHOLDERS
              -----------------------------------------------------

To our Stockholders:

     Accompanying this letter is a Consent Solicitation Statement which solicits the written consent of the stockholders of Digital Learning Management Corporation relating to the following matters:

     1. To approve a reverse split of our common stock in a ratio of one (1) new share for every 11.97492 existing shares of common stock. There will be no change to our current authorized shares of common stock and any fractional shares will be rounded up,

     2. To approve amendments to our Certificate of Incorporation to: (a) effect a 1-for-11.97492 reverse stock split with respect to our common stock while maintaining the current number of authorized shares of common stock, and (b) change the name of the Company to "Nutradyne Group, Inc." (the "Amendment"), and

     3. To enter into a Share Exchange Agreement with Chang-chun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and all of the stockholders of Yongxin.

     The written consent of stockholders owning not less than the majority of the Company's outstanding shares of common stock are required in order to effect the reverse stock split, change the Company's name, amend the Company's Certificate of Incorporation and to enter into the Share Exchange Agreement with Yongxin. In this regard, our shareholders owning approximately 65% of our outstanding common stock have agreed to vote for these proposals, which is greater than the vote necessary for their approval.

     Pursuant to Section 228(a) of the Delaware General Corporation Law and our By-laws, no meeting of stockholders will be held in connection with this Consent Solicitation because this Consent Solicitation is in lieu of a special meeting of stockholders. The attached Consent Solicitation Statement is provided to you pursuant to Rule 14a-3 under the Securities Exchange Act of 1934. Please read the Consent Solicitation Statement thoroughly. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSALS.


     The Board of Directors has fixed August ___, 2007, as the record date for purposes of this Consent solicitation. Therefore, only holders who August ___ 19, 2007 are eligible to provide their written consent.


     The proposals referred to above and the procedure to exercise your rights in connection with this Consent Solicitation are described in the accompanying Consent Solicitation Statement. THE COMPANY INTENDS TO TAKE THE NECESSARY CORPORATE ACTION, IF ANY, WITH RESPECT TO EACH OF THE PROPOSALS AS SOON AS THE COMPANY RECEIVES THE WRITTEN CONSENT OF STOCKHOLDERS OWNING NOT LESS THAN THE MAJORITY OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK CONSENTING TO THE RESPECTIVE PROPOSAL. It is requested that your written consent, using the accompanying Consent Card, be delivered to the Company's transfer agent as soon as possible but no later than _________, 2007. A pre-addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.

            YOUR WRITTEN CONSENT IS IMPORTANT. PLEASE SIGN, DATE AND
                  RETURN YOUR CONSENT CARD AS SOON AS POSSIBLE.

By Order of the Board of Directors,



/s/ Umesh Patel
---------------
Umesh Patel, President, Chairman of the Board

Dated:________________ 2007

                     DIGITAL LEARNING MANAGEMENT CORPORATION
                         680 Langsdorf Drive, Suite 203
                          Fullerton, California, 92831

                         CONSENT SOLICITATION STATEMENT
                         FOR THE SOLICITATION OF WRITTEN
                   CONSENTS IN LIEU OF MEETING OF STOCKHOLDERS
                   -------------------------------------------

     This Consent Solicitation Statement is being furnished to holders of the common stock of Digital Learning Management Corporation, a Delaware corporation ("Company" "our" "us" "we"), in connection with the solicitation of written consents by our Board of Directors.


     This Consent Solicitation Statement was prepared by our management for the Board of Directors. This Consent Solicitation statement and the accompanying Consent Card are first being mailed to stockholders on or about _________, 2007.


     This Consent Solicitation Statement contains information about a proposal to: (a) effect a reverse split of our common stock in a ratio of 1 new share for every 11.97492 existing shares of common stock, (b) to amend our Certificate of Incorporation to (i) effect the reverse stock split while maintaining the current number of authorized shares of common stock and to (ii) change our corporate name to Nutradyne Group, Inc. and (c) enter into a Share Exchange Agreement with Chang-chun Yongxin Dirui Medical Co., Ltd.


     Only stockholders of record as of August ___, 2007, are entitled to consent, to withhold their consent, abstain or to revoke their consent, to the proposals. If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares. Each stockholder is entitled to one vote for each outstanding share of common stock held at the record date and no shares are entitled to cumulative voting rights. As of the record date, there were 65,862,072 issued and outstanding shares of common stock.

     Any consent to a proposal may be revoked or changed in writing at any time prior to the close of business on the date that consents signed by holders of a majority of the outstanding shares of common stock approving such proposal are received by the Company.


                        SUMMARY TERM SHEET FOR PROPOSAL 3

     This summary highlights selected information from this proxy statement regarding the Share Exchange Agreement and may not contain all of the information that is important to you. To understand the transaction fully, and for a more complete description of the legal terms of the acquisition, you should carefully read this entire proxy statement, including the Share Exchange Agreement attached hereto as Exhibit "B". We have included page references in this summary to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented.

o    Contact Information

Digital Learning Management Corporation
680 Langsdorf Drive, Suite 203
Fullerton, CA 92831
Telephone 310-921-3444
Attn: Umesh Patel, Chairman

Yongxin Medical Group, Ltd.
2152 San Huancheng Road
Chang Chun, China
Telephone 011-86-626-581-9069
Attn: Yongxin Lui

o    Business Conducted

     DIGITAL LEARNING MANAGEMENT CORPORATION (PAGE___).

     We were incorporated in Delaware on February 18, 1999 under the name FreePCSQuote.Com, Inc. Our principal business objective was to offer to businesses our Internet technology solutions and services. Currently, we provide enterprise e-learning solutions and related services to the education industry, government agencies and corporate clients. Our Virtual University Appliance ("VU Appliance") is a hardware and software package, which incorporates the CourseMate Virtual University System.

     CHANG-CHUN YONGXIN DIRUI MEDICAL CO., LTD.(PAGE___)

     Yongxin was established in 1993 for the purpose of engaging in the business of medicines wholesale, retail and third-party medicine logistics. Yongxin is located in Changchun City, Jilin Provincial with a staff of 358 of whom 18 are Licensed Pharmacists and 55% of whom have a college education.

     In 2004, Yongxin incorporated as its wholly owned subsidiary Jilin Province Yongxin Chain Drugstore Ltd. (the "Yongxin Drugstore") to focus on developing a terminal network market. In July 2005, it obtained the franchise right in Jilin province from American Medicine Shoppe (Meixin International Medical Chains) and now has developed 4 chains of "Meixino Yongxin". As of October 2006, Yongxin has developed 11 retail chains in the name of Yongxin Drugstore which covers a larger business area in key business regions and the large community inside Changchun city.

o    The Acquisition (page __)

     On December 21, 2006, our board of directors adopted a resolution, by unanimous written consent, to enter into a Share Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation and its stockholders. The Share Exchange Agreement was subsequently amended and re-approved by our Board of Directors on May 1, 2007. On June 15, 2007 all parties executed the Amended Share Exchange Agreement. The parties agreed that we will acquire all of the issued and outstanding shares of stock of Yongxin in exchange for the issuance in the aggregate of 21,000,000 of our shares of common stock and 5 million shares of our newly designated Series A Convertible Preferred Stock to the Yongxin Stockholders.

     Proposal 3 asks our stockholders to consider the share exchange with Yongxin pursuant to the terms and conditions of the Share Exchange Agreement.

     We have issued no securities in connection with the intended acquisition.

o    Past Contracts, Transactions or Negotiations (page __)

     We have never engaged in a transaction with Yongxin nor had any past contractual relationship other than the Proposed Acquisition. We began negotiations for the Share Exchange Agreement with Yongxin in November 2006 following an introduction between our companies by our independent auditor, Hamid Kabani.

o    Share Exchange Agreement (page ___)

     Upon the terms and subject to the conditions of the Amended Share Exchange Agreement dated June 15, 2007, we will issue 21 million shares of common stock and 5 million shares of Series A Convertible Preferred Stock in exchange for all of the issued and outstanding shares of Yongxin on the closing date.

     The Series A Convertible Preferred Stock is convertible over a 3 year period, into up to 30 million shares of common stock. In particular, the holder of any share of shares of Series A Convertible Preferred Stock shall have the right, at its option, (i) at any time hereafter (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) to convert, any such shares of Series A Convertible Preferred Stock into such number of fully paid and nonassessable shares of Common Stock on a six (6) for one (1) basis. No more than 1,666,666 shares of the Series A Convertible Preferred Stock may be converted in each of the three periods following issuance. The conversion formula is conditioned on the Corporation earning no less than 3 million dollars of net income in the fiscal year endrd March 31, 2008; $4 million dollars of net income in the fiscal year ended March 31, 2009 and $5 million dollars of net income in the fiscal year ended March 31, 2010. In the event that in any of the three fiscal years, the Corporation earns less than required net income amounts for conversion, then the conversion right shall be proportionately reduced by the amount of the shortfall below the required net income amount, with the "catch-up" right to convert additional shares to the extent that the net income exceeds 3 million, 4 million and 5 million dollars respectively in each of the next three consecutive years. In no event shall this conversion right allow for the conversion of the Series A Preferred Stock into more than 6 common shares for each share of Series A Preferred Stock over the course of the aforementioned three calendar years. The net income requirements shall be based upon an audit of the revenues for each fiscal year. All conversions shall be made within 30 days of the completion of such audit.

     Each share of Series A Convertible Preferred Stock entitles the holder to six (6) votes on all matters to be voted on by the stockholders.

     The Series A Convertible Preferred Stock does not earn any dividends during the conversion period. Following the conversion period, each share of Series A Convertible Preferred Stock that has not been converted, earns a dividend of $.10 per share per year.

     In anticipation of the proposed transaction, our Board of Directors approved the designation of the Series A Convertible Preferred Stock on May 25, 2007 and filed such designation with the State of Delaware on August ___, 2007.

     Upon closing of this transaction as contemplated herein, a change of control will take place, with the Yongxin stockholders owning approximately seventy percent (70%) of our total issued and outstanding common stock. This seventy percent is calculated based on post reverse split numbers and includes the intended issuance of up to an additional 3,500,000 shares of common stock to settle debt. Yongxin will remain our wholly-owned operating subsidiary. In addition, we will change our name from Digital Learning Management Corporation to "Nutradyne Group, Inc."

     As a result of the numerous preconditions to Closing, a Closing date has not been set, although, it is anticipated that such closing will take place as soon as practicable following the satisfaction of the preconditions.

o    Closing of the Agreement (page ___)

     If the Agreement, the reverse stock split and the name change are approved by our shareholders, the closing of the Agreement shall take place as soon as practicable thereafter, at the offices of Legal & Compliance LLC.

o    Conditions Precedent to the Agreement (page __)

     The closing of the Agreement depends on the satisfaction or waiver of a number of pre-conditions, including:

     - our shareholder approval of the Agreement,
     - each of the representations and warranties of the Parties shall be true and correct at the time of the closing date,
     - the Parties shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or satisfied prior to the time of the Closing,
     - we will have effectuated an approximate 12 for 1 reverse split of our Common Stock,
     - we shall have settled, paid or otherwise resolved our Convertible Notes payable in the principal amount of $3,000,000 plus accrued interest in the approximate total amount of $1,202,217 as of March 31, 2007,
     - No litigation shall have been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the trans-action contemplated by this Agreement, or which had or could have a material adverse effect on our business operations,
     - our stockholder approval of Proposals 1 and 2.

In addition, the following pre-condition has been waived by the parties:

     - Yongxin shall have received, and delivered documentation of, the approvals required, if any, from the Ministry of Commerce of the People's Republic of China, the China Securities Regulatory Commission, the State Administration of Foreign Ex-change, or any other Chinese governmental agency regulating the ownership of business operations in China by non-Chinese nationals and/or the ownership of offshore companies doing business in China by Chinese nationals,

o    Representations and Warranties in the Agreement (page __)

     The parties represent and warrant a number of conditions within the Agreement, including the following:

     - all of the parties have the requisite authority to execute the Agreement,
     - no parties have any legal conflicts, and
     - the parties will go about their business in an ordinary fashion until the closing of the Agreement.

o    Interest of Executive Officers and Directors in the Agreement (page __)

     Our executive officers and directors own shares of the Company but will receive no additional shares on the close of the transactions and therefore have similar interests to fellow stockholders. Moreover, none of our directors or executive officers have been made promises regarding employment or future compensation. However, Mr. Umesh Patel has been offered the position of Vice President but such offer has not yet included discussions of terms and compensation.

o    Change of Control (page __)

     Following the closing of the Agreement, our present stockholders' shares of common stock will be diluted by the issuance of up to 21,000,000 shares of common stock, which issuance will constitute a change of control in ownership. The share exchange will result in a dilution of approximately 70% to existing stockholders. Additionally, the closing of the Agreement will cause the election of new directors and the appointment of new officers to manage the Company. All of our current directors will resign from the Board of Directors following, which changes will constitute a change in control of management.

o    New Management (page __)

     The number of members of our Board of Directors is currently four. Each of our current Board of Directors shall resign and under the Exchange Agreement, Yongxin will appoint nominees to serve as directors after the closing of the exchange. Each director serves until the end of the one-year term to which he or she is elected and until his or her successor has been elected, or until his or her earlier resignation or removal.

o    Consideration Offered to our Stockholders (page __)

     There is no consideration being offered to our stockholders.

o    The Reasons for Engaging in the Agreement (page __)

     Our Board of Directors does not believe that our current business operations can be sustained or expanded unless we grow revenues and/or limit our expenses. We believe that greater opportunities exist if we identify new or supplemental business opportunities which will likely become the major source of revenues for the Company. We believe that the transaction with Yongxin represents such an opportunity.

     Following the acquisition we will continue to operate both the business of Yongxin and the current business of Digital Learning for a period of time. The two businesses shall operate in separate subsidiaries, as following the acquisition Yongxin shall become a wholly owned subsidiary of the Company. However, it is the Company's intention to divest itself of the current Digital e-Learning business in the future. We have not determined for how long a period of time we will maintain the current e-Learning business. In addition, we have not yet determined how we shall divest ourselves of the e-Learning business, which could be through a sale or spin-off.

o    Vote Required for Approval Of the Agreement (page __)

     Approval of Proposal 3 requires the affirmative vote of a majority of the outstanding common stock of the Company. Our executive officers and directors hold 23,876,675 shares of common stock, or approximately 32.88% of our issued and outstanding shares, and plan to vote "for" Proposal 3.

o Material Differences in the Rights of Security Holders as a Result of the Agreement (page ___)

     There will be no material differences in the rights of security holders as a result of the acquisition.

o    Accounting Treatment of the Agreement (page __)

     The acquisition will be accounted for as a recapitalization of the Company, in accordance with U.S. generally accepted accounting principles.

o    Federal Income Tax Consequences of the Agreement (page __)

     Our stockholders will not recognize a gain or loss as a result of the acquisition. Neither the Company nor Yongxin will recognize any gain or loss as a result of the acquisition, which will be deemed by the parties to be tax free.

o    Regulatory Approvals (page __)

     No material federal or state regulatory requirements must be complied with or approvals obtained in connection with this transaction.

o    Reports, Opinions, Appraisals (page __)

     Our board of directors has received no reports, opinions, or appraisals with regard to the transaction.

o    Financial Data (page __)

     Attached hereto are the audited financial statements for Yongxin for the years ended December 31, 2005 and 2006 and the unaudited financial statements for the quarter ended March 31, 2007. Also attached hereto are the audited financial statements for Digital Learning for the years ended December 31, 2005 and 2006 and the unaudited financial statements for the quarter ended June 30, 2007. Finally, attached hereto is certain pro forma financial information.


     In order to eliminate the costs and management time involved in holding a special meeting of stockholders and in order to effect the proposals described above, the Board of Directors determined to seek the written consent of the holders of a majority in interest of the Company's outstanding common stock As discussed in this Consent Solicitation Statement, the Board of Directors has recommended the reverse stock split, the proposed amendment to our Certificate of Incorporation and to enter into the Share Exchange Agreement.


     The Company is distributing this Consent Solicitation Statement and the accompanying Consent Card to the holders of record of the common stock as of the close of business on August ___, 2007. This date is sometimes referred to as the "record date." Written consents of stockholders representing a majority of the outstanding shares of common stock at the record date are required to approve the Proposals.


     The proposed amendment to the Certificate of Incorporation will be approved if the Company holds unrevoked written consents of stockholders approving the proposed amendment to the Certificate of Incorporation representing a majority of the outstanding shares of common stock at the record date at any time on or before the 60th day of the earliest dated consent delivered to the Company or its agent.

     The proposals to effect the reverse stock split, change the corporate name to "Nutradyne Group, Inc." and to enter into the Share Exchange Agreement will be approved if the Company holds unrevoked written consents of stockholders approving the proposals representing a majority of the outstanding shares of common stock at the record date at any time on or before the 60th day of the earliest dated consent delivered to the Company or its agent.

     The withholding of consent, abstention or the failure to deliver a Consent Card will all have the effect of a vote against approval of each of the proposals. If a stockholder holds his shares in "street name" and fails to instruct his broker or nominee as to how to vote his shares, the broker or nominee may not, pursuant to applicable stock exchange rules, vote such shares and, accordingly, such inaction will have the effect of a vote against each of the proposals.

     Stockholders are requested to indicate consent to each of the proposals by signing and dating the Consent Card, checking each box on the Consent Card which indicates consent to each of the proposals, and delivering the Consent Card to the Company or its agent. Withholding of consent to a particular proposal, or abstention with respect to the consent to a particular proposal, may be indicated by signing and dating the Consent Card, checking the box which corresponds to withholding of consent for that particular proposal or abstention with respect to the consent to a particular proposal, respectively, and delivering the Consent Card to the Company or its agent.

     A CONSENT CARD WHICH HAS BEEN SIGNED, DATED AND DELIVERED TO THE COMPANY OR ITS AGENT WITHOUT INDICATING CONSENT, WITHHOLDING OF CONSENT, OR ABSTENTION WILL CONSTITUTE A CONSENT TO THE PROPOSAL TO EFFECT A REVERSE STOCK SPLIT, THE NAME CHANGE, THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND THE PROPOSAL TO ENTER INTO THE SHARE EXCHANGE AGREEMENT

     The Company will pay for this consent Solicitation. In addition to sending you these materials, some of our directors and employees may contact you by telephone, by mail, or in person. None of our directors or employees will receive any extra compensation for any such Solicitation.

     The Board of Directors recommends that you consent to the proposal to effect a reverse stock split, approve the proposed amendment to the Company's Certificate of Incorporation including the name change, and consent to the proposal to enter into the Share Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd. In this regard, our shareholders owning approximately 65% of our outstanding common stock have agreed to vote for these proposals, which is greater than the vote necessary for their approval.

     The principal executive offices of the Company are located at 680 Langsdorf Drive, Suite 203, Fullerton, California, 92831, and the telephone number of the Company is (310) 921-3444.

                   INFORMATION ABOUT THE CONSENT SOLICITATION
                   ------------------------------------------


     o    WHO IS SOLICITING YOUR CONSENT?

     Digital Learning Management, Inc. together with its Board of Directors is soliciting your consent.


     o    WHAT IS THE PURPOSE OF THE SOLICITATION?

     We are soliciting your consent for the purpose of obtaining stockholder approval of the following proposals:

     1. To effect a reverse split of the Company's common stock in a ratio of one (1) new share for every 11.97492 existing shares of common stock. There will be no change to the authorized number of shares or the par value of common stock of the Company and any fractional shares will be rounded up,

     2. To amend our Certificate of Incorporation to: (i) effect a 1-for-11.97492 reverse stock split with respect to our common stock while maintaining the current authorized shares of common stock and to (ii) change our corporate name to Nutradyne Group, Inc.

     3. To enter into a Share Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and all of the stockholders of Yongxin.

     o    WHO IS ENTITLED TO ACT ON THESE PROPOSALS?


     Our Board of Directors has established August ___, 2007 as the record date for purposes of the consent Solicitation. Only stockholders of record at the close of business on that date will be entitled to act on the proposals and to receive this Consent Solicitation Statement.


     o    WILL THESE PROPOSALS BE CONSIDERED AT A STOCKHOLDERS MEETING?

     No. Our bylaws provide that stockholder approval of matters such as the proposals may be obtained by written consent, without a meeting.

     o    WHAT ARE THE RIGHTS OF THE STOCKHOLDERS TO CONSENT TO THESE PROPOSALS?


     Stockholders receiving this Consent Solicitation Statement are entitled, in effect, to one vote per share with respect to each of the proposals. Our bylaws provide that the consent of the holders of a majority of the shares of our common stock outstanding on the August ___, 2007 record date will be required for approval of each of the proposals. On the record date, there were 65,862,072 shares of our common stock issued and outstanding.


     Abstentions and so-called broker non-votes in response to this Solicitation will have the same effect as the withholding of consent with respect to of the proposals.


     o    NO DISSENTERS' RIGHTS

     No dissenters' rights under the Delaware General Corporation Law are afforded to the our stockholders as a result of the actions proposed in this Information Statement.


     o    WHEN WILL THE PROPOSALS BE EFFECTED?

     The proposals will have been approved as soon as we have received valid consents from the holders of a majority of the shares entitled to act on the proposals. We will effect the proposed amendments to our Certificate of Incorporation as soon as is practicable following receipt of such consents.

     o    WHAT ARE THE BOARD'S RECOMMENDATIONS?

     The recommendations of our Board of Directors are set forth together with the description of each proposal. In summary, however, our Board of Directors recommends a vote "FOR" each of the proposals.

     o    HOW DO I GRANT MY CONSENT TO THE PROPOSALS?

     By indicating your consent on the enclosed consent form and returning the consent form in accordance with the directions indicated on the consent form. IF NO DIRECTIONS ARE INDICATED, CONSENT FORMS RETURNED TO US WILL BE COUNTED "FOR" ALL PROPOSALS DESCRIBED IN THIS SOLICITATION STATEMENT.

     o    CAN I REVOKE MY CONSENT?

     Yes, but in order for a revocation to be effective it must be received by us prior to _________, 2007. A revocation may be submitted by:

     - Giving written notice of revocation to our Corporate Secretary; or
     - Properly submitting to us a duly executed consent form bearing a later date.

     All written notices of revocation or consent forms should be addressed to:
Digital Learning Management Corporation, 680 Langsdorf Drive, Suite 203, Fullerton, California, 92831, Attention: Corporate Secretary.

     o    DO I NEED TO DO ANYTHING IF I AM OPPOSED TO THE PROPOSALS?

     No. Your failure to return the enclosed consent form will be sufficient to indicate the withholding of your consent.

     o    WHAT IS THE CUT-OFF DATE FOR RESPONDING TO THIS SOLICITATION?

     _________, 2007. Each proposal as to which has the requisite consent has been received as of the cut-off date will be effectuated as of that date. No consents will be accepted after that date.


     On December 21, 2006 our Board of Directors unanimously approved all proposals other than the name change, which was not before the Board at that time. On May 1, 2007, our Board of Directors unanimously adopted and approved all the proposals and directed that the proposals be submitted for approval by our stockholders as required by the Delaware General Corporation Law. A copy of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Exhibit "A".



                                   PROPOSAL 1

                    Approval of Reverse Split of Common Stock
                    -----------------------------------------

     PURPOSE. The purpose of the reverse stock split of one (1) new share for every 11.97492 current shares is to attempt to increase the per share trading value of our Common Stock. We believe that a decrease in the number of shares outstanding is likely to increase the trading price for our Common Stock, to increase the marketability of our stock to potential new investors and our ability to attract institutional investors to hold our shares, while decreasing the volatility of our stock price. In addition, we believe that effecting a reverse split without adjusting the number of authorized shares will be more beneficial to our stockholders and the overall value of the Company than raising the number of authorized shares to complete the transaction with Yongxin (see Proposal 3).

     The amendment to our Articles of Incorporation will reflect the reverse stock split while maintaining unchanged the amount of authorized shares.

     EFFECT. After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of Common Stock. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be decreased accordingly.

     The reverse stock split will affect all common stockholders uniformly and will not affect any stockholders' percentage interest in the Company. There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up, so that no stockholder shall have less than one share after the effectiveness of the reverse split.

     An effect of the existence of authorized but un-issued capital stock may be to enable the Company to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not have any current plans, proposals, or arrangements to propose any amendments to the Certificate of incorporation or bylaws that would have a material anti-takeover effect.

     We cannot predict the effect of any reverse stock split upon the market price over an extended period and, in many cases the market value of a company's common stock following a reverse split declines. We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

     Further, as a result of any reverse split, some stockholders may own less than 100 shares of our common stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares of our common stock.

     The table below shows the cumulative effect on our voting stock of the reverse stock split that will occur on the Effective Date.

                                          PRIOR TO             AFTER
COMMON STOCK                              REVERSE SPLIT        REVERSE SPLIT
------------                              -------------        -------------

Authorized                                 75,000,000           75,000,000

Issued & Outstanding                       65,862,072            5,500,001


Reserved for Issuance Upon Closing
Of Acquisition(1)                                   0           21,000,000

Reserved for Issuance Upon Conversion
Of Preferred Stock(1)                               0           30,000,000

Reserved for Issuance to Settle Debt(2)             0            3,500,000

Authorized and Unreserved                   9,317,928           14,999,999


(1) The Share Exchange Agreement provides that we will acquire all of the issued and outstanding shares of stock of Yongxin in exchange for the issuance in the aggregate of 21,000,000 of our shares of common stock and 5 million shares of our Series A Convertible Preferred Stock to the Stockholders. The discussion of Proposal 3 beginning on page ____ hereof contains a detailed description of the rights, privileges and convertability of the preferred stock.

(2) The Company intends to settle obligations owed to our note holders, and miscellaneous debts with common stock. We do not have a written agreement with any creditors in this regard but have been provided with verbal assurances that if the Proposals set forth herein are approved, our note holder and miscellaneous other creditors would be amenable to settling obligations with common stock. Moreover, although we believe we will be able to settle these obligations with 3,500,000 shares additional shares may be required.



                        THE BOARD OF DIRECTORS RECOMMENDS
                 THAT STOCKHOLDERS CONSENT TO THE REVERSE SPLIT.


                                   PROPOSAL 2

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
             REGARDING REVERSE SPLIT AND NAME CHANGE OF THE COMPANY
             ------------------------------------------------------

     The purpose and effect of the reverse stock split is discussed in Proposal No. 1, above. The amendment to our Certificate of Incorporation will reflect the reverse stock split while maintaining unchanged the amount of authorized shares.

     On May 1, 2007, our Board of Directors approved an amendment to our Certificate of Incorporation to change our corporate name to "Nutradyne Group, Inc." and directed that the amendment be submitted for approval by our stockholders as required by Delaware corporations law. The text of the proposed amendment is attached as Appendix "A" to this Consent Solicitation Statement.

     The name change is contingent on the closing of the merger transaction with Yongxin described in Proposal 3, below. Changing our corporate name will have no effect on our corporate status in Delaware, or elsewhere, the rights of our stockholders or the transferability of our outstanding shares of common stock. Currently outstanding stock certificates bearing the name "Digital Learning Management Corporation" will continue to be valid and to represent our shares following the name change.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDMENT TO THE ARTICLES OF INCORPORATION

                                   PROPOSAL 3

                      Approval of Share Exchange Agreement
                      ------------------------------------


     THE ACQUISITION. Our board of directors on May 1, 2007 adopted a resolution, by unanimous written consent, to enter into an Amended Share Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and its stockholders (the "Stockholders"). The parties agreed that we will acquire all of the issued and outstanding shares of stock of Yongxin in exchange for the issuance in the aggregate of 21,000,000 of our shares of common stock and 5 million shares of our Series A Convertible Preferred Stock to the Stockholders.


     The Series A Convertible Preferred Stock is convertible over a 3 year period, into up to 30 million shares of common stock. In particular, the holder of any share of shares of Series A Convertible Preferred Stock shall have the right, at its option, (i) at any time hereafter (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) to convert, any such shares of Series A Convertible Preferred Stock into such number of fully paid and nonassessable shares of Common Stock on a six (6) for one (1) basis. No more than 1,666,666 shares of the Series A Convertible Preferred Stock may be converted in each of the three periods following issuance. The conversion formula is conditioned on the Corporation earning no less than 3 million dollars of net income in for the fiscal year ending March 31, 2008; $4 million dollars of net income in the fiscal year ending March 31, 2009 and $5 million dollars of net income in the fiscal year ending March 31, 2010. In the event that in any of the three fiscal years, the Corporation earns less than required net income amounts for conversion, then the conversion right shall be proportionately reduced by the amount of the shortfall below the required net income amount, with the "catch-up" right to convert additional shares to the extent that the net income exceeds 3 million; 4 million and 5 million dollars respectively in each of the three consecutive years. In no event shall this conversion right allow for the conversion of the Series A Preferred Stock into more than 6 common shares for each share of Series A Preferred Stock over the course of the aforementioned three calendar years. The net income requirements shall be based upon an audit of the revenues for each fiscal year. All conversions shall be made within 30 days of the completion of such audit.

     Each share of Series A Convertible Preferred Stock entitles the holder to six (6) votes on all matters to be voted on by the stockholders.

     The Series A Convertible Preferred Stock does not earn any dividends during the conversion period. Following the conversion period, each share of Series A Convertible Preferred Stock that has not been converted, earns a dividend of $.10 per share per year.

     In anticipation of the proposed transaction, our Board of Directors approved the designation of the Series A Convertible Preferred Stock on May 25, 2007 and filed such designation with the State of Delaware on June 19, 2007.

     We have issued no securities in connection with the intended acquisition.


     DIGITAL LEARNING MANAGEMENT CORPORATION BUSINESS.

     We are a provider of enterprise e-learning solutions and related services to the education industry, government agencies and corporate clients. Our Virtual University Appliance ("VU Appliance") is a hardware and software package which incorporates our CourseMate Virtual University System.

     The VU Appliance product, which was introduced by us in October 2004, is a pre-packaged, turn-key hardware and software solution designed to address the e-Learning needs of corporations and educational institutions. It is a comprehensive out-of-the-box virtual learning solution that allows customers to quickly create 100% web-based virtual learning environments. The platform allows customers to create, publish and deliver courseware for e-Learning in addition to managing their traditional classroom learning environment. We believe our success in the future lies in successfully marketing, selling and improving our VU Appliance product and related services. We intend to remain focused on further developing and adding to our intellectual property assets, utilizing our expertise to help the online learning initiatives of our customers with e-Learning systems solutions.

MANAGEMENT DISCUSSION AND ANALYSYS FOR DIGITAL LEARNING

OVERVIEW

     Digital Learning Management Corporation, a Delaware corporation (hereinafter sometimes referred to as the "Company," "we," and "us"), incorporated on February 18, 1999, under the name FreePCSQuote.Com, Inc., was a development stage company with a principal business objective to allow businesses the opportunity to generate revenues through the use of our Internet technology solutions and services. Through the use of our computer software, network technology, and systems management, we provided our customers outsourced web site and application hosting solutions. We had yet to generate significant revenues from operations through the end of fiscal 2004.

CHANGE IN BUSINESS STRATEGY AND RECENT EVENTS

     Effective March 16, 2005, the Company decided to discontinue its vocational schools and will no longer pursue acquisitions of accredited vocational schools and campuses going forward. The Company will continue to focus on its online e-Learning systems and related services strategy, with sales and services focused around its VU Appliance product, training and education.

     The VU Appliance product, which was introduced by the Company in October 2004, is a pre-packaged and "turn-key" hardware and software solution designed to address the e-Learning needs of corporations and educational institutions. It is a comprehensive "out-of-the-box" virtual learning solution that allows customers to quickly create 100% web-based virtual learning environments. The platform allows customers to create, publish and deliver courseware for e-Learning in addition to managing their traditional classroom learning environment. The Company utilizes its United States Patent in its VU Appliance. The Company believes its success in the future lies in successfully marketing, selling and improving its VU Appliance product and related services. The Company intends to remain focused on further developing and adding to its intellectual property assets, utilizing its expertise to help the online learning initiatives of its customers with e-Learning systems solutions.

     Our strategy is to grow our business utilizing our proprietary learning management software by selling our learning management system to other schools, colleges and businesses.

CRITICAL ACCOUNTING POLICIES

     We prepare our financial statements in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management's estimates and judgments are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our condensed consolidated financial statements:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its majority owned entities, collectively referred to as "Company" or "DGTL". All significant inter-company transactions have been eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimated amounts.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

REVENUE RECOGNITION

Revenues from sales of the Company's VU Appliance include product, licensing of the product and professional services such as hosting, customization, training, courseware development and third party course license fees. Product revenues consist of bundled hard-software product sales, annual licensing fees, and client hosting engagement. The Company intends to sell its licenses, training and hosting services under annually renewable agreements, which the clients will generally pay annual fees in the beginning of the annual contract term. Billings from these revenues are recognized as deferred revenues and are then recognized ratably over the contract term. Product sale revenues are recognized upon the shipment of the product to customers.

The Company does not currently have tuition revenues. However, when it has in the past had such revenues, and when it does in the future have such revenues, they are derived from courses taught in the Company'sschools. Tuition and fee revenues are recognized pro-rata (on a straight-line basis) over the term of the applicable course (usually two to four weeks for DLI). Tuition is billed after the course has been completed for DLI. If a student withdraws from a course or program, the paid but unearned portion of the student tuition is refunded.

ALLOWANCES FOR DOUBTFUL ACCOUNTS

The Company maintains an allowance for doubtful accounts resulting from the inability, failure or refusal of our students to make required payments. The Company determines the adequacy of this allowance by regularly reviewing the accounts receivable aging and applying various expected loss percentages to certain student accounts receivable categories based upon historical bad debt experience. The Company generally writes-off accounts receivable balances deemed uncollectible as they are sent to collection agencies. As of December 31, 2006 the Company has an allowance for bad debts amounting $235,506, representing 100% of accounts receivable.

EDUCATIONAL SERVICES

Educational services include direct operating expenses of the schools consisting primarily of contract salaries, occupancy and supplies.

EARNINGS PER COMMON SHARE

The Company computes earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128) The Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding. The computation of diluted loss per share is similar to the basic loss per share computation except the denominator is increased to include the number of additional shares that would have been outstanding if the dilutive potential common shares had been issued. In addition, the numerator is adjusted for any changes in income or loss that would result from the assumed conversions of those potential shares. However, such presentation is not required if the effect is antidilutive. Accordingly, the diluted per share amounts do not reflect the impact of warrants and options because the effect of each is antidilutive.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation expense is provided on a straight-line basis using estimated useful lives of 3-7 years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations. Depreciation expense was $13,408 and $85,579 for the years ended December 31, 2006 and 2005, respectively. During the year ended December 31, 2005, the Company wrote off certain property and equipment that was not longer being used and took an impairment charge of $75,414.

FACILITIES

The Company leases office space from an unrelated party. Rent expense was $33,338 and $140,655 for the years ended December 31, 2006 and 2005, respectively.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences.

Deferred tax assets arise primarily from the net operating loss carry-forward and expenses accrued for book basis but not for tax basis. Deferred tax liabilities primarily result from revenues recognized for book basis but not for tax basis.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash, accounts receivable, notes payable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

CONCENTRATIONS OF RISK

The Company maintains all cash and cash equivalents in financial institutions, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

Four customers accounted for 96% and two customers accounted for 60% of sales during the years ended December 31, 2006 and 2005, respectively. The three customers accounted for 21% of accounts receivable at December 31, 2006.

The Company performs regular evaluations concerning the ability of its customers to satisfy their obligations and records a provision for doubtful accounts based upon these evaluations, when necessary.

STOCK BASED COMPENSATION

The company adopted SFAS No. 123-r effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Prior to January 1, 2006, the Company measured stock compensation expense using the intrinsic value method of accounting in accordance with Accounting Principles Board (APB) opinion no. 25, accounting for stock issued to employees," and related interpretations (APB No. 25) and has opted for the disclosure provisions of SFAS No. 123. Thus, expense was generally not recognized for the company's employee stock option and purchase plans.

There were no outstanding and unvested stock options as of December 31, 2005. the company did not grant any new options during the year ended December 31, 2006.

VALUATION OF THE COMPANY'S COMMON STOCK

Unless otherwise disclosed, all stock based transactions entered into by the Company have been valued at the market value of the Company's common stock on the date the transaction was entered into or have been valued using the Modified Black-Scholes Model to estimate the fair market value.

SOFTWARE DEVELOPMENT COSTS

The Company has developed software to enable students to access and take online classes. The software development costs were expensed as research and development costs as incurred until the software reached technological feasibility in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86"). During the year ended December 31, 2005, the Company wrote off development costs and took an impairment charge of $327,369.

RECLASSIFICATION

Certain amounts reported in the Company's financial statements for the year ended December 31, 2005 have been reclassified to conform to current year presentations.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

     a.   A brief description of the provisions of this Statement
     b.   The date that adoption is required
     c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

     1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

     2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

     3. Permits an entity to choose 'Amortization method' or 'Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities.

     4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

     5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

     This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the consolidated financial statements.

     In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. The Company has in the process of evaluating the impact of this pronouncement on its financial statements.

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

RESULTS OF OPERATIONS - YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                            YEAR ENDED
                                                  ------------------------------
                                                   DECEMBER 31,    DECEMBER 31,
                                                       2006            2005
                                                  --------------  --------------

REVENUES                                          $      93,856   $     163,653

OPERATING EXPENSES:
       Educational services                                   -         135,481
       General and administrative                       645,482       1,511,379
       Depreciation expense                              13,408          85,579
       Marketing and advertising                              -         121,359
       Impairment expense                                     -         402,783
                                                  --------------  --------------
TOTAL EXPENSES                                          658,890       2,256,581
                                                  --------------  --------------

LOSS FROM OPERATIONS                                   (565,034)     (2,092,928)

OTHER INCOME (EXPENSES):
       Other income                                       3,682               -
       Interest expense                                (559,271)       (570,101)
       Loss on settlement of debt                      (148,750)              -
                                                  --------------  --------------
TOTAL OTHER EXPENSES                                   (704,339)       (570,101)
                                                  --------------  --------------

LOSS BEFORE PROVISION FOR INCOME TAXES
       AND DISCONTINUED OPERATIONS                   (1,269,373)     (2,663,029)

DISCONTINUED OPERATIONS
       Gain (Loss) from discontinued operations           3,413        (458,522)

LOSS BEFORE INCOME TAX                               (1,265,960)     (3,121,551)
                                                  --------------  --------------
PROVISION FOR INCOME TAXES                                  800               -
                                                  --------------  --------------

                                                  --------------  --------------
NET LOSS                                          $  (1,266,760)  $  (3,121,551)
                                                  ==============  ==============

REVENUES

     Revenues decreased by $69,797 or 42.6% to $93,856 for the year ended December 31, 2006 from $163,653 for the year ended December 31, 2005. The decrease was due to the fact that the company could not close any sales during the last six months of the year.

OPERATING EXPENSES

     Operating expenses consist primarily of educational services expenses, general and administrative expenses, and marketing and advertising expenses. Operating expenses decreased by $1,597,691 or 71% to $658,890 for the year ended December 31 2006 from $2,256,581 for the year ended December 31, 2005. The decrease is principally due to a decrease in marketing and advertising, educational, general and administrative expenses and impairment expense. The overall decrease is a result of lesser operations change in focus of our business as described above which resulted in significant downsizing.

     EDUCATIONAL SERVICES. Educational services expenses include direct operating expense of our schools consisting primarily of contract salaries, occupancy and supplies expenses, and bad debt expense. The Company did not incur any educational service expenses in the year ended December 31, 2006 as the Company discontinued the educational services.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses include corporate payroll related expenses, office occupancy expenses, professional fees and other support related expenses. As a percentage of revenues, general and administrative expenses reduced to 688% of revenues for the year ended December 31, 2006 from 924% for the year ended December 31, 2005. General and administrative expenses decreased by $865,897 or 57% to $645,482 for the year ended December 31, 2006 from $1,511,379 for the year ended December 31, 2005. The decrease was primarily due to our cost cutting measures in 2006.

     MARKETING AND ADVERTISING. The Company did not incur any marketing and advertising expenses during the year ended December 31, 2006 due to lack of funds to spend on marketing and advertising. The marketing and advertising expenses incurred in the year ended December 31, 2005 were $121,359.

     IMPAIRMENT EXPENSE. There were no impairment expenses during the year ended December 31, 2006. During the year ended December 31, 2005, we wrote off assets with a net book value of $402,783 that were no longer being used for in the current business model.

     DEPRECIATION EXPENSE .The depreciation expense reduced by 84% in the year ended December 31, 2006 to $13,408 as significant assets were impaired as of December 31, 2005.

     LOSS FROM OPERATIONS. Loss from operations was $565,034 for the year ended December 31, 2006, as compared to $2,092,928 for the year ended December 31, 2005. This loss from operations constituted 602% of gross revenues for the year ended December 31, 2006 compared to 1,278.9% of revenues for the year ended December 31, 2005. The increase in loss from operations resulted primarily from a significant revenue decline in our telecom seminar classroom business because of change in business strategy offset by lower operating expenses.

     INTEREST EXPENSE. Interest expenses decreased by $10,830 or 1.9% to $559,271 for the year ended December 31, 2006 from $570,101 for the year ended December 31, 2005. The interest expense was higher in 2005 as the Company used a line of credit for part of the year 2005.

     NET LOSS FROM CONTINUING OPERATIONS. We incurred a net loss from continuing operations of $1,269,373 during the year ended December 31 2006, as compared to $2,663,029 during the same period in 2005. The loss for the year ended December 31 2006 relates primarily to a revenue loss for the Company. The loss for the year ended December 31 2005 relates primarily to a $402,783 impairment charge related to write down of assets and other marketing and advertising costs.

DISCONTINUED OPERATIONS

     On March 30, 2005, Software Education of America, Inc., filed a petition in bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. The petition was necessitated because SEA was unable to continue to meet its financial obligations. Also, in March 2005, the Company decided to discontinue the operations of Global. SEA and Global are presented in the accompanying financial statements as discontinued operations.

     Statement of operations information for SEA and Global for the years ended December 31, 2006 and 2005 are below:

                                                       2006            2005
                                                  --------------  --------------
      Revenue                                     $           -   $      38,144
      Operating expenses                                      -         495,344
      Interest expense                                        -           1,322
      Other income                                        3,413               -
      Net income (loss)                                   3,413        (458,522)

Balance Sheet information for SEA and Global as of December 31, 2006 is as follows:

                                                         December 31, 2006
                                                       ---------------------
Total assets                                           $                  -

Liabilities:
      Accounts payable                                 $            227,422
      Accrued expenses                                              238,581
      Notes payable                                                 162,666
                                                       ---------------------
Total liabilities                                      $            628,669
                                                       ---------------------

Net liabilities of discontinued operations             $            628,669
                                                       =====================

RESULTS OF OPERATIONS - SIX MONTHS ENDED JUNE 30, 2007 COMPARED TO JUNE 30, 2006

REVENUES

Revenues decreased by $20,112 or 31.36% to $44,013 for the six months ended June 30, 2007 from $64,125 for the six months ended June 30, 2006. The decrease was due a decrease in the sales of our University Appliance ("VU Appliance") hardware and software packages.

OPERATING EXPENSES

Operating expenses consist primarily of educational services expenses, general and administrative expenses, and marketing and advertising expenses. Operating expenses decreased by $15,789 or 5.01% to $299,086 for the six months ended June 30, 2007 from $314,875 for the six months ended June 30, 2006. The decrease is principally due to a decrease in general and administrative expenses. The overall decrease is a result of the change in focus of our business as described above which resulted in significant downsizing.

GENERAL AND ADMINISTRATIVE. General and administrative expenses include corporate payroll related expenses, office occupancy expenses, professional fees and other support related expenses. General and administrative expenses decreased by $15,193 or 4.93% to $292,732 for the six months ended June 30, 2007 from $307,925 for the six months ended June 30, 2006. The decrease was primarily due to our corporate downsizing.

LOSS FROM OPERATIONS. Loss from operations was $255,073 for the six months ended June 30, 2007, as compared to $250,750 for the six months ended June 30, 2006. The increase in loss from operations resulted primarily from the decrease in revenues in 2007.

INTEREST EXPENSE. Interest expenses decreased by $1,776 to $277,769 for the six months ended June 30, 2007 from $279,545 for the six months ended June 30, 2006. There is no significant change in the interest expense.

DISCONTINUED OPERATIONS

On June 30, 2005, Software Education of America, Inc., filed a petition in bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. The petition was necessitated because SEA was unable to continue to meet its financial obligations. Also, in June 2005, the Company divided to discontinue the operations of Global. SEA and Global are presented in the accompanying financial statements as discontinued operations.

Statement of operations information for SEA and Global for the six months ended June 30, 2007 and 2006 are below:

                                                     Six Months Ended June 30,
                                                 -------------------------------
                                                    2007                 2006
                                                 ----------           ----------
            Revenue                              $       --           $       --
            Operating expenses                           --                   --
            Interest expense                             --                   --
            Other income                              1,838                2,739
            Net income                                1,838                2,739

Balance Sheet information for SEA and Global as of June 30, 2007 is as follows:

                                                                   June 30, 2007
                                                                   -------------
           Assets:
                 Cash                                              $          52

           Liabilities:
                 Accounts payable                                  $     227,636
                 Accrued expenses                                        238,581
                 Notes payable                                           162,666
                                                                   -------------
           Total liabilities                                       $     628,883
                                                                   -------------

           Net liabilities of discontinued operations              $     628,831
                                                                   =============


RESULTS OF OPERATIONS - THREE MONTHS ENDED JUNE 30, 2007 COMPARED TO JUNE 30,
2006

REVENUES

Revenues increased by $17,972 or 149.48% to $29,995 for the three months ended June 30, 2007 from $12,023 for the three months ended June 30, 2006. The increase was due an increase in the sales of our University Appliance ("VU Appliance") hardware and software packages.

OPERATING EXPENSES

Operating expenses consist primarily of educational services expenses, general and administrative expenses, and marketing and advertising expenses. Operating expenses increased by 21,307 or 14.24% to $170,888 for the three months ended June 30, 2007 from $149,481 for the three months ended June 30, 2006. The decrease is principally due to a decrease in general and administrative expenses. The overall decrease is a result of the change in focus of our business as described above which resulted in significant downsizing.

GENERAL AND ADMINISTRATIVE. General and administrative expenses include corporate payroll related expenses, office occupancy expenses, professional fees and other support related expenses. General and administrative expenses increased by $21,305 or 14.55% to $167,693 for the three months ended June 30, 2007 from $146,388 for the three months ended June 30, 2006. The decrease was primarily due to our corporate downsizing.

LOSS FROM OPERATIONS. Loss from operations was $140,893 for the three months ended June 30, 2007, as compared to $137,558 for the three months ended June 30, 2006. The decrease in loss from operations resulted primarily from the increase in revenues in 2007.

INTEREST EXPENSE. Interest expenses decreased by $1,202 to $137,831 for the three months ended June 30, 2007 from $139,033 for the three months ended June 30, 2006. There is no significant change in the interest expense.


DISCONTINUED OPERATIONS

On June 30, 2005, Software Education of America, Inc., filed a petition in bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. The petition was necessitated because SEA was unable to continue to meet its financial obligations. Also, in June 2005, the Company divided to discontinue the operations of Global. SEA and Global are presented in the accompanying financial statements as discontinued operations.

Statement of operations information for SEA and Global for the three months ended June 30, 2007 and 2006 are below:

                                                   Three Months Ended June 30,
                                                 -------------------------------
                                                    2007                 2006
                                                 ----------           ----------
            Revenue                              $       --           $       --
            Operating expenses                           --                   --
            Interest expense                             --                   --
            Other income                              2,030                  946
            Net income                                2,030                  946

Balance Sheet information for SEA and Global as of June 30, 2007 is as follows:

                                                                        June 30,
                                                                          2007
                                                                        --------
             Assets:
                   Cash                                                 $     52

             Liabilities:
                   Accounts payable                                     $227,636
                   Accrued expenses                                      238,581
                   Notes payable                                         162,666
                                                                        --------
             Total liabilities                                          $628,883
                                                                        --------

             Net liabilities of discontinued operations                 $628,831
                                                                        ========


SEASONALITY AND OTHER FACTORS AFFECTING QUARTERLY RESULTS

Our revenues normally fluctuate as a result of seasonal variations in our business. We expect quarterly fluctuations in operating results as a result of many factors and operating results for any quarter are not necessarily indicative of the results for any future period.

LIQUIDITY AND CAPITAL RESOURCES

We have financed our cash flow requirements through the issuance of debt and equity securities, advances from officers and cash generated from operations. As of June 30, 2007 we had cash and cash equivalents of $9,868.

Cash flows used in operating activities amounted to $19,189 for the six months ended June 30, 2007 compared to cash flows provided by operating activities amounted to $3,045 for the six months ended June 30, 2006. The increase is due to the decrease in payables and increase in receivables during the three months ended June 30, 2007.

We do not believe that our current cash and cash equivalents, together with cash generated by operations, will be sufficient to meet our anticipated cash requirements though 2007. We will need to raise additional capital through public or private equity offerings or debt financings. If cash generated from operations is insufficient to satisfy our liquidity requirements and we cannot raise needed funds on acceptable terms or at all, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. A material shortage of capital may require us to take drastic steps such as reducing our level of operations, disposing of selected assets or seeking an acquisition partner.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

YONGXIN BUSINESS AND MANAGEMENT DISCUSSION AND ANALYSIS.

Upon closing of this transaction as contemplated herein, a change of control will take place, with the Yongxin stockholders owning approximately seventy percent (70%) of our total issued and outstanding common stock. This seventy percent is calculated based on post reverse split numbers and includes the intended issuance of up to an additional 3,500,000 shares of common stock to settle debt. Yongxin will remain our wholly-owned operating subsidiary. In addition, we will change our name from Digital Learning Management Corporation to "Nutradyne Group, Inc."

Yongxin was established in 1993, for the purpose of engaging in the business of the sale of medicines wholesale, retail and third-party medicine logistics. Yongxin is located in Changchun City, Jilin Provincial with a staff of 358 of which 18 are Licensed Pharmacists and 55% of which have a college education As of fiscal year end December 31, 2005 Yongxin had assets of $10,218,204 and liabilities of $5,550,465. For the nine months ended September 30, 2006, Yongxin had assets of $13,337,855 and liabilities of $7,373,424.

With the business idea of "sustained operation, integrated innovation", Yongxin has built a marketing network covering the whole Jilin province and radiating the northeast region, and the brand image of "sustained innovation" of Yongxin has firmly enjoyed popular support. In 2003, Yongxin passed Jilin Provincial FSDA Quality Certification System, National GSP Certification and won a number of honorary titles for several times such as "unit trusted by government", and the development of Yongxin got strong support from national, provincial and municipal governments.

In 2004, Yongxin Medical established "Jilin procinceYongxin Chain Drugstore Ltd."(Hereinafter referred to Yongxin Drugstore) with an investment of RMB 2,500,000 (equivalent to $303,000) to focus on developing a terminal network market. In July 2005, the company obtained the franchise right in Jilin province from American Medicine Shoppe (Meixin International Medical Chains) and now has developed 4 chains of "Meixino Yongxin". As of October 2006, Yongxin has developed 11 retail chains in the name of Yongxin Drugstore which covers a business area of 8,000 m2, scattered in key business region and large community inside Changchun city.

CRITICAL ACCOUNTING POLICIES

1 Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Our functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars ($).

Foreign Currency Translation
----------------------------

The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company maintains books and records in their functional currency, being the primary currency of the economic environment in which the operations are conducted. In general, the Company translates the assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders' equity

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties
-----------------------

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable
-------------------

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Advances to suppliers
---------------------

The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured.

Property and Equipment
----------------------

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over useful lives of 5 to 10 years. The building is computed using the straight-line method over useful live of 39 years. The cost of assets sold or retired and the related amounts of accumulated depreciation are removed from the accounts in the year of disposal. Any resulting gain or loss is reflected in current operations. Assets held under capital leases are recorded at the lesser of the present value of the future minimum lease payments or the fair value of the leased property. Expenditures for maintenance and repairs are charged to operations as incurred.

Impairment of Long-Lived Assets
-------------------------------

The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2006 and 2005, there were no significant impairments of its long-lived assets used in operations.

Fair Value of Financial Instruments
-----------------------------------

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payable, tax payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates

Revenue Recognition
-------------------

Sale of goods

Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

Income Taxes
------------

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Foreign Currency Transactions and Comprehensive Income
------------------------------------------------------

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan. During the years ended December 31 2006 and 2005 other comprehensive income includes translation gain of $221,898 and $114,106 respectively.

Statement of Cash Flows
-----------------------

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting
-----------------

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure about Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as the Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company's assets are located in People's Republic of China.

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of Changchun Yongxin Dirui Medical Co, Inc. and its 100% wholly-owned subsidiary Yongxin Chain Drugstore Ltd.". All significant inter-company accounts and transactions have been eliminated in consolidation.

Recently Issued Accounting Standards
------------------------------------

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. The management is currently evaluating the effect of this pronouncement on financial statements.

In March 2006 FASB issued SFAS 156 `Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

     1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

     2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

     3. Permits an entity to choose `Amortization method' or Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities:

     4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

     5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

     a.   A brief description of the provisions of this Statement
     b.   The date that adoption is required
     c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In February of 2007 the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities--including an amendment of FASB Statement No. 115." The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The management is currently evaluating the effect of this pronouncement on financial statements.

Current Vulnerability Due to Certain Concentrations
---------------------------------------------------

Two customers purchased 19.95%, and 13.12% of the Company's materials for the year ended December 31, 2006. The accounts receivable balance from these parties amounted to $446,697 at December 31, 2006.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

RESULTS OF OPERATIONS - YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                      YEAR ENDED
                                              --------------------------
                                              DECEMBER 31,  DECEMBER 31,
                                                  2006          2005
                                              -----------   -----------

REVENUES                                      $39,982,388   $37,935,885
COST OF REVENUES                               36,854,304    34,936,260
                                              -----------   -----------
            GROSS PROFIT                        3,128,084     2,999,626
                                              -----------   -----------

OPERATING EXPENSES:
       Selling Expenses                         1,301,260     1,142,676
       General and administrative               1,658,528     1,036,053
                                              -----------   -----------
                TOTAL OPERATING EXPENSES        2,959,788     2,178,729
                                              -----------   -----------
INCOME FROM OPEARTIONS                            168,297       820,896
                                              -----------   -----------
OTHER INCOME (EXPENSES)                         1,604,425       770,626
                                              -----------   -----------
NET INCOME                                    $ 1,772,721   $ 1,591,522

Net Revenues. For the year ended December 31, 2006, our net revenues increased approximately 5.39% from $37,935,885 to $39,982,388 relative to the same period ended December 31, 2005. The sales revenue includes $38.06 million sales revenue from pharmaceutical manufacturing, which increased by $1.27 million or 3% compared to last year. The sales revenue from drug stores was $5.55 million, which decreased by approximately $79 thousand or 1%. The main reasons for the decrease are twofold. Firstly, the road construction around Chongqing branch adversely affected the sales revenue last year. Secondly, there were 5 more new branches opened in 2006, which brought in additional $0.5 million sales revenue, but the total sales revenue for drug stores decreased by 1% compared with last year. The increase in revenues resulted mainly from the remodeling of the stores and due to stronger market.

Cost of Sales. Cost of sales increased from $34,936,260, or approximately 92% of net revenues for the year ended December 31, 2005, to $36,854,304, or approximately 92% of net sales for the year ended December 31, 2006. The cost of revenue remained in the same proportion as the sales.

Gross Profit. Gross profit increased approximately 4.28% from $2,999,626 for the year ended December 31, 2005 to $3,128,084 for the year ended December 31, 2006. This increase in gross profit was primarily due to the increase in the revenues.

Operating Expenses. For the year ended December 31, 2006, overall operating expenses increased approximately 35.85% from $2,178,729 to $2,959,788 relative to the year ended December 31, 2005. This increase was mainly due to the following:

Selling Expenses. Selling expenses increased approximately 13.88% from $1,142,676 for the year ended December 31, 2005 to $1,301,260 for the year ended December 31, 2006. This increase was related to an increase in revenues for the period. The sales expense was $1.7 million which increased by $125 thousand or 11% compared to 2005. The changes in commission policies reduced the wage expenses by $45 thousand or 7%. The sales expense of drug stores increased $0.17 million, mainly due to the increased sales expense from new branches as well as management adjustment for accounting accounts such as sales expense and administrative expense.

General and Administrative Expenses. General and administrative expenses were $1,036,053 for the year ended December 31, 2005, as compared to $1,658,528 for the year ended December 31, 2006, an increase of 60.08%. This increase is the result of hiring more people to render better customer service and also due to an increase in the rent expense. The administrative expense in 2006 was $1.64 million, which increased $0.51 million or 56%. This included administrative expense for pharmaceutical manufactories $1.43 million, which increased $0.76 million or 112% compared to last year. The auditing fee was included in the administrative expense. The administrative expense for drug stores was $0.2 million, which decreased by $0.17 million. The management adjustment for accounting accounts such as sales expense and administrative expense.

Other income. Other income in 2006 was $1,662,249 which increased by 833,799 or 108%. Other income from pharmaceutical business increased by about 53% due to the increase in the expansion of product variety which in turn increased the profits returned from supplies. Other income from drug stores increased by 180% due to increased profits returned from supplies.

Net Income/(Loss). Net income increased approximately 11.39% from a net income of $1,591,522 for the year ended December 31, 2005 to a net income of $1,772,721 for the year ended December 31, 2006.

LIQUIDITY AND CAPITAL RESOURCES

We have financed our cash flow requirements through the issuance of debt and equity securities, advances from officers and cash generated from operations. As of December 31, 2006 we had cash and cash equivalents of $1,248,404.

Cash flows used in operating activities amounted to $398,513 for the year ended December 31, 2006 compared to $30,240 for the year ended December 31, 2005.

Cash flows used in investing activities amounted to $255,894 for the year ended December 31, 2006 compared to $518,794 for the year ended December 31, 2005 The significant decrease is because of substantial reduction in the purchases of equipment in the year 2006.

Cash flows provided by financing activities for the year ended December 31, 2006 was $393,248 compared to cash flows provided by financing activities of $555,117 for the year ended December 31, 2005. The decrease was due primarily because in 2005, the shareholders contributed significant capital in 2005, whereas, no capital was contributed in 2006. Third party loans were raised in 2006.

We believe that our current cash and cash equivalents will be sufficient to meet our anticipated cash requirements though 2007.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our consolidated financial statements appearing at Exhibit 99.1, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

2 Unaudited Interim Financial Information

The consolidated interim financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring nature, which, in the opinion of management, are necessary for fair presentation of the information contained herein. It is suggested that these consolidated financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2006. Results of operations for the interim periods are not indicative of annual results.

Principles of Consolidation
---------------------------
The accompanying consolidated financial statements include the accounts of Changchun Yongxin Dirui Medical Co, Inc. and its 100% wholly-owned subsidiary Yongxin Chain Drugstore Ltd. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties
-----------------------
The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Revenue Recognition
-------------------
Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

Local PRC income tax
--------------------
The Company is subject to People's Republic of China ("PRC") Enterprise Income Tax at a rate of 33% on the net income.

Foreign Currency Transactions and Comprehensive Income
------------------------------------------------------
Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan. During the period ended March 31 2007 and 2006, the consolidated statements of income includes foreign exchange translation gain of $85,545 and $55,980 respectively.

Recently Issued Accounting Standards
------------------------------------

In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

d.   A brief description of the provisions of this Statement

e.   The date that adoption is required

f. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

     The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

     In February of 2007 the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities--including an amendment of FASB Statement No. 115." The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The management is currently evaluating the effect of this pronouncement on financial statements.

In March 2007, the Emerging Issues Task Force ("EITF") reached a consensus on issue number 06-10, "Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements," ("EITF 06-10"). EITF 06-10 provides guidance to help companies determine whether a liability for the postretirement benefit associated with a collateral assignment split-dollar life insurance arrangement should be recorded in accordance with either SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (if, in substance, a postretirement benefit plan exists), or Accounting Principles Board Opinion No. 12 (if the arrangement is, in substance, an individual deferred compensation contract). EITF 06-10 also provides guidance on how a company should recognize and measure the asset in a collateral assignment split-dollar life insurance contract. EITF 06-10 is effective for fiscal years beginning after December 15, 2007 (Novell's fiscal 2008), though early adoption is permitted. The management is currently evaluating the effect of this pronouncement on financial statements.


Current Vulnerability Due to Certain Concentrations
---------------------------------------------------

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Comparison of Three Month Period Ended March 31, 2007 and March 31, 2006.

     The following table sets forth the results of our operations for the periods indicated:

                                           For the Three Month Periods Ended
                                                      March 31,
                                           --------------------------------
                                                2007                2006
                                           -------------        -----------
                                            (Unaudited)         (Unaudited)

NET REVENUES                                 $10,076,930         $7,060,072

COST OF SALES                                  8,497,963          6,525,163

GROSS PROFIT                                   1,578,967            534,909

OPERATING EXPENSES:
     Selling expenses                            389,088            268,090
     General and administrative                  330,873             79,432
        Total Operating Expenses                 719,961            347,522

INCOME FROM OPERATIONS                           859,006            187,387

OTHER INCOME (EXPENSE):
     Other income                                142,170            313,332
     Other expense                              (20,184)           (16,022)
     Interest income (expense)                  (30,559)                612
        Total Other Income (Expense)              91,427            297,922

INCOME BEFORE INCOME TAX                         950,433            485,310

PROVISION FOR INCOME TAX                         321,616                  -

NET INCOME                                       628,817            485,310

OTHER COMPREHENSIVE ITEM:

    Foreign currency translation gain             85,545             55,980

NET COMPREHENSIVE INCOME                   $     714,362        $   541,290

Comparison of Three Month Period Ended March 31, 2007 and March 31, 2006.

     Net Revenues. For the three months ended March 31, 2007, our net revenues increased approximately 42.73% from $7,060,072 to $10,076,930 relative to the same period ended March 31, 2006. The increase in revenues resulted mainly from the remodeling of the stores and due to stronger market.

     Cost of Sales. Cost of sales decreased from $6,525,863, or approximately 92% of net revenues for the three months ended March 31, 2006, to $8,497,863, or approximately 84% of net sales for the year ended March 31, 2007. The approximately 8% decrease was primarily due to the economies of scale due to higher purchases with the increase in revenue.

     Gross Profit. Gross profit increased approximately 195% from $534,909 for the three months ended March 31, 2006 to $1,578,967 for the three months ended March 31, 2007. This increase in gross profit was primarily due to the increase in the revenues and the reduction in the cost of sales during the period.

     Operating Expenses. For the three months ended March 31, 2007, overall operating expenses increased approximately 107% from $347,522 to $719,961 relative to the three months ended March 31, 2006. This increase was mainly due to the following:

     Selling Expenses. Selling expenses increased approximately 45% from $268,090 for the three months ended March 31, 2006 to $389,088 for the same period in 2007. This increase was related to an increase in revenues for the period.

     General and Administrative Expenses. General and administrative expenses were $79,432 for the three months ended March 31, 2006, as compared to $330,873 for the three months ended March 31, 2007, an increase of 317%. This increase is the result of hiring more people to render better customer service and also due to an increase in the rent expense.

     Net Income/(Loss). Net income increased approximately 30% from a net income of 485,310 for the three months ended March 31, 2006 to a net income of $628,817 for the three months ended March 31, 2007.


Liquidity and Capital Resources

At March 31, 2007, we had cash on hand of $ 2,011,303.

At March 31, 2007, we had loans payable to various unrelated parties amounting to $ 905,072.

The Company believes that the existing cash and cash equivalents, and cash generated from operating activities will be sufficient to meet the needs of its current operations, including anticipated capital expenditures and scheduled debt repayments, for the next twelve months and on a long term basis. The Company may also seek additional financing to meet the needs of its long-term strategic plan.

The Company will continue its growth from internal resources by modifying/making it look attractive to get most customer. We will have at least 10% internal growth from our current resources.

We are planning to raise capital to do acquisition and increase our revenue by 25%.

Cash Flows

Three Months Ended March 31, 2007and 2006

     Net cash flow provided by operating activities was $242,731 for the three months ended March 31, 2007 and $868,926 for the three months ended March 31, 2006. For the three months ended March 31, 2007, decrease in cash flows provided by operating activities was attributable to an increase in accounts receivables of $2,128,841 and increase in inventory of $507,953 offset by our net income of $628,817 and the non-payment of accounts payable of $1,331,619 and tax payable of $361,482. For the three months ended March 31, 2006, cash flows provided by operating activities was attributable to our net income of $485,310, decrease in inventory of $552,270, increase in accounts payable of 482,953, increase in other payable of $351,261,increase in accrued expenses of 144,578 offset by an increase in accounts receivables of $140,251, an increase in other receivable of $425,413, an increase in advances to suppliers of $205,318, and the repayment of tax payable of $199,040 and customer deposits of $216,403.

     The Company did not incur any cash outflows in investing activities during the three months ended March 31, 2007, as compared to $445,519 used in investing activities for the same period in 2006 for the purchase of property & equipment.

     We raised a loan of $903,189 from bank during the three months ended March 31, 2007 and repaid loan payable to a third party of $361,276 advances from certain related parties. For the same period in 2006, we raised $94,357 from related party advances.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

     We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

     The following tables summarize our contractual obligations as of March 31, 2007, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

-----------------------------------------------------------------------------------------
                        Annual Lease
                       Payment (in US                                      Years to be
         Branch           Dollars)                  Lease Term                 used
-----------------------------------------------------------------------------------------
  1      Office             51,116          From 2005-7-1 To 2020-6-30       5 years
  2      Nanhuan            13,584         From 2006-1-1 to 2006-12-31        1 year
  3      Nanhuan            13,584         From 2007-1-1 To 2007-12-31        1 year
  4      Hongqi             45,102         From 2006-8-16 to 2008-8-17       2 years
  5    Shuangyang            8,770       From 2006-4-21 to 2009-4-22         3 years
  6      Jiutai              8,770          From 2006-4-30 to 2011-5-1       5 years
  7     Lingdong             6,890          From 2006-6-1 to 2009-5-31       3 years
  8      Jianshe            26,310         From 2006-7-13 to 2007-8-13        1 year
  9     Chuongqin           68,906          From 2006-9-1 to 2011-8-30       5 years
 10     Dongling             9,404        From 2006-12-23 to 2007-12-22       1 year
 11      Guilin             82,687          From 2004-7-1 to 2009-6-30       5 years

     Other indebtedness includes long-time loans, short-time loans, and loans borrowed from individuals.

     Operating lease amounts include leases for payable taxes, employees' profits and construction cost.

     Purchase obligations consist of payable materials.

     We currently have no material commitments for capital expenditures. Other than working capital and loans, we presently have no other alternative source of working capital. We may need to raise additional working capital to complete the projects. We may seek to raise additional capital through the sale of equity securities. No assurances can be given that we will be successful in obtaining additional capital, or that such capital will be available in terms acceptable to our company. At this time, we have no commitments or plans to obtain additional capital.

Research and Development
------------------------

     We currently do not engage in research and development.

Expected sale of a Plant or Significant Equipment or Assets
-----------------------------------------------------------

     None.

Expected Change in Number of Employees
--------------------------------------

     None.

Off-balance Sheet Arrangements
------------------------------

     We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder's equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing or hedging services with us.


Related Party Transactions

     There are no related party transactions.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     We know of no person who owns, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of Common Stock, except as set forth in the table below. The following table sets forth, as of August 14, 2007, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of our directors, the Named Executive Officer and principal shareholders and by our current directors and executive officers as a group. The shares "beneficially owned" are determined under applicable Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, principal shareholder or executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of August 14, 2007. Each person in the table, except as noted has sole voting and investment powers over the shares beneficially owned. There are no preferred shares currently outstanding.

                                                                   PERCENTAGE OF
                             SHARES OF COMMON      PERCENTAGE OF   COMMON STOCK
                            STOCK BENEFICIALLY      OUTSTANDING     OWNED POST
       NAME                       OWNED           COMMON STOCK(2)    CLOSING(4)
       ----                       -----           ---------------    ----------

Umesh Patel                     18,777,808 (1)         28.51%          5.23%

Craig Nagasugi                   1,650,000              2.51%           ..46%

Al Jinnah                        3,306,117              5.02%           ..92%

Gregory Frazer                      50,000              0.07%           ..01%

All directors and executive     23,783,925             36.11%
officers as a group
(4 individuals)


Faisel H. Khan                   4,845,000              7.36%          1.35%

Brad Stewart(3)                  7,620,000             11.57%          2.12%

Total                           36,248,925             55.04%

(1) includes options to purchase 42,750 shares of common stock, all of which are held by the Patel Family Trust.

(2)  based on 65,862,072 total shares outstanding

(3) Shares are owned individually and by Linear Group, Inc., Linear Group, LLC and TMD Consulting, Inc. business entities for which Mr. Stewart has beneficial ownership

(4) Based on the reverse split of 11.97492 to 1 and subsequent issuance of 21,000,000 shares to the Yongxin shareholder for 30,000,001 total shares outstanding. Does not include an additional 3,500,000 shares which have been reserved to settle debt, as the Company does not have any definitive agreements for the settlement of such debts or issuance of such shares.

     Immediately following the closing of the Agreement, the Yongxin Shareholders will beneficially own 21,000,000 million shares of the outstanding common stock and 5 million shares of the preferred stock. The table below reflects the ownership of the 21,000,000 shares of common stock and 5,000,000 shares of preferred stock to be received by the Yongxin shareholders in the Share Exchange as well as ownership directly or indirectly, by each of our directors, the Named Executive Officer and principal shareholders and by our Directors and officers as a group following the Closing of the Share Exchange transaction.

                                                                   % OF OUTSTANDING
                                                                    COMMON STOCK -
                                                                       BASED ON       NUMBER OF SHARES
                                             NUMBER OF SHARES OF  30,000,001 SHARES     OF PREFERRED
                       NAME                     COMMON STOCK         OUTSTANDING          STOCK
==========================================  ====================  =================  =================

Yongxin Liu(1)                                     600,000              2.00%            3,000,000

Samuel Liu(10)                                           0

Yongkui Liu(2)                                   5,400,000             18.00%            2,000,000

Yongmei Wang(3)                                  1,200,000              4.00%                    0

Umesh Patel                                      1,568,095              5.23%                    0

Officers and Directors as a Group                8,768,095             29.23%            5,000,000(4)

Accord Success Ltd., BVI(5)                      5,400,000             18.00%

Full Spring Group Ltd. BVI(6)                    1,800,000              6.00%
------------------------------------------  --------------------  -----------------  -----------------
Grand Opus Co. Ltd., BVI(7)                      2,400,000              8.00%
------------------------------------------  --------------------  -----------------  -----------------
Master Power Holdings Coup Ltd. BVI(8)           4,200,000             14.00%
==========================================  ====================  =================  =================
Total                                           22,568,095(9)

(1)  Owned through Misala Holdings, Inc. BVI C24-402 Mingzhu, Changchun, China
(2) Owned through Boom Day Investments, Ltd. BVI, C24-402 Mingzhu, Changchun, China
(3) Owned through Perfect Sum Investments Ltd. BVI, 5-608 Siping Rd, Changchun, China
(4)  Represents 100% of the outstanding Preferred Stock
(5)  Owned by Tao Wang, 1-11B City Oasis, Futian, Shezhen, China
(6)  Owned by Dawei Sun, 2152 Nan Huancheng Rdm, Changchun, Jilin China
(7)  Owned by Huang Hai, 10D-A Caifu, Shenzhen, China
(8)  Owned by Yong Liu, 15-g Mingyue Garden, Shenzhen, China
(9) Reflects the 21,000,000 distributed in the Share Exchange transaction plus the post Closing shares owned by Umesh Patel.
(10) Mr. Liu's address is 22128 Steeplechase Lane, Diamond Bar, CA 91765

  PAST CONTRACTS, TRNSACTIONS OR NEGOTIATIONS AND BACKGROUND OF THE AGREEMENT.

     Except with respect to the original and Amended Share Exchange Agreement between us, Yongxin and its stockholders, during the past two years there have been no agreements, negotiations, consolidations, acquisitions, tender offers or any material agreements of any kind or nature which were entered into between the above parties.

     We began negotiations for the Share Exchange Agreement with Yongxin in November 2006 following an introduction between our companies by our independent auditor, Hamid Kabani. Mr. Umesh Patel from our Company entered into discussion with and negotiated with Sam Liu and Yongxin Liu from Yongxin. Following a few discussions both companies agreed to pursue a merger or acquisition transaction using stock, as opposed to cash, as the consideration for the transaction. We then enlisted the services of an attorney to advise and assist with the legal form of the transaction, which resulted in a draft of the Share Exchange Agreement being circulated.

     Yongxin indicated that it would only consummate a transaction which would result in the Yongxin shareholders owning eighty five percent (85%) of the issued and outstanding common stock of Digital Learning. Moreover, Yongxin required that as a precondition to Closing, the outstanding notes in the principal amount of $3,000,000 and accrued interest would be satisfied. We were amenable to this based upon a belief that Yongxin would achieve net profits of $3,000,000 or greater for fiscal year end December 2006. We determined that a reverse split followed by an issuance would be the more beneficial to our shareholders than increasing the authorized common stock to accomplish our goals and Yongxin agreed. Accordingly, a Share Exchange Agreement was drafted and executed by the parties on December 28, 2006 whereby the Company would complete an approximate 12:1 reverse split and issue the Yongxin shareholders 51,000,000 shares of common stock. Based on this Share Exchange Agreement, we filed a 14C information statement on January 4, 2007.

     Subsequently, we determined that a 14A Proxy Consent Solicitation would need to be filed. During the process of preparing this consent solicitation, the audited financial statements for Yongxin's fiscal year end December 31, 2006 were completed revealing a net income of less than $3,000,000. Accordingly we entered into discussions with Yongxin to issue less than the 51,000,000 shares representing 85% of the Company's total equity. As a result of these discussions, we both agreed to create a class of preferred stock with conversion features based on revenue goals. Soon thereafter the Amended Share Exchange Agreement described herein was executed.

SHARE EXCHANGE AGREEMENT

     Upon the terms and subject to the conditions of the Amended Share Exchange Agreement dated June 15, 2007, we will issue 21 million shares of common stock and 5 million shares of Series A Convertible Preferred Stock in exchange for all of the issued and outstanding shares of Yongxin on the closing date.

     The Series A Convertible Preferred Stock is convertible over a 3 year period, into up to 30 million shares of common stock. In particular, the holder of any share of shares of Series A Convertible Preferred Stock shall have the right, at its option, (i) at any time hereafter (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) to convert, any such shares of Series A Convertible Preferred Stock into such number of fully paid and nonassessable shares of Common Stock on a six (6) for one (1) basis. No more than 1,666,666 shares of the Series A Convertible Preferred Stock may be converted in each of the three periods following issuance. The conversion formula is conditioned on the Corporation earning no less than 3 million dollars of net income in the fiscal year endrd March 31, 2008; $4 million dollars of net income in the fiscal year ended March 31, 2009 and $5 million dollars of net income in the fiscal year ended March 31, 2010. In the event that in any of the three fiscal years, the Corporation earns less than required net income amounts for conversion, then the conversion right shall be proportionately reduced by the amount of the shortfall below the required net income amount, with the "catch-up" right to convert additional shares to the extent that the net income exceeds 3 million, 4 million and 5 million dollars respectively in each of the three consecutive years. In no event shall this conversion right allow for the conversion of the Series A Preferred Stock into more than 6 common shares for each share of Series A Preferred Stock over the course of the aforementioned three calendar years. The net income requirements shall be based upon an audit of the revenues for each fiscal year. All conversions shall be made within 30 days of the completion of such audit.

     Each share of Series A Convertible Preferred Stock entitles the holder to six (6) votes on all matters to be voted on by the stockholders.

     The Series A Convertible Preferred Stock does not earn any dividends during the conversion period. Following the conversion period, each share of Series A Convertible Preferred Stock that has not been converted, earns a dividend of $.10 per share per year.

     In anticipation of the proposed transaction, our Board of Directors approved the designation of the Series A Convertible Preferred Stock on May 25, 2007 and filed such designation with the State of Delaware on June 19, 2007.

     Upon closing of this transaction as contemplated herein, a change of control will take place, with the Yongxin stockholders owning approximately seventy percent (70%) of our total issued and outstanding common stock. This seventy percent is calculated based on post reverse split numbers and includes the intended issuance of up to an additional 3,500,000 shares of common stock to settle debt. Yongxin will remain our wholly-owned operating subsidiary. In addition, we will change our name from Digital Learning Management Corporation to "Nutradyne Group, Inc."

     As a result of the numerous preconditions to Closing, a Closing date has not been set, although, it is anticipated that such closing will take place as soon as practicable following the satisfaction of the preconditions.

CLOSING OF THE AGREEMENT

     If the Agreement, the reverse stock split and the name change are approved by our shareholders, and if the conditions precedent are satisfied or waived, the Closing of the Agreement shall take place as soon as practicable thereafter at the offices of Legal & Compliance, LLC. As a result of the numerous preconditions to Closing, a Closing date has not been set, although, it is anticipated that such closing will take place in as soon as practicable thereafter.

CONDITIONS PRECEDENT TO THE AGREEMENT.


     The closing of the transaction is subject to the following preconditions:

     (a) each of the representations and warranties of the Parties shall be true and correct at the time of the closing date except for changes permitted or contemplated by the Agreement,

     (b) the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or satisfied prior to the time of the Closing,


     (c) we will have effectuated an approximate 12 for 1 reverse split of the our Common Stock prior to the time of closing,

     (d) we shall have settled, paid or otherwise resolved the Convertible Notes payable in the principal amount of $3,000,000 plus accrued interest in the approximate total amount of $1,202,217 as of March 31, 2007, and

     (e) No litigation shall have been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement, or which had or could have a material adverse effect on our business operations.

     In addition, in receipt upon correspondence from Zi Lin Zhongyan Law Office, which correspondence was provided to the Company by Yongxin, the parties have executed a waiver as to the following precondition:

     (a) Yongxin shall have received, and delivered documentation of, the approvals required, if any, from the Ministry of Commerce of the People's Republic of China, the China Securities Regulatory Commission, the State Administration of Foreign Exchange, or any other Chinese governmental agency regulating the ownership of business operations in China by non-Chinese nationals and/or the ownership of offshore companies doing business in China by Chinese nationals,

REPRESENTATIONS AND WARRANTIES IN THE AGREEMENT

     The parties represent and warrant a number of conditions within the Agreement, including the following:

     - all of the parties have the requisite authority to execute the Agreement,
     - no parties have any legal conflicts, and
     - the parties will go about their business in an ordinary fashion until the closing of the Agreement.

INTEREST OF EXECUTIVE OFFICERS AND DIRECTORS IN THE AGREEMENT

     Our executive officers and directors own shares of the Company but will receive no additional shares on the close of the transactions and therefore have similar interests to fellow stockholders.

CHANGE OF CONTROL

     Assuming the preconditions are satisfied and the transaction closes as contemplated, Yongxin will become our wholly-owned operating subsidiary.


     Upon closing of this transaction as contemplated herein, a change of control will take place, with the Yongxin stockholders owning approximately seventy percent (70%) of our total issued and outstanding common stock. This seventy percent is calculated based on post reverse split numbers and including the intended issuance of up to an additional 3,500,000 shares of common stock to settle debt. Yongxin will remain our wholly-owned operating subsidiary. In addition, we will change our name from Digital Learning Management Corporation to "Nutradyne Group, Inc."


     In addition, the Company will change its name from Digital Learning Management Corporation to "Nutradyne Group, Inc." and it is contemplated that all of the current board of directors will tender their resignations. Yongxin will appoint nominees to serve as directors after the closing of the exchange. Each director serves until the end of the one-year term to which he or she is elected and until his or her successor has been elected, or until his or her earlier resignation or removal.


     Following the closing of the Agreement, there will be at least 26,500,001 shares of common stock issued and outstanding and up to 30,000,001 if the Company issues up to an additional 3,500,000 shares to settle debt. Moreover, the Yongxin shareholders will have, subject to meeting the prescribed revenue goals, the right to convert the Series A Convertible Preferred Stock into up to an additional 30,000,000 shares of common stock. Immediately following the closing of the Agreement, the Yongxin Shareholders will beneficially own 21,000,000 million shares of the outstanding common stock and 5 million shares of the preferred stock. For a more detailed explanation of the post closing ownership schedule please see "Security Ownership of Certain Beneficial Owners and Management" on page ___ hereof

---------------------------------------------------- ----------------------- ------------------- --------------------
                                                                              % OF OUTSTANDING
                                                                               COMMON STOCK -
                                                                                  BASED ON        NUMBER OF SHARES
                                                      NUMBER OF SHARES OF    30,000,001 SHARES      OF PREFERRED
                       NAME                             COMMON STOCK            OUTSTANDING           STOCK
==================================================== ======================= =================== ====================
1. Misala Holdings Inc. BVI                                600,000.00              2.00%            3,000,000.00
---------------------------------------------------- ----------------------- ------------------- --------------------
2. Boom Day Investments Ltd. BVI                          5,400,000.00             18.00%           2,000,000.00
---------------------------------------------------- ----------------------- ------------------- --------------------
3. Accord Success Ltd., BVI                               5,400,000.00             18.00%
---------------------------------------------------- ----------------------- ------------------- --------------------
4. Perfect Sum Investment Ltd. BVI                        1,200,000.00             4.00%
---------------------------------------------------- ----------------------- ------------------- --------------------
5. Full Spring Group Ltd. BVI                             1,800,000.00             6.00%
---------------------------------------------------- ----------------------- ------------------- --------------------
6. Grand Opus Co. Ltd., BVI                               2,400,000.00             8.00%
---------------------------------------------------- ----------------------- ------------------- --------------------
7. Master Power Holdings Coup Ltd. BVI                    4,200,000.00             14.00%
==================================================== ======================= =================== ====================
                       TOTAL                             21,000,000.00             70.00%           5,000,000.00
---------------------------------------------------- ----------------------- ------------------- --------------------

     NEW MANAGEMENT.


     The number of members of our Board of Directors is currently five each of which shall tender their resignation. Under the Exchange Agreement, Yongxin will appoint nominees to serve as directors and officers after the closing of the exchange. Each director serves until the end of the one-year term to which he or she is elected and until his or her successor has been elected, or until his or her earlier resignation or removal. None of our directors, executive officers or beneficial owners of more than 5% of our outstanding common stock is a party to a proceeding adverse to us or has a material interest adverse to us.

     Our current directors and executive officers are as follows:

    Name           Positions                                                Age
    ----           ---------                                                ---
Umesh I Patel      Chairman, President and Chief Financial Officer
                     and director                                            50
Craig Nagasugi     Chief Executive Officer                                   49
Al Jinnah,         General Counsel and Secretary                             67
Gregory Frazer     Director                                                  53
Khalid Sheikh      Director                                                  67

     Mr. Patel has over 15 years experience in business development and sales. >From 1990 to 2001, Mr. Patel served as the President of Tech Med Billing Services, where he was responsible for managing and projecting financials for the company. In 2001, Mr. Patel co-founded School of I.T. Mr. Patel served as its Vice President and was responsible for marketing.

     Mr. Nagasugi has been President, Chief Executive Officer and Chairman of the Board of Precision Direct, Inc. of Irvine, California since 1994.

     Mr. Jinnah has been a practicing attorney for over 35 years. He has wide experience in business law and civil litigation, having served as in-house counsel in various industries. He has operated his own private practice for the past 5 years.

     From 1996 to 2001, Dr. Frazer was Vice-President of Business Development and on the Board of Directors of Sonus-USA, Inc., a publicly traded corporation. >From 2001 to 2003, Dr. Frazer was a professor at Arizona School for Health Sciences in the Au.D. Program. In 2003 , Dr. Frazer entered private practice and is now the Director of Audiology at Pecific Eye & Ear Specialists, Inc. in Brentwood, California.

     Dr. Sheik has a Doctorate degree in Physiology from the University of London. His entire career has been devoted to the hospital environment. Since 1985, he has been a consultant in the Radiation Oncology department at Long Beach Memorial Medical center. In his career Dr. Sheik has served on numerous Boards in the medical field. At present, he serves on the Board of Endocurietherapy research Foundation, Long Beach, California.

     None of our directors were selected pursuant to any arrangement or understanding other than with our directors and executive officers acting within their capacities as such. There are no family relationships between any of our directors.


     Yonxin has nominated the following individuals to serve as directors and officers, as applicable:

     o    Yongxin Liu - Chairman of the Board, Chief Executive Officer.
     o    Samuel Liu - Director, President, Chief Operating Officer.
     o    Yongkui Liu - Director, Vice President, Chief Financial Officer.
     o    Yongmei Wang - Director, Vice President, Treasurer.
     o    Umesh Patel - Vice President


     Each of these individuals has consented to serve as a director and officer, as the case may be, if the exchange is completed.

     The background and experience of the nominees for directors and officers are as follows. None of the nominees are directors of any Company subject to the reporting requirements of the Securities Exchange Act. None of the nominees are parties to or have been parties in the last five years to a legal proceeding which require disclosure herein.

     Yongxin Liu (age 39). Yongxin Liu is a seasoned and well respected Chinese business executive. Mr. Liu has been with Yongxin since 1994. In 1994, after he graduate from Northeast NormalUninventive, Mr. Liu worked as a General Manager of Yongxin medicine group. After 2001 Mr. Liu serves as Chairman & CEO of Yongxin. He studied in Beijing University in 2003-2004. Yongxin Liu is not related to either Samuel Liu or Yongkui Liu.

     Samuel Liu (age 45). Samuel Liu is a senior manager in a large trading company (annual revenues over 300 million dollars) in America from 1986 - 1993. >From 1994 - 2002 he was the president of a nutri-ceuticals manufacturer (annual revenues over 80 million dollars). Mr. Liu is active in founding, organizing and managing a number of foreign investment projects to China, and he counsels China companies in doing business in the US, and in mergers with public companies in America. Mr. Liu has a Master of Arts degree from Beijing University, 1985. Samuel Liu is not related to either Yongxin Liu or Yongkui Liu.

     Yongkui Liu (age 37). Mr. Liu has been with Yonxin since 1993. Yongkui Liu started work as worked as a Deputy General Manager of Yongxin medicine group since 1993. In 2001, he became President & COO of Yongxin. He was co-founder of Yongxin. He studied in Beijing Renmin University in 2004-2006.

     Yongmei Wang (age 33). Mr. Wang has been with Yongxin since 1998. Yongmei Wang started work as Business Manager of Yongxin since 1998.


     Umesh Patel (age 50). Mr. Patel has over 15 years experience in business development and sales. From 1990 to 2001, Mr. Patel served as the President of Tech Med Billing Services, where he was responsible for managing and projecting financials for the company. In 2001, Mr. Patel co-founded the School of I.T Mr. Patel served as its Vice President and was responsible for marketing. Mr. Patel currently is President of Digital Learning Management Corporation.


None of the nominee directors have previously received compensation from us.

Mr. Patel's compensation is as follows:

                                                Annual Compensation

                                                                        Options/
Name and Principal Position             Year         Salary    Bonus      Sars
---------------------------             ----         ------    -----      ----
Umesh  Patel, Chairman,                 2006  (1)  $240,000     $--         --
President and                           2005  (1)    240,00      --         --
Chief Financial Officer                 2004        120,000      --         --

(1) amounts were accrued but not paid

THE BOARD OF DIRECTORS AND COMMITTEES

     Our Board does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by the Board as a whole. We are not required to maintain such committees under the applicable rules of the Over-the-Counter Bulletin Board. None of our independent directors qualify as an "audit committee financial expert."

CODE OF ETHICS

     We adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish us with copies of all
Section 16(a) forms they file.

     To our knowledge, based solely on our review of the copies of such forms received by it, or written representations from the Reporting Persons, all of our insiders complied with all filing requirements during fiscal year end 2006.

     None of the Yongxin appointees are currently subject to Section 16(a) reporting requirements with respect to our Company.

CONSIDERATION OFFERED TO OUR STOCKHOLDERS

     There is no consideration being offered to our stockholders.

     REASONS FOR THE AGREEMENT; BOARD RECOMMENDATION.

     Our Board of Directors does not believe that our current business operations can be sustained or expanded unless we grow revenues and/or limit our expenses. We believe that greater opportunities exist if we identify new or supplemental business opportunities which will likely become the major source of revenues for the Company. We believe that the transaction with Yongxin represents such an opportunity. Moreover, we believed initially, and continue to believe, that Yongxin will create an opportunity for us to market and expand our e-Learning systems in China.

     Following the acquisition we will continue to operate both the business of Yongxin and the current business of Digital Learning for a period of time. The two businesses shall operate in separate subsidiaries, as following the acquisition Yongxin shall become a wholly owned subsidiary of the Company.

     In the short term we will continue to focus on our online e-Learning systems and related services strategy, with sales and services focused around our VU Appliance product, training and education. In particular, we have begun and will continue to market our online training programs in China and believe that the transaction with Yongxin will be extremely beneficial in this regard. Following a sufficient level of growth of the e-Learning business, it is the Company's intention to divest itself of that business. We have not determined for how long a period of time we will maintain the current e-Learning business. In addition, we have not yet determined how we shall divest ourselves of the e-Learning business, which could be through a sale or spin-off transaction.

VOTE REQUIRED FOR APPROVAL OF THE AGREEMENT

     Approval of Proposal 3 requires the affirmative vote of a majority of the outstanding common stock of the Company. Our executive officers and directors hold 23,876,675 shares of common stock, or approximately 32.88% of our issued and outstanding shares, and plan to vote "for" Proposal 3.

MATERIAL DIFFERENCES IN THE RIGHTS OF SECURITY HOLDERS AS A RESULT OF THE AGREEMENT

     There will be no material differences in the rights of security holders as a result of the acquisition.

ACCOUNTING TREATMENT OF THE AGREEMENT

     The acquisition will be accounted for as a recapitalization of the Company, in accordance with U.S. generally accepted accounting principles.

FEDERAL INCOME TAX CONSEQUENCES OF THE AGREEMENT

     Our stockholders will not recognize a gain or loss as a result of the acquisition. Neither the Company nor Yongxin will recognize any gain or loss as a result of the acquisition, which will be deemed by the parties to be tax free.

REGULATORY APPROVALS

     No material federal or state regulatory requirements must be complied with or approvals obtained in connection with this transaction.

REPORTS, OPINIONS, APPRAISALS

     Our board of directors has received no reports, opinions, or appraisals with regard to the transaction.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our accounting firm is Kabani & Company. We do not expect a change in accounting firms as a result of the acquisition.

The following table sets forth fees billed to us by our independent registered accounting firm, Kabani & Company during the fiscal years ended December 31, 2006 and 2005 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, and
(iii) services rendered in connection with tax compliance, tax advice and tax planning. We did not engage our auditors for any other services during 2006 and 2005.

                                December 31, 2006         December 31, 2005
                                -----------------         -----------------

Audit Fees                      $          30,000         $          90,830
Audit Related Fees              $               -         $               -
Tax Fees                        $               -         $               -
All Other Fees                  $               -         $               -

FINANCIAL DATA

     Attached hereto are the audited financial statements for Yongxin for the years ended December 31, 2005 and 2006 and the unaudited financial statements for the quarter ended March 31, 2007. Also attached hereto are the audited financial statement for Digital Learning for the years ended December 31, 2005 and 2006 and the unaudited financial statements for the quarter ended March 31, 2007. Finally, attached hereto is certain pro forma financial information.



               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
            CONSENT TO THE EXECUTION OF THE SHARE EXCHANGE AGREEMENT.

                    CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD
                                  & SUBSIDIARY
                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2006
                                TABLE OF CONTENTS





Report of Independent Registered Public Accounting Firm                      F-2

Consolidated Balance Sheet                                                   F-3

Consolidated Statements of Income                                            F-4

Consolidated Statements of Cash Flows                                        F-5

Consolidated Statements of Stockholders' Equity                              F-6

Notes to Consolidated Financial Statements                            F-7 - F-14

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

The Board of Directors and Stockholders
Changchun Yongxin Dirui Medical Co., Ltd & Subsidiaries

We have audited the accompanying balance sheet of Changchun Yongxin Dirui Medical Co., Ltd & Subsidiary (the "Company") as of December 31, 2006, and the related statements of income, stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 an 2005, in conformity with US generally accepted accounting principles.

/S/ KABANI & COMPANY, INC.
--------------------------

Los Angeles, California
March 23, 2007

            CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2006

                                     ASSETS

CURRENT ASSETS:
          Cash and cash equivalents                                  $ 1,248,404
          Accounts receivable, net                                     2,668,505
          Other receivable, net                                          222,230
          Advances to employees                                           28,495
          Advances to suppliers                                        2,046,404
          Prepaid expenses                                               206,224
          Inventory                                                    3,405,048
                                                                     -----------
                  TOTAL CURRENT ASSETS                                 9,825,309

PROPERTY, PLANT & EQUIPMENT, NET                                       1,173,518
                                                                     -----------
                 TOTAL ASSETS                                        $10,998,827
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
          Accounts payable                                           $ 2,221,020
          Other payable                                                  133,599
          Loan payable                                                   358,176
          Loan from related party                                         36,418
          Accrued expenses                                               397,586
          Advances from customers                                         21,337
                                                                     -----------
                  TOTAL CURRENT LIABILITIES                            3,168,136

STOCKHOLDERS' EQUITY:
          Capital stock                                                1,827,805
          Other comprehensive income                                     336,004
          Retained earnings                                            5,666,882
                                                                     -----------
                  Total Stockholders' Equity                           7,830,691
                                                                     -----------
                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $10,998,827
                                                                     ===========


              The accompanying notes are an integral part of these
                       consolidated financials statements

            CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                    2006                2005
                                                ------------       ------------

NET REVENUE                                     $ 39,982,388       $ 37,935,885
COST OF REVENUE                                   36,854,304         34,936,260
                                                ------------       ------------
                    Gross Profit                   3,128,084          2,999,626
                                                ------------       ------------

OPERATING EXPENSES
   Selling expense                                 1,301,260          1,142,676
   General and administrative expenses             1,658,528          1,036,053
                                                ------------       ------------
                    Total operating expenses       2,959,788          2,178,729
                                                ------------       ------------

INCOME FROM OPERATIONS                               168,297            820,896
                                                ------------       ------------

OTHER INCOME ( EXPENSE)
   Other income                                    1,662,249            858,113
   Other expenses                                    (19,349)           (27,735)
   Others net                                        (38,475)           (59,752)
                                                ------------       ------------
                                                   1,604,425            770,626
                                                ------------       ------------
NET INCOME                                         1,772,721          1,591,522

OTHER COMPREHENSIVE ITEM:
     Foreign Currency Translation Gain               221,898            114,106
                                                ------------       ------------
NET COMPREHENSIVE INCOME                        $  1,994,620       $  1,705,628
                                                ============       ============


              The accompanying notes are an integral part of these
                       consolidated financials statements


                      CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                        2006              2005
                                                                    -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
              Net Income                                            $ 1,772,721       $ 1,591,522
              Adjustments to reconcile net income to net cash
                used in operating activities:
              Depreciation and amortization                             131,284           131,932
              (Increase) / decrease in assets:
                 Accounts receivable                                 (1,124,212)         (338,773)
                 Advances to employees                                   30,775           100,680
                 Other receivable                                      (168,754)           (4,033)
                 Advances to suppliers                               (1,971,782)            6,065
                 Prepaid expenses                                       (97,721)          (31,307)
                 Deferred assets                                             --           (34,668)
                 Inventory                                            2,611,412          (635,276)
              Increase / (decrease) in liabilities:
                 Accounts payable                                    (1,556,637)         (188,455)
                 Other payable                                           18,426            64,098
                 Accrued expense                                        218,092          (689,971)
                 Advances from customers                               (262,117)           (2,054)
                                                                    -----------       -----------
                      Total Adjustments                              (2,171,235)       (1,621,762)
                                                                    -----------       -----------
                     NET CASH USED IN OPERATING ACTIVITIES             (398,513)          (30,240)
                                                                    -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
              Purchase of property & equipment, net                    (255,894)         (518,703)
                                                                    -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
              Receipts of loan from third party                         351,204                --
              Receipts (repayment) of Loan from related party            41,044           (55,113)
              Contribution of share capital                                  --           610,230
                                                                    -----------       -----------
                     NET CASH PROVIDED BY FINANCING ACTIVITIES          392,248           555,117
                                                                    -----------       -----------

NET (DECREASE)/ INCREASE IN CASH AND CASH EQUIVALENTS                  (262,159)            6,175

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS             40,968            73,000
                                                                    -----------       -----------

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE                          1,469,595         1,390,420
                                                                    -----------       -----------

CASH AND CASH EQUIVALENTS, ENDING BALANCE                           $ 1,248,404       $ 1,469,595
                                                                    ===========       ===========

SUPPLEMENTAL DISCLOSURES:
              Cash paid during the year for:
                   Interest paid                                    $        --       $        --
                                                                    ===========       ===========
                   Income tax paid                                  $        --       $        --
                                                                    ===========       ===========


                        The accompanying notes are an integral part of these
                                 consolidated financials statements

                                                F-4



                      CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                          OTHER                           TOTAL
                                      CAPITAL STOCK   COMPREHENSIVE     RETAINED      STOCKHOLDERS'
                                         AMOUNT           INCOME        EARNINGS         EQUITY
                                       ----------      ----------      ----------      ----------
 Balance December 31, 2004             $1,208,240      $       --      $2,302,639      $3,510,879

Contributed capital                       619,565              --              --         619,565

Foreing exchange translation gain              --         114,106              --         114,106

Net income for the year                        --              --       1,591,522       1,591,522

                                       ----------      ----------      ----------      ----------
 BALANCE DECEMBER 31, 2005              1,827,805         114,106       3,894,161       5,836,072

Foreing exchange translation gain              --         221,898              --         221,898

Net income for the year                        --              --       1,772,721       1,772,721

                                       ----------      ----------      ----------      ----------
 BALANCE DECEMBER 31, 2006             $1,827,805      $  336,004      $5,666,882      $7,830,691
                                       ==========      ==========      ==========      ==========



                             The accompanying notes are an integral part of these
                                      consolidated financials statements

                                                     F-5

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


         NOTE 1 - ORGANIZATION

         Changchun Yongxin Dirui Medical Co, Inc. & Subsidiaries ("the Company"), was established in 1993. The Company operates the business of medicines wholesale, retail and third-party. The Company is located in Changchun City, Jilin Provincial.

         In 2004, Yongxin Medical established "Jilin provinceYongxin Chain Drugstore Ltd."(Hereinafter referred to Yongxin Drugstore) with an investment of RMB 2,500,000 (equivalent to $303,000) to focus on developing terminal network market. In July 2005, the company achieved the franchise right in Jilin province from American Medicine Shoppe (Meixin International Medical Chains) and by now has developed 4 chains of "Meixino Yongxin". Until to October 2006, there have developed 11 retail chains in the name of Yongxin Drugstore which covers a large community inside Changchun city.


         NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION
         ---------------------

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Our functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars ($).

         FOREIGN CURRENCY TRANSLATION
         ----------------------------

         The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company maintains books and records in their functional currency, being the primary currency of the economic environment in which the operations are conducted. In general, the Company translates the assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders' equity

         USE OF ESTIMATES
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006



         RISKS AND UNCERTAINTIES
         -----------------------

         The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

         CASH AND CASH EQUIVALENTS
         -------------------------

         Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

         ACCOUNTS RECEIVABLE
         -------------------

         The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

         ADVANCES TO SUPPLIERS
         ---------------------

         The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured.

         PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over useful lives of 5 to 10 years. The building is computed using the straight-line method over useful live of 39 years. The cost of assets sold or retired and the related amounts of accumulated depreciation are removed from the accounts in the year of disposal. Any resulting gain or loss is reflected in current operations. Assets held under capital leases are recorded at the lesser of the present value of the future minimum lease payments or the fair value of the leased property. Expenditures for maintenance and repairs are charged to operations as incurred.

         IMPAIRMENT OF LONG-LIVED ASSETS
         -------------------------------

         The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2006 and 2005, there were no significant impairments of its long-lived assets used in operations.

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


         FAIR VALUE OF FINANCIAL INSTRUMENTS
         -----------------------------------

         Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments.

         The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payable, tax payable, and related party advances and borrowings.

         As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates

         REVENUE RECOGNITION
         -------------------

         Sale of goods

         Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

         INCOME TAXES
         ------------

         The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

         FOREIGN CURRENCY TRANSACTIONS AND COMPREHENSIVE INCOME
         ------------------------------------------------------

         Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan. During the years ended December 31 2006 and 2005 other comprehensive income includes translation gain of $221,898 and $114,106 respectively.

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


         STATEMENT OF CASH FLOWS
         -----------------------

         In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

         SEGMENT REPORTING
         -----------------

         Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure about Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as the Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company's assets are located in People's Republic of China.

         PRINCIPLES OF CONSOLIDATION
         ---------------------------

         The accompanying consolidated financial statements include the accounts of Changchun Yongxin Dirui Medical Co, Inc. and its 100% wholly-owned subsidiary Yongxin Chain Drugstore Ltd.". All significant inter-company accounts and transactions have been eliminated in consolidation.

         RECENTLY ISSUED ACCOUNTING STANDARDS
         ------------------------------------

         In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. The management is currently evaluating the effect of this pronouncement on financial statements.

         In March 2006 FASB issued SFAS 156 `Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This
         Statement:

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

         1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

         2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

         3. Permits an entity to choose `Amortization method' or Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities:

         4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

         5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

         An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. The management is currently evaluating the effect of this pronouncement on financial statements.

         In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

         In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


         year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

         a.       A brief description of the provisions of this Statement
         b.       The date that adoption is required
         c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

         The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

         In February of 2007 the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities--including an amendment of FASB Statement No. 115." The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The management is currently evaluating the effect of this pronouncement on financial statements.

         CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS
         ---------------------------------------------------

         Two customers purchased 19.95%, and 13.12% of the Company's materials for the year ended December 31, 2006. The accounts receivable balance from these parties amounted to $446,697 at December 31, 2006.

         The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

         NOTE 4- ACCOUNTS RECEIVABLE AND OTHER RECEIVABLE

         Accounts receivable as of December 31, 2006 consisted of the following:

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006



        Accounts receivables                                  $ 2,885,467
        Less: allowance for doubtful accounts                    (216,962)
                                                            ================
                                                              $ 2,668,505
                                                            ================

         Other receivable represents funds advances to third party for the amount of $222,230 as of December 31, 2006. The amount is interest free, unsecured, and payable on demand.

         NOTE 5- ADVANCES TO EMPLOYEES

         The Company made advances to employees amounting to $28,495 as of December 31, 2006. The amount is interest free, due on demand and unsecured.

         NOTE 6- ADVANCES TO SUPPLIERS

         The Company made advances to suppliers to purchase inventory. This amount represents the advances made by the Company to suppliers of $2,046,404 at December 31, 2006.

         NOTE 7- PREPAID EXPENSES

         The Company prepaid expenses as part of operations. As of December 31, 2006 prepaid expense amounting to $206,224.

         NOTE 8- INVENTORIES

         Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of December 31, 2006, inventory consisted of finished goods of $3,405,048.

         NOTE 9- PROPERTIES AND EOUIPMENT

         Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

         Office Equipment                                5 years

         Vehicles                                        5 years

         Computer Hardware and Software                  5 years

         Buildings                                   20-40 years

         The balance of Company property and equipment as of December 31, 2006 is summarized as follows:

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006



       Office Equipment                                           $    195,767
       Vehicles                                                        206,092
       Buildings                                                       973,088
       Computer software                                                77,081
                                                                  -------------
                                                                     1,452,028

       Less: Accumulated depreciation                                 (278,510)

                                                                  -------------
                                                                  $  1,173,518
                                                                  =============


         Depreciation expenses for the years ended December 31, 2006 and 2005 was $131,284 and $131,932 respectively.

         NOTE 10   ACCRUED EXPENSES

         Accrued expenses as of December 31, 2006 are summarized as follows:

         Accrued rent                                             $     48,154
         Other accruals                                                349,432
                                                                  -------------
                                                                  $    397,586
                                                                  =============

         NOTE 11 LOANS PAYABLE

         Loans from third party and loans from related party are temporary advances for working capital purpose and are interest free, unsecured and payable on demand.

         NOTE 12 COMMITMENTS

         a) Operating Leases

         The Company leases its offices and facilities under long-term, non-cancelable lease agreements expiring at various dates through April 4, 2010. The non-cancelable operating lease agreements provide that the Company pays certain operating expenses applicable to the leased premises according to the Chinese Law.

         The future minimum annual lease payments required under the operating leases are as follows:

        ------------------------------------------------------------------------
        Year Ending December                                       Payments
        2007                                                          414,972
        2008                                                          450,405
        2009                                                          370,895
        2010                                                          226,804
                                                           ====================
        Total future lease payments                        $        1,463,076
                                                           =====================

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


         NOTE 13 SHAREHOLDERS' EQUITY

         a) Registered capital and paid in capital:

         The registered capital is RMB 15,000,000 equivalent to $1,827,805 approximately.

         The registered and paid in capital of the Company as of December 31, 2006 are as follows:

          Liu YongXin                                      $     926,149
          Liu YongKui                                            901,656
                                                           --------------
                                   Total                   $   1,827,805
                                                           ==============


         NOTE 14 INCOME TAXES

         The company received income tax exemption from the People's Republic of China for the three year period ended December 31, 2006.


         NOTE 15 SUBSEQUENT EVENTS (UNAUDITED)

         On June 15, 2007, Digital Learning Management Corporation ("Digital") entered into an Amended Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and all of the shareholders of Yongxin.

         In accordance with the Amended Exchange Agreement, and subject to certain preconditions to Closing, including the completion of an approximate 1:12 reverse split, appropriate shareholder consents, the filing of necessary disclosures with the Securities and Exchange Commission, and the settlement of certain debt, Digital agreed to issue 21,000,000 shares of newly issued common stock and 5 million shares of Series A Preferred Stock to the Yongxin shareholders or their designees, representing, immediately following closing, 79% of the total issued and outstanding shares of common stock and voting rights of approximately 85% of the total voting rights of the Company.

         Digital would remain a wholly owned operating subsidiary of the Company following Closing. As a result of the numerous preconditions to Closing, a Closing date has not been set, although, it is anticipated that such closing will take place in July, 2007.

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2007
                                TABLE OF CONTENTS







Unaudited Consolidated Balance Sheet
As of March 31, 2007                                                        F-15

Unaudited Consolidated Statements of Income
For the three month periods ended March 31, 2007 and 2006                   F-16

Unaudited Consolidated Statements of Cash Flows
For the three month periods ended March 31, 2007 and 2006                   F-17

Notes to Unaudited Consolidated Financial Statements                 F-18 - F-24

            CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2007
                                   (UNAUDITED)

                                     ASSETS
                                     ------

CURRENT ASSETS:
          Cash and cash equivalents                                  $ 2,011,303
          Accounts receivable, net                                     4,830,488
          Other receivable, net                                          168,843
          Advance to suppliers                                         1,718,425
          Prepaid expenses                                               157,497
          Inventory                                                    3,950,687
                                                                     -----------
                  TOTAL CURRENT ASSETS                                12,837,243

PROPERTY, PLANT & EQUIPMENT, NET                                       1,142,610
                                                                     -----------
                                                                     $13,979,853
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
          Accounts payable                                           $ 3,579,306
          Accrued expenses                                               819,396
          Other payable                                                  109,460
          Customer deposits                                               21,565
          Short-term loan                                                905,072
                                                                     -----------
                  TOTAL CURRENT LIABILITIES                            5,434,800

STOCKHOLDERS' EQUITY:
          Capital stock                                                1,827,805
          Other comprehensive income                                     421,549
          Accumulated profit                                           6,295,698
                                                                     -----------
                  TOTAL STOCKHOLDERS' EQUITY                           8,545,053
                                                                     -----------
                                                                     $13,979,853
                                                                     ===========

          The accompanying notes are an integral part of this unaudited consolidated financial statements

            CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2007 AND 2006
                                   (UNAUDITED)

                                                     2007               2006
                                                ------------       ------------
NET REVENUES                                    $ 10,076,930       $  7,060,072
COST OF GOODS SOLD                                 8,497,963          6,525,163
                                                ------------       ------------
     Gross profit                                  1,578,967            534,909
                                                ------------       ------------

OPERATING EXPENSES:
     Selling expenses                                389,088            268,090
     General and administrative expenses             330,873             79,432
                                                ------------       ------------
       Total operating expenses                      719,961            347,522
                                                ------------       ------------

INCOME FROM OPERATIONS                               859,006            187,387
                                                ------------       ------------

OTHER INCOME (EXPENSE):
    Other income                                     142,170            313,332
    Other expense                                    (20,184)           (16,022)
    Interest income (expense)                        (30,559)               612
                                                ------------       ------------
                   Total other income                 91,427            297,922
                                                ------------       ------------

INCOME BEFORE INCOME TAX                             950,433            485,310

PROVISION FOR INCOME TAX                             321,616                 --
                                                ------------       ------------
NET INCOME                                           628,817            485,310

OTHER COMPREHENSIVE ITEM:
   Foreign exchange translation gain                  85,545             55,980
                                                ------------       ------------
NET COMPREHENSIVE INCOME                        $    714,362       $    541,290
                                                ============       ============

         The accompanying notes are an integral part of these unaudited consolidated financial statements


                      CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                                CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2007 AND 2006
                                             (UNAUDITED)

                                                                        2007              2006
                                                                    -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net Income                                                    $   628,817       $   485,310
      Adjustments to reconcile net income to net cash
        provided by operating activities:
      Depreciation and amortization                                      43,440            28,937
      (Increase) / decrease in current assets:
         Accounts receivable                                         (2,128,841)         (140,251)
         Other receivable                                                84,404          (425,413)
         Advances to suppliers                                          349,263          (205,318)
         Prepaid expenses                                                50,839            35,902
         Deferred assets                                                     --           (25,860)
         Inventory                                                     (507,953)          552,270
      Increase / (decrease) in current liabilities:
         Accounts payable                                             1,331,619           482,953
         Other payable                                                  (25,523)          351,261
         Accrued expense                                                 55,183           144,578
         Tax payble                                                     361,482          (199,040)
         Customer deposits                                                   --          (216,403)
                                                                    -----------       -----------
             NET CASH PROVIDED BY OPERATING ACTIVITIES                  242,731           868,926
                                                                    -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
              Payment on purchase of property & equipment                    --          (445,519)
                                                                    -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
              Receipt of Loan from bank                                 903,189                --
              Repayment of loan payable to third party                 (361,276)               --
              Receipt of (payment to) related party                     (36,734)           94,357
                                                                    -----------       -----------
                     NET CASH PROVIDED BY FINANCING ACTIVITIES          505,180            94,357
                                                                    -----------       -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               747,911           517,764

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS             14,988          (167,432)

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE                          1,248,404         1,469,595
                                                                    -----------       -----------

CASH AND CASH EQUIVALENTS, ENDING BALANCE                           $ 2,011,303       $ 1,819,927
                                                                    ===========       ===========

SUPPLEMENTAL DISCLOSURES:
                   Interest paid                                    $    13,208       $        --
                                                                    ===========       ===========
                   Income tax paid                                  $        --       $        --
                                                                    ===========       ===========

                   The accompanying notes are an integral part of these unaudited consolidated financial statements

                                                F-17

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007


NOTE 1 - ORGANIZATION

Changchun Yongxin Dirui Medical Co, Inc. & Subsidiaries ("the Company" or "We")), was established in 1993. The Company operates the business of medicines wholesale, retail and third-party. The Company is located in Changchun City, Jilin Provincial.

In 2004, Yongxin Medical established "Jilin provinceYongxin Chain Drugstore Ltd."(Hereinafter referred to Yongxin Drugstore) with an investment of RMB 2,500,000 (equivalent to $303,000) to focus on developing terminal network market. In July 2005, the company achieved the franchise right in Jilin province from American Medicine Shoppe (Meixin International Medical Chains) and by now has developed 4 chains of "Meixino Yongxin". Up until October 2006, 11 retail chains have been established in the name of Yongxin Drugstore which covers a large community inside Changchun city.


NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM FINANCIAL INFORMATION
---------------------------------------

The consolidated interim financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring nature, which, in the opinion of management, are necessary for fair presentation of the information contained herein. It is suggested that these consolidated financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2006. Results of operations for the interim periods are not indicative of annual results.

PRINCIPLES OF CONSOLIDATION
---------------------------

The accompanying consolidated financial statements include the accounts of Changchun Yongxin Dirui Medical Co, Inc. and its 100% wholly-owned subsidiary Yongxin Chain Drugstore Ltd. All significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007


RISKS AND UNCERTAINTIES
-----------------------

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

REVENUE RECOGNITION
-------------------

Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

LOCAL PRC INCOME TAX
--------------------

The Company is subject to People's Republic of China ("PRC") Enterprise Income Tax at a rate of 33% on the net income.

FOREIGN CURRENCY TRANSACTIONS AND COMPREHENSIVE INCOME
------------------------------------------------------

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan. During the period ended March 31 2007 and 2006, the consolidated statements of income includes foreign exchange translation gain of $85,545 and $55,980 respectively.

RECENTLY ISSUED ACCOUNTING STANDARDS
------------------------------------

In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007

reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a.       A brief description of the provisions of this Statement
b.       The date that adoption is required
c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In February of 2007 the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities--including an amendment of FASB Statement No. 115." The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The management is currently evaluating the effect of this pronouncement on financial statements.

In March 2007, the Emerging Issues Task Force ("EITF") reached a consensus on issue number 06-10, "Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements," ("EITF 06-10"). EITF 06-10 provides guidance to help companies determine whether a liability for the postretirement benefit associated with a collateral assignment split-dollar life insurance arrangement should be recorded in accordance with either SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (if, in substance, a postretirement benefit plan exists), or Accounting Principles Board Opinion No. 12 (if the arrangement is, in substance, an individual deferred compensation contract). EITF 06-10 also provides guidance on how a company should recognize and measure the asset in a collateral assignment split-dollar life insurance contract. EITF 06-10 is effective for fiscal years beginning after December 15, 2007 (Novell's fiscal 2008), though early adoption is permitted. The management is currently evaluating the effect of this pronouncement on financial statements.

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007


CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS
---------------------------------------------------

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 4- ACCOUNTS RECEIVABLE

Accounts receivable as of March 31, 2007 consisted of the following:




        Accounts receivables                                      $  5,123,635
        Less: allowance for doubtful accounts                         (293,147)
                                                                  ------------
                                                                  $  4,830,488
                                                                  ============

NOTE 5- OTHER RECEIVABLES

As of March 31, 2007, the Company had $168,843 other receivables, including $2,847 advance to employees, $118,248 receivables from other individuals, and $47,748 from outside companies. These receivables are interest free, unsecured, and due on demand.


NOTE 6- ADVANCES TO SUPPLIERS

The Company made advances to suppliers to purchase inventory. This amount represents the advances paid by the Company to suppliers of $ 1,718,425 at March 31, 2007.


NOTE 7- PREPAID EXPENSES

The balance of Company prepaid expenses as of March 31, 2007 is $157,497. This amount represents prepaid insurance, rent and other operating expenses.

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007


NOTE 8- INVENTORIES

Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of March 31, 2007, inventory consisted of finished goods of $3,950,687.


NOTE 9- PROPERTIES AND EOUIPMENT

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:


Office Equipment                          5 years

Vehicles                                  5 years

Computer Hardware and Software            5 years

Buildings                             20-40 years

The balance of Company property and equipment as of March 31, 2007 is summarized as follows:


       Office Equipment                                           $    804,190
       Vehicles                                                        212,635
       Buildings                                                       380,405
       Computer software                                                60,433
                                                                  -------------
                                                                     1,447,663

       Less: Accumulated depreciation                                 (315,053)
                                                                  -------------
       Property and equipment, net                                $  1,142,610
                                                                  =============


Depreciation expenses were $43,440 and $28,937 for the three month periods ended March 31, 2007 and 2006, respectively.


NOTE 10 SHORT-TERM LOAN

The Company has a loan outstanding amount of $905,072 at March 31, 2007. The Company obtained this loan from Changchun Erdaohe District Ruifeng Rural Credit Union ("Credit Union") in the amount of 7million RMB ($905,072 approx.) with one-year term started on January 26, 2007. The loan has an annual interest rate of 9.18%. The loan was secured by the Company's properties through a Mortgage Agreement between the Company and Credit Union.

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007


NOTE 11 ACCOUNTS PAYABLE

The Company has accounts payable related to the purchase of inventory. This amount represents the accounts payable by the Company to the suppliers of $3,579,306 at March 31, 2007.


NOTE 12   ACCRUED EXPENSES AND OTHER PAYABLE

The other payable represents the deposits made by the sales representatives and sales distributors for the right to sale products for the Company. As of March 31, 2007, the other payable amounted to $109,460.

Accrued expense included the accrued interest, accrued rent and tax payable totaling $819,396 as of March 31, 2007.


NOTE 13 COMMITMENTS

a) Operating Leases

The Company leases its offices and facilities under long-term, non-cancelable lease agreements expiring at various dates through April 4, 2010. The non-cancelable operating lease agreements provide that the Company pays certain operating expenses applicable to the leased premises according to the Chinese Law.

The future minimum annual lease payments required under the operating leases are as follows:
        ------------------------------------------------------------------------
        Year Ending December                                     Payments
        2007                                                           414,972
        2008                                                           450,405
        2009                                                           370,895
        2010                                                           226,804
        Total future lease payments                          $       1,463,076
                                                             -------------------



NOTE 14 SHAREHOLDERS' EQUITY

a) Registered capital and paid in capital:

The registered capital is RMB 15,000,000 equivalent to $1,827,805 approximately.

The registered and paid in capital of the Company as of March 31, 2007 are as follows:

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007






          Liu YongXin                                        $       926,149
          Liu YongKui                                                901,656
                                                             -----------------
                                 Total                       $     1,827,805
                                                             =================


NOTE 15 SUBSEQUENT EVENTS


On June 15, 2007, Digital Learning Management Corporation ("Digital") entered into an Amended Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and all of the shareholders of Yongxin.

In accordance with the Amended Exchange Agreement, and subject to certain preconditions to Closing, including the completion of an approximate 1:12 reverse split, appropriate shareholder consents, the filing of necessary disclosures with the Securities and Exchange Commission, and the settlement of certain debt, Digital agreed to issue 21,000,000 shares of newly issued common stock and 5 million shares of Series A Preferred Stock to the Yongxin shareholders or their designees, representing, immediately following closing, 79% of the total issued and outstanding shares of common stock and voting rights of approximately 85% of the total voting rights of the Company.

Digital would remain a wholly owned operating subsidiary of the Company following Closing. As a result of the numerous preconditions to Closing, a Closing date has not been set, although, it is anticipated that such closing will take place in July, 2007.

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                          YEARS ENDED DECEMBER 31, 2006


                                    CONTENTS

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

CONSOLIDATED FINANCIAL STATEMENTS:

   Consolidated Balance Sheet as of December 31, 2006                        F-3

   Consolidated Statements of Operations for the years ended
      December 31, 2006 and 2005                                             F-4

   Consolidated Statement of Stockholders' Deficit for the
      years ended December 31, 2006 and 2005                                 F-5

   Consolidated Statements of Cash Flows for the years ended
      December 31, 2006 and 2005                                             F-6

   Notes to Consolidated Financial Statements                                F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Digital Learning Management Corporation
Fullerton, California

We have audited the accompanying consolidated balance sheet of Digital Learning Management Corporation and subsidiaries as of December 31, 2006, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Learning Management Corporation and subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a significant loss for the year ended December 31, 2006 and at December 31, 2005, had a stockholders' deficit and a working capital deficit. In addition, the Company is in default on its convertible debentures. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
March 24, 2007

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET


                                                                  DECEMBER 31,
                                                                     2006
                                                                ---------------

                                 ASSETS

CURRENT ASSETS:
   CASH AND CASH EQUIVALENTS                                    $         4,252
                                                                ---------------
PROPERTY AND  EQUIPMENT, net                                             10,664
INTANGIBLE ASSETS, net                                                    2,580
                                                                ---------------
TOTAL ASSETS                                                    $        17,496
                                                                ===============


                 LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Convertible notes payable                                    $     3,000,000
   Accounts payable and accrued expenses                              1,729,220
   Accrued compensation                                               1,044,269
   Due to related party                                                 431,048
   Shares to be issued                                                   35,000
   Loan payable                                                          25,433
   Net liabilities of discontinued operations                           628,669
                                                                ---------------
TOTAL CURRENT LIABILITIES                                             6,893,638
                                                                ---------------

COMMITMENTS                                                                   -

STOCKHOLDERS' DEFICIT
   Preferred stock, $0.001 par value; 5,000,000 shares
   authorized; 0 shares issued and outstanding                                -
   Common stock; $0.001 par value; 75,000,000 shares
   authorized; 65,862,072 shares issued and outstanding                  65,862
   Additional paid-in capital                                         3,458,069
   Prepaid consulting                                                   (27,500)
   Accumulated deficit                                              (10,372,574)
                                                                ---------------
TOTAL STOCKHOLDERS' DEFICIT                                          (6,876,143)
                                                                ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                     $        17,496
                                                                ===============

        The accompanying notes are an integral part of these consolidated financial statements

                        DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIRIES
                                 CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                            FOR THE YEARS ENDED
                                                                                DECEMBER 31
                                                                           2006              2005
                                                                      --------------    --------------
NET REVENUES                                                          $      93,856     $     163,653

OPERATING EXPENSES
     Educational services                                                         -           135,481
     General and administrative                                             645,482         1,511,379
     Depreciation expense                                                    13,408            85,579
     Marketing and advertising                                                    -           121,359
     Impairment expense                                                           -           402,783
                                                                      --------------    --------------
             Total operating expenses                                       658,890         2,256,581

                                                                      --------------    --------------
LOSS FROM CONTINUING OPERATIONS BEFORE OTHER INCOME AND EXPENSES           (565,034)       (2,092,928)

Other income (expense)
     Other income                                                             3,682                 -
     Loss on settlement of debt                                            (148,750)                -
     Interest expense                                                      (559,271)         (570,101)
                                                                      --------------    --------------
             Total other income (expenses)                                 (704,339)         (570,101)

                                                                      --------------    --------------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                      (1,269,373)       (2,663,029)

DISCONTINUED OPERATIONS
     Gain/(Loss) from discontinued operations                                 3,413          (458,522)
                                                                      --------------    --------------

Loss before income tax                                                   (1,265,960)       (3,121,551)

Provision for taxes                                                             800                 -
                                                                      --------------    --------------
NET LOSS                                                              $  (1,266,760)    $  (3,121,551)
                                                                      ==============    ==============

EARNINGS(LOSS) PER SHARE - BASIC & DILUTED:
CONTINUING OPERATIONS                                                 $       (0.02)    $       (0.04)
                                                                      ==============    ==============
DISCONTINUED OPERATIONS                                               $        0.00     $       (0.01)
                                                                      ==============    ==============
NET LOSS                                                              $       (0.02)    $       (0.05)
                                                                      ==============    ==============

BASIC & DILUTED WEIGHTED AVERAGE NUMBER OF
   COMMON STOCK OUTSTANDING*                                             61,685,086        60,612,072
                                                                      ==============    ==============


         The accompanying notes are an integral part of these consolidated financial statements

*     Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

*     The basic and diluted net loss per share has been stated to retroactively effect 1:3 forward split in July, 2006.

                                                  F-4


                                   DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                         FOR THE YEARS ENDED DECEMBER 31, 2006 & 2005


                                                                  ADDITIONAL                                      TOTAL
                                           COMMON STOCK            PAID-IN        PREPAID       ACCUMULATED    STOCKHOLDERS'
                                        SHARES       AMOUNT         CAPITAL      CONSULTING       DEFICIT         DEFICIT
                                        ------       ------         -------      ----------       -------         -------

BALANCE, DECEMBER 31, 2004            60,612,072   $    60,612  $    3,171,569  $   (24,750)  $   (5,984,263) $  (2,776,832)

Issuance of shares for services                -             -               -            -                -              -

Amortization of prepaid consulting             -             -               -       24,750                -         24,750

Net loss                                       -             -               -            -       (3,121,551)    (3,121,551)
                                    ------------   -----------  --------------  ------------  ---------------  --------------

BALANCE, DECEMBER 31, 2005            60,612,072        60,612       3,171,569            -       (9,105,814)    (5,873,633)

Issuance of shares for services        4,000,000         4,000         219,000                             -        223,000

Issuance of shares for services                -             -               -      (27,500)               -        (27,500)

Issuance of shares for debt set        1,250,000         1,250          67,500            -                -         68,750

Net loss                                       -             -               -            -       (1,266,760)    (1,266,760)
                                    ------------   -----------  --------------  ------------  ---------------  --------------
BALANCE, DECEMBER 31, 2006            65,862,072   $    65,862  $    3,458,069  $   (27,500)  $  (10,372,574)  $  (6,876,143)
                                    ============   ===========  ==============  ============  ===============  ==============


                    The accompanying notes are an integral part of these consolidated financial statements

                                                             F-5


                              DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                        FOR THE YEARS ENDED
                                                                                             DECEMBER 31
                                                                                -----------------------------------
                                                                                      2006               2005
                                                                                ----------------   ----------------
CASH FLOW FROM OPERATING ACTIVITIES:
   Net loss                                                                     $    (1,266,760)   $    (3,121,551)
   Adjustment to reconcile net loss to net cash
     used in operating activities:
       Depreciation and amortization expense                                             13,408             85,579
       Common stock issued for services rendered                                        223,000             35,000
       Bad debts                                                                         33,148                  -
       Amortization of prepaid consulting                                                     -             24,750
       (Gain)/Loss on settlement of debt                                                148,750                  -
       Writedown of assets                                                                    -            402,783
   Changes in operating assets and liabilities:
     Accounts receivable                                                                 10,740            205,952
     Prepaid expenses                                                                   (27,500)            20,009
     Income tax refund receivable                                                             -            135,000
     Other current assets                                                                     -            132,826
     Accounts payable and accrued expenses                                              446,152            738,959
     Accounts payable, related party                                                     62,350            336,058
     Due to factor                                                                            -           (124,424)
     Accrued compensation                                                               338,850            513,219
     Unearned Revenue                                                                    (8,330)             8,330
                                                                                ----------------   ----------------
Net cash used in operating activities from continuing operations                        (26,192)          (607,510)
Net cash provided by (used in) operating activities of discontinued operations             (914)           386,299
                                                                                ----------------   ----------------
Net cash used in operating activities                                                   (27,106)          (221,211)
                                                                                ----------------   ----------------

CASH FLOW FROM INVESTING ACTIVITIES:
   Purchase of equipment and software development                                             -               (612)
                                                                                ----------------   ----------------
   Cash advanced to discontinued business                                                     -            (86,335)
                                                                                ----------------   ----------------
Net cash used in investing activities from continuing operations                              -            (86,947)
                                                                                ----------------   ----------------
Net cash used in investing activities                                                         -            (86,947)
                                                                                ----------------   ----------------

CASH FLOW FROM FINANCING ACTIVITIES:
   Loans raised                                                                          25,433                  -
                                                                                ----------------   ----------------
Net cash provided by financing activities from continuing operations                     25,433                  -
Net cash provided by financing activities of discontinued operations                          -            145,279
                                                                                ----------------   ----------------
Net cash provided by financing activities                                                25,433            145,279
                                                                                ----------------   ----------------

CHANGE IN CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS                                -             (2,056)

DECREASE IN CASH AND CASH EQUIVALENTS                                                    (1,673)          (164,935)

CASH AND CASH EQUIVALENTS, Beginning of period                                            5,925            170,860
                                                                                ----------------   ----------------

CASH AND CASH EQUIVALENTS, End of period                                        $         4,252    $         5,925
                                                                                ================   ================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

   Interest paid                                                                $             -    $        28,915
                                                                                ================   ================
   Income taxes paid                                                            $             -    $             -
                                                                                ================   ================

   SUPPLEMENTAL DISCLOSURES OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES

   Shares issued for settlement of debt                                         $        68,750    $             -
                                                                                ================   ================

               The accompanying notes are an integral part of these consolidated financial statements


                                                        F-6

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION, NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Digital Learning Management Corporation (the "Company" or "DGTL"), formerly FreePCSQuote.com, Inc. acquired Digital Learning Institute, Inc. on January 16, 2004 in a transaction accounted for as a reverse merger. The financial statements in the filings of FreePCSQuote.com, Inc. became those of Digital Learning Institute, Inc. In addition on March 19, 2004, FreePCSQuote.com, Inc. changed its name to Digital Learning Management Corporation. Thus, the historical financial statements are still those of "Digital Learning Institute, Inc."

On January 16, 2004, Digital Learning Institute, Inc. ("DLI"), FPQT Acquisition Corporation, a Nevada corporation ("Merger Sub") and FreePCSQuote.com, Inc., a publicly held Nevada corporation ("Free"), entered into an Agreement and Plan of Merger (the "Agreement"). Free, through its wholly-owned subsidiary, Merger Sub, acquired DLI in exchange for shares of Free's common stock (the "Merger"); 17,372,839 shares were issued to the stockholders of DLI and 300,000 shares were issued into escrow to cover indemnification obligations, if any, of DLI. Merger Sub was merged with and into DLI. The separate existence of Merger Sub ceased, and DLI continued as the surviving corporation (the "Surviving Corporation") under the name Digital Learning Institute, Inc. Immediately after the Merger was consummated and further to the Agreement, the controlling stockholder of Free cancelled 19,670,000 shares of Free's Common Stock held by him (the "Cancellation"). In addition, the Company issued an aggregate of 819,984 shares of its common stock to certain individuals identified by the Company's investment banker.

The stockholders of DLI as of the closing date of the Merger and after giving effect to the Cancellation, owned approximately 86.8% of the Company's common stock outstanding as of January 16, 2004. Each share of DLI's common stock (an aggregate of 5,000,000 shares) was converted into one share of the Company's common stock in the Merger at an exchange ratio of 1 to .441606 (the "Exchange Ratio").

For accounting purposes, this transaction is being accounted for as a reverse merger, since the stockholders of DLI own a majority of the issued and outstanding shares of common stock of the Company, and the directors and executive officers of DLI became the directors and executive officers of the Company.

STOCK SPLIT

In March 2004, the Company enacted a 7.8680269-for-1 forward stock split. All per share amounts and number of shares outstanding have been retroactively restated for this adjustment. In July 2006, the Company enacted a 3-for-1 forward stock split. All per share amounts and number of shares outstanding have been retroactively restated for this adjustment.

NATURE OF BUSINESS

The Company is a provider of enterprise e-learning solutions and related services to the education industry, government agencies and corporate clients. Its patented Virtual University Appliance ("VU Appliance") is a hardware and software package, which incorporates its CourseMate Virtual University System.

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

The Company operates post-secondary education training primarily in the business, information technology, telecommunications and other trade fields, offering certificates, degrees and college credits through strategic partners. Revenues generated from these schools consist primarily of tuition and fees paid by students or their employers, generally from public universities and large corporations. The Company did not have any operation from October 1, 2006 through December 31, 2006.

DLI entered into an agreement to acquire Software Education of America, Inc. ("SEA") on January 13, 2004. The transaction was subject to approval of the change-of-control of SEA from the California Bureau for Private Postsecondary Vocational Education ("BPPVE") and the Accrediting Commission of Career Schools and Colleges of Technology ("ACCSCT"). The BPPVE approval was received during the quarter ended June 30, 2004 and as of May 1, 2004, DLI assumed responsibility for the marketing and managing of SEA sales and providing working capital. DLI advanced funding to SEA pending final closing of the transaction which occurred on July 1, 2004 after receipt of the formal approval from ACCSCT on July 1, 2004. Effective July 1, 2004 SEA became a wholly-owned subsidiary of DLI. SEA filed for bankruptcy in March of 2005 and is being accounted for as a discontinued operation. The bankruptcy was dismissed by the court in January, 2006.

DLI entered into an agreement to acquire Global Computer Systems, Inc. ("Global") on April 30, 2004. The transaction was subject to approval of the change-of-control of Global from the BPPVE and the ACCSCT. As of September 1, 2004, DLI assumed responsibility for the marketing and managing of Global sales and providing working capital. DLI advanced funding to Global pending final closing of the transaction. Effective November 15, 2004 Global became a wholly-owned subsidiary of DLI. In May 2005, the Company closed Global and returned all of its fixed assets to the former shareholder of Global. Global is being accounted for as a discontinued operation.

GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss of $1,266,760 for the year ended December 31, 2006, had an accumulated deficit of $10,372,574 and a working capital deficit of $6,854,386. In addition, the Company is in default on its convertible debenture obligations, its SEA subsidiary is in bankruptcy and it has closed its Global subsidiary. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is in the process of restructuring its capital structure (See note 12 for details).

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

BANKRUPTCY OF SUBSIDIARY

On March 30, 2005, Software Education of America, Inc., filed a petition in bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. The petition was necessitated because SEA was unable to continue to meet its financial obligations. On January 12, 2006, SEA's bankruptcy petition was dismissed by the court due to failure of the debtor to appear before the court for examination. Any discharge entered in the case was vacated in entirety.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its majority owned entities, collectively referred to as "Company" or "DGTL". All significant inter-company transactions have been eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimated amounts.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

MARKETING AND ADVERTISING COSTS

Marketing and advertising costs are charged to expense during the period incurred. These costs arise primarily from training vouchers offered to students.

REVENUE RECOGNITION

Revenues from sales of the Company's VU Appliance include product, licensing of the product and professional services such as hosting, customization, training, courseware development and third party course license fees. Product revenues consist of bundled hard-software product sales, annual licensing fees, and client hosting engagement. The Company intends to sell its licenses, training and hosting services under annually renewable agreements, which the clients will generally pay annual fees in the beginning of the annual contract term. Billings from these revenues are recognized as deferred revenues and are then recognized ratably over the contract term. Product sale revenues are recognized upon the shipment of the product to customers.

Tuition revenue and fees are derived from courses taught in the Company's schools. Tuition and fee revenues are recognized pro-rata (on a straight-line basis) over the term of the applicable course (usually two to four weeks for
DLI). Tuition is billed after the course has been completed for DLI. If a student withdraws from a course or program, the paid but unearned portion of the student tuition is refunded.

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

ALLOWANCES FOR DOUBTFUL ACCOUNTS

The Company maintains an allowance for doubtful accounts resulting from the inability, failure or refusal of our students to make required payments. The Company determines the adequacy of this allowance by regularly reviewing the accounts receivable aging and applying various expected loss percentages to certain student accounts receivable categories based upon historical bad debt experience. The Company generally writes-off accounts receivable balances deemed uncollectible as they are sent to collection agencies. As of December 31, 2006 the Company has an allowance for bad debts amounting $235,506, representing 100% of accounts receivable.

EDUCATIONAL SERVICES

Educational services include direct operating expenses of the schools consisting primarily of contract salaries, occupancy and supplies.

EARNINGS PER COMMON SHARE

The Company computes earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128) The Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding. The computation of diluted loss per share is similar to the basic loss per share computation except the denominator is increased to include the number of additional shares that would have been outstanding if the dilutive potential common shares had been issued. In addition, the numerator is adjusted for any changes in income or loss that would result from the assumed conversions of those potential shares. However, such presentation is not required if the effect is antidilutive. Accordingly, the diluted per share amounts do not reflect the impact of warrants and options because the effect of each is antidilutive.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation expense is provided on a straight-line basis using estimated useful lives of 3-7 years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains and losses on disposals are included in the results of operations. Depreciation expense was $13,408 and $85,579 for the years ended December 31, 2006 and 2005, respectively. During the year ended December 31, 2005, the Company wrote off certain property and equipment that was not longer being used and took an impairment charge of $75,414.

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

FACILITIES

The Company leases office space owned by a related party as well as additional office space from unrelated parties. Rent expense was $33,338 and $140,655 for the years ended December 31, 2006 and 2005, respectively.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences.

Deferred tax assets arise primarily from the net operating loss carry-forward and expenses accrued for book basis but not for tax basis. Deferred tax liabilities primarily result from revenues recognized for book basis but not for tax basis.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash, accounts receivable, notes payable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

CONCENTRATIONS OF RISK

The Company maintains all cash and cash equivalents in financial institutions, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

Four customers accounted for 96% and two customers accounted for 60% of sales during the years ended December 31, 2006 and 2005, respectively. The three customers accounted for 21% of accounts receivable at December 31, 2006.

The Company performs regular evaluations concerning the ability of its customers to satisfy their obligations and records a provision for doubtful accounts based upon these evaluations, when necessary.

STOCK BASED COMPENSATION

THE COMPANY ADOPTED SFAS NO. 123-R EFFECTIVE JANUARY 1, 2006 USING THE MODIFIED PROSPECTIVE METHOD. UNDER THIS TRANSITION METHOD, STOCK COMPENSATION EXPENSE INCLUDES COMPENSATION EXPENSE FOR ALL STOCK-BASED COMPENSATION AWARDS GRANTED ON OR AFTER JANUARY 1,2006, BASED ON THE GRANT-DATE FAIR VALUE ESTIMATED IN ACCORDANCE WITH THE PROVISIONS OF SFAS NO. 123-R.

PRIOR TO JANUARY 1, 2006, THE COMPANY MEASURED STOCK COMPENSATION EXPENSE USING THE INTRINSIC VALUE METHOD OF ACCOUNTING IN ACCORDANCE WITH ACCOUNTING PRINCIPLES BOARD (APB) OPINION NO. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," AND RELATED INTERPRETATIONS (APB NO. 25) AND HAS OPTED FOR THE DISCLOSURE PROVISIONS OF SFAS NO. 123. THUS, EXPENSE WAS GENERALLY NOT RECOGNIZED FOR THE COMPANY'S EMPLOYEE STOCK OPTION AND PURCHASE PLANS.

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

THERE WERE NO OUTSTANDING AND UNVESTED STOCK OPTIONS AS OF DECEMBER 31, 2005. THE COMPANY DID NOT GRANT ANY NEW OPTIONS DURING THE YEAR ENDED DECEMBER 31, 2006.

VALUATION OF THE COMPANY'S COMMON STOCK

Unless otherwise disclosed, all stock based transactions entered into by the Company have been valued at the market value of the Company's common stock on the date the transaction was entered into or have been valued using the Modified Black-Scholes Model to estimate the fair market value.

SOFTWARE DEVELOPMENT COSTS

The Company has developed software to enable students to access and take online classes. The software development costs were expensed as research and development costs as incurred until the software reached technological feasibility in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86"). During the year ended December 31, 2005, the Company wrote off development costs and took an impairment charge of $327,369.

RECLASSIFICATION

Certain amounts reported in the Company's financial statements for the year ended December 31, 2005 have been reclassified to conform to current year presentations.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

      a.    A brief description of the provisions of this Statement
      b.    The date that adoption is required
      c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In March 2006 FASB issued SFAS 156 'Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

      1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

      2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

      3. Permits an entity to choose 'Amortization method' or 'Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities.

      4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

      5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

      This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the consolidated financial statements.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. The Company has in the process of evaluating the impact of this pronouncement on its financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 2 - PROPERTY AND EQUIPMENT

The cost of property and equipment at December 31, 2006 consisted of the following:

       Computers and office equipment                            $   102,298

       Furniture and fixtures                                         11,550
                                                                -------------
                                                                     113,848

       Less accumulated depreciation                                (103,184)
                                                                -------------
                                                                 $    10,664
                                                                =============

The cost of intangible assets at December 31, 2006 consisted of the following:

       Software                                                  $    32,376

       Less accumulated amortization                                  29,796
                                                                -------------

                                                                 $     2,580
                                                                =============

The amortization schedule is as follows:

            2007             $2,580

NOTE 3 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of December 31, 2006, accounts payable and accrued expenses, comprised of the following:

Accounts Payable                                $     595,893
Other accrued payables                                109,524
Sales tax payable                                      13,072
Accrued promotional expense                            11,121
Accrued interest                                      999,610
                                               --------------
Total                                               1,729,220

NOTE 4 - LOAN PAYABLE

Loan payable of $25,433 as of December 31, 2006 comprises of non- interest bearing, unsecured, due on demand advances from unrelated parties.

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 5 -ACCRUED COMPENSATION

As of December 31, 2006 the accrued compensation comprised of $1,044,269 of accrued employee and officer compensation.

NOTE 6 - CONVERTIBLE NOTES PAYABLE AND THE RESULTING NON-CASH BENEFICIAL CONVERSION FEATURE CHARGE

On February 27, 2004, the Company raised a total of $3,000,000 from three investors in an offering of 7% convertible debenture notes through a private placement. The terms of the debentures are for a period of seven years. Interest accrues at 7% per annum and is due and payable monthly beginning April 1, 2004. The debentures mature on February 27, 2011, at which time all remaining unpaid principal and interest will be payable in full. If the debentures are not sooner redeemed or converted, as provided in the loan, commencing February 27, 2007 and continuing on the first day of each successive month prior to maturity, the Company will pay to the lenders monthly principal installments of $10 per $1,000 of the then remaining principal balance. These debentures are convertible, at the holder's option, into common stock at a rate of $0.4478 per share, entitling the holders to 6,699,833 shares of the Company's common stock.

These debentures are immediately convertible and therefore the Company has expensed the calculated value of the beneficial conversion feature, as a one-time non-cash debenture interest expense of $3,000,000 and a one time non-cash increase in additional paid-in capital during the three months ended March 31, 2004. Management believes that the value assigned to the beneficial conversion feature is the result of assuming that the closing market price on the day of issuance reflects the true fair value of the Company's common stock.

The Company accounted for the beneficial conversion feature of these convertible notes in accordance with Emerging Issues Task Force 98-5 "Accounting For Convertible Securities With Beneficial Conversion Features Or Contingently Adjustable Conversion Ratios" ("EITF 98-5"). This value, calculated as the difference between the conversion price of $ 0.4478 and the fair value of $0.92 (adjusted closing price on the day of the debenture issue) of the common stock multiplied by the number of shares (6,699,833) into which the debenture is convertible, amounts to $3,163,846. According to EITF 98-5 the value of the beneficial conversion feature cannot exceed the value of the proceeds received from the debt issuance of $3,000,000.

On February 22, 2005, the Company received a notice of default from the holders of the convertible debentures. The notice states that the Company has failed to make interest payments in the amount of $5,945 to each debenture holder and that such failure to pay has remained un-remedied for more than three days. Consequently, the debentures holders have declared the unpaid principal amount of and all interest accrued but unpaid on, the debentures due and payable. Pursuant to the terms of the Convertible Loan Agreement, the debenture holders have further demanded that the Company redeem all the unpaid principal amount of the debentures, together with an amount equal to an 18% annual yield on the principal amount through the redemption date of the debentures.

The Company had accrued interest of $1,030,945 as of December 31, 2006. Interest expense on the notes for the years ended December 31, 2006 and 2005 amounted to $540,000 and $485,000, respectively.

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 7 - COMMON STOCK

COMMON STOCK

The Company amended its articles of incorporation to change its number of authorized common stock shares from 20,000,000 to 75,000,000. The Company is also authorized to issue 5,000,000 shares of preferred stock with a $.001 par value.

In July 2006, the Company enacted a 3-for-1 forward stock split. All per share amounts and number of shares outstanding have been retroactively restated for this adjustment.

Following is the summary of stock issuance activity during the year ended December 31, 2006 and 2005.

During the year ended December 31, 2006 the Company agreed with certain debtors to settle the outstanding debts, by issuing the shares of the Company. In that regard, the Company issued 3,500,000 shares for the settlement. These shares were recorded at the fair marked value of shares at the date of issuance. The Company recorded net loss on settlement of debt of $90,000.

The Company has prepaid consulting of $27,500 paid to consultant through issuance of 500,000 shares to be amortized over the period of service and recorded at the fair market value at the date of signing of agreement.

The Company also issued 1,250,000 shares to settle loan payable amounting to $10,000 and recorded $58,750 as loss on settlement of debt.

On April 20, 2005, the Company entered an agreement with a software consultant whereby the Company issued the consultant 500,000 shares of the Company's common stock for services performed and to be performed. The stock was valued at $35,000, the fair market value of the stock on the date the agreement was signed. As of December 31, 2006 these shares are not yet issued and recorded as shares to be issued. The shares to be issued are being reflected under the current liabilities in the accompanying financial statements.

OPTIONS AND WARRANTS

The following table summarizes all warrants granted by the Company:

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                    WEIGHTED
                                                                    AVERAGE
                                                    WARRANTS        EXERCISE
                                                                     PRICE
                                                 ---------------  -------------

        Balance, December 31, 2005                    3,796,500    $     0.20
           Granted                                            -    $        -
                                                 ---------------

        Balance, December 31, 2006                    3,796,500    $     0.20
                                                 ===============

           Granted                                            -    $        -
                                                 ===============

        Exercisable, December 31, 2006                3,796,500    $     0.20
                                                 ===============

The weighted average remaining contractual life of warrants outstanding is 1.40 years at December 31, 2006. The exercise price of warrants outstanding at December 31, 2006 were as follows:

                    NUMBER OF           EXERCISE       INTRINSIC VALUE
                    WARRANTS             PRICE
                 --------------   -------------------------------------
                     1,230,000                $0.83       $        -
                     2,010,000                $0.15                -
                       150,000                $0.33                -
                       256,500                $0.67                -
                       150,000                $1.00                -
                 --------------
                     3,796,500                            $        -
                 ==============

NOTE 8 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2006 are as follows:

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

       Deferred tax assets:
          Accrued compensation                                 $     392,645
          Accounts payable and accrued expenses                      650,187
          Accounts payable, related party                            162,074
          Net operating loss carry forwards                        1,265,374
          Less valuation allowance                                (2,470,280)
                                                              ---------------
                                                                          --
                                                              ---------------

The components of deferred income tax expense (benefit) are as follows:

                                               DECEMBER 31,     DECEMBER 31,
                                                   2006             2005
                                             ---------------  ---------------

       Property and equipment                 $    (128,265)   $     168,202
       Accrued compensation                        (163,116)        (157,920)
       Accounts receivable                          (16,502)         (77,438)
       Prepaid expense                                   --            7,523
       Accounts payable and accrued expense        (159,344)        (318,483)
       Accounts payable, related party             (145,453)          (4,468)
       Net operating loss carry forward            (476,302)        (375,600)
       Increase in valuation allowance            1,088,981          758,184
                                             ---------------  ---------------
       Income tax expense                     $          --    $          --
                                             ===============  ===============

Following is a reconciliation of the amount of income tax expense (benefit) that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense (benefit):

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                  DECEMBER 31,     DECEMBER 31,
                                                      2006             2005
                                                ---------------  ---------------
       Tax benefit at federal statutory rates    $  (2,470,280)   $  (1,061,327)
       Depreciation expense                                  -             (461)
       California income tax expense                         -                -
       Meals and entertainment                               -                -
       Officers life insurance                               -            1,636
       Shell Acquisition Costs                               -                -
       Asset Impairment                                      -          188,542
       Accrual to cash conversion                    1,204,906          520,071
       Beneficial Conversion Feature                         -                -
       Stock based compensation                              -           11,900
       Net operating loss carry forward              1,265,374          339,639
                                                ---------------  ---------------
       Income tax (benefit) expense              $           -    $           -
                                                ===============  ===============

At December 31, 2006, the Company has provided a valuation allowance for the deferred tax assets since management has not been able to determine that the realization of that asset is more likely than not. The net change in valuation allowance for the years ended December 31, 2006 and 2005 was an increase of $1,712,096 and $758,184. Net operating loss carry forwards of approximately $3,400,000 expire starting in 2019.

NOTE 9 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2005, two of the Company's officers advanced the Company $324,175 to pay operating expenses. These advances accrue interest at 6% per annum and are payable upon demand. As of December 31, 2006 of $431,048 is due to these two officers of the Company, which includes accrued interest.

Interest expense of $19,450 and $11,883 was recorded on the related party payables during the years ended December 31, 2006 and 2005.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

LITIGATION

As of December 31, 2006, the Company is not a party to any pending or threatened litigation, claim or assessment except for the following. After dismissal of SEA's petition in Bankruptcy the previously stayed litigation against it has been revived. It is anticipated that SEA will consent to judgment on this claim in the amount of $219,000. This claim is duplicative and not additional to the Judgment previously entered against Digital Learning Institute, Inc. The claim arises out of the same circumstances under which judgment was obtained against Digital Learning Institute, Inc

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

CONTRACTS

The Company has entered into employment agreements with two members of its management for two years commencing April 1, 2003. The agreements allow for participation in any annual incentive plan. The Company is required to pay base salaries of $240,000 each. The employment agreements expired on December 13, 2005. One of these employment agreements that expired on December 13, 2005 was automatically extended for next 2 years, as per the agreement.

On April 27, 2005, Global Computer Systems, Inc. settled its litigation with its landlord. Global has agreed to pay the equivalent of two months rent and to vacate the rented premises. The cost of the settlement was $24,950 and is payable in four monthly installments commencing May 20, 2005. The Company has not made any of these payments

LEASES

The Company currently leases office space in Fullerton, California on a month-to-month basis.

NOTE 11 - DISCONTINUED OPERATIONS

On March 30, 2005, Software Education of America, Inc., filed a petition in bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. The petition was necessitated because SEA was unable to continue to meet its financial obligations. SEA is presented in the accompanying financial statements as a discontinued operation.

Statement of operations information for SEA and Global for the years ended December 31, 2006 and 2005 are below:

                                                Years Ended December 31,
                                          ------------------------------------
                                                  2006             2005
                                             -------------    -------------
    Revenue                                  $           -    $      38,144
    Operating expenses                                   -          495,344
    Interest expense                                     -            1,322
    Other income                                     3,413                -
    Net income (loss)                                3,413         (458,522)

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Balance Sheet information for SEA and Global as of December 31, 2006 is as follows:

                                                           December 31,
                                                               2006
                                                          --------------
          Total assets                                     $          -

          Liabilities:
             Accounts payable                              $    227,422
             Accrued expenses                                   238,581
             Notes payable                                      162,666
                                                          --------------
          Total liabilities                                $    628,669
                                                          --------------

          Net liabilities of discontinued operations       $    628,669
                                                          ==============

Notes payable consist of two unsecured, non-interest bearing notes payable to two former stockholders of SEA totaling $16,666 due January 15, 2005. No payments have been made.

Notes payable also include a $146,000 line of credit acquired from SEA and converted into a term loan payable with interest at the prime rate plus 3.5% secured by all assets of SEA of approximately $83,000 and guaranteed by the former stockholders of SEA. This loan is payable in monthly principal payments of $6,083 plus interest until November 15, 2006, at which time all unpaid principal and accrued interest is due. A technical event of default occurred with this note.

NOTE 11 - EARNINGS PER SHARE

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common stockholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share have not been presented since the effect of the assumed conversion of warrants to purchase common shares would have an anti-dilutive effect. The following potential common shares have been excluded from the computation of diluted net loss per share for the years ended December 31, 2006 and 2005 were 3,795,000 and 3,795,000, respectively.

NOTE 12 - SUBSEQUENT EVENTS

The board of directors on December 21, 2006 adopted a resolution, by unanimous written consent, to approve and ratify entering into a Share Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and its shareholders, pursuant to which the parties agreed that the Company will acquire all of the issued and outstanding shares of stock of Yongxin in exchange for the issuance in the aggregate of 51,000,000 of the Company's shares of common stock to the shareholders. Yongxin's wholly-owned subsidiary, Jilin province Yongxin Chain Drugstore Ltd, is a company formed under the laws of the People's Republic of China. Yongxin and its subsidiary are hereafter referred to as "Yongxin".

The closing of the transaction is subject to numerous preconditions. As a result of the preconditions to Closing, a Closing date has not been set.

                         PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS


            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


                                                                       JUNE
                                                                     30, 2007
                                                                   ------------
                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                       $      9,868

PROPERTY AND  EQUIPMENT, net                                              5,910

INTANGIBLE ASSETS, net                                                      980
                                                                   ------------
TOTAL ASSETS                                                       $     16,758
                                                                   ============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Convertible notes payable                                       $  3,000,000
   Accounts payable and accrued expenses                              2,072,639
   Accrued compensation                                               1,229,119
   Due to related party                                                 381,380
   Shares to be issued                                                   35,000
   Loan payable                                                          50,238
   Net liabilities of discontinued operations                           628,831
                                                                   ------------
TOTAL CURRENT LIABILITIES                                             7,397,205
                                                                   ------------

COMMITMENTS AND CONTINGENCIES                                                --

STOCKHOLDERS' DEFICIT
   Preferred stock, $0.001 par value; 5,000,000 shares
   authorized; 0 shares issued and outstanding                               --
   Common stock; $0.001 par value; 75,000,000 shares
   authorized; 66,012,072 shares issued and outstanding                  65,862
   Additional paid-in capital                                         3,458,069
   Accumulated deficit                                              (10,904,378)
                                                                   ------------
TOTAL STOCKHOLDERS' DEFICIT                                          (7,380,447)
                                                                   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $     16,758
                                                                   ============

         The accompanying notes are an integral part of these unaudited consolidated financial statements


                                       3

                    DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (unaudited)


                                                  FOR THE THREE MONTH PERIODS ENDED   FOR THE SIX MONTH PERIODS ENDED
                                                                JUNE 30                          JUNE 30
                                                          2007            2006              2007            2006
                                                      ------------    ------------      ------------    ------------

NET REVENUES                                          $     29,995    $     12,023      $     44,013    $     64,125

OPERATING EXPENSES
        General and administrative                         167,693         146,388           292,732         307,925
        Depreciation expense                                 3,195           3,193             6,354           6,950
                                                      ------------    ------------      ------------    ------------
                Total operating expenses                   170,888         149,581           299,086         314,875

                                                      ------------    ------------      ------------    ------------
LOSS FROM CONTINUING OPERATIONS BEFORE OTHER INCOME
AND EXPENSES                                              (140,893)       (137,558)         (255,073)       (250,750)

Other income (expense)
        Interest expense                                  (137,831)       (139,033)         (277,769)       (279,545)
                                                      ------------    ------------      ------------    ------------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
AND DISCONTINUED OPERATIONS                               (278,724)       (276,591)         (532,842)       (530,294)

DISCONTINUED OPERATIONS
         Income from discontinued operations                 2,030             946             1,838           2,739
                                                      ------------    ------------      ------------    ------------

Loss before income tax                                    (276,694)       (275,644)         (531,004)       (527,555)

Provision for taxes                                             --              --               800             800
                                                      ------------    ------------      ------------    ------------
NET LOSS                                              $   (276,694)   $   (275,644)     $   (531,804)   $   (528,355)
                                                      ============    ============      ============    ============

LOSS PER SHARE FROM CONTINUING OPERATIONS             $     (0.004)   $     (0.005)     $     (0.008)   $     (0.009)
                                                      ============    ============      ============    ============
EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS       $      0.000    $      0.000      $      0.000    $      0.000
                                                      ============    ============      ============    ============
LOSS PER SHARE BASIC AND DILUTED*                     $     (0.004)   $     (0.005)     $     (0.008)   $     (0.009)
                                                      ============    ============      ============    ============
BASIC & DILUTED WEIGHTED AVERAGE NUMBER OF
    COMMON STOCK OUTSTANDING*                           65,862,072      61,027,457        65,862,072      60,820,912
                                                      ============    ============      ============    ============

         The accompanying notes are an integral part of these unaudited consolidated financial statements

* Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.
* The basic and diluted net loss per share has been stated to retroactively effect 1:3 forward split in July, 2006.



                                               4

            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)


                                                         FOR THE SIX MONTH PERIODS ENDED
                                                                    JUNE 30
                                                                2007         2006
                                                             ---------    ---------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net loss                                                   $(531,804)   $(528,355)
  Adjustment to reconcile net loss to net cash provided by
    (used in) operating activities:
      Depreciation and amortization expense                      6,354        6,950
      Common stock issued for services rendered                              36,000
      Bad debts                                                              13,800
      Amortization of prepaid consulting                        27,500
  Changes in operating assets and liabilities:
    Accounts receivable                                             --       30,088
    Accounts payable and accrued expenses                      343,417      286,090
    Accounts payable, related party                            (49,668)       9,408
    Accrued compensation                                       184,850      143,050
    Unearned Revenue                                                --        7,745
                                                             ---------    ---------
Net cash provided by (used in) operating activities
  from continuing operations                                   (19,351)       4,776
Net cash provided by (used in) operating activities
  of discontinued operations                                       162       (1,731)
                                                             ---------    ---------
Net cash provided by (used in) operating activities            (19,189)       3,045
                                                             ---------    ---------

CASH FLOW FROM FINANCING ACTIVITIES:
  Loans raised                                                  24,805           --
  Advances from officers                                            --       20,000
                                                             ---------    ---------
Net cash provided by financing activities                       24,805       20,000
                                                             ---------    ---------

INCREASE IN CASH AND CASH EQUIVALENTS                            5,616       23,045

CASH AND CASH EQUIVALENTS, Beginning of period                   4,252        5,925
                                                             ---------    ---------

CASH AND CASH EQUIVALENTS, End of period                     $   9,868    $  28,970
                                                             =========    =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Interest paid                                              $      --    $      --
                                                             =========    =========
  Income taxes paid                                          $      --    $      --
                                                             =========    =========

         The accompanying notes are an integral part of these unaudited consolidated financial statements


            DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The unaudited consolidated financial statements have been prepared by Digital Learning Management Corporation (the "Company"), in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-QSB and Regulation S-B as promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, these consolidated financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto include on Form 10-KSB for the period ended December 31, 2006 In the opinion of management, the unaudited interim consolidated financial statements furnished herein include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented. The results of the six month period ended June 30, 2007 are not necessarily indicative of the results to be expected for the full year ending December 31, 2007.

Organization
------------

Digital Learning Management Corporation (the "Company" or "DGTL"), formerly FreePCSQuote.com, Inc. acquired Digital Learning Institute, Inc. on January 16, 2004 in a transaction accounted for as a reverse merger. The financial statements in the filings of FreePCSQuote.com, Inc. became those of Digital Learning Institute, Inc. In addition on June 19, 2004, FreePCSQuote.com, Inc. changed its name to Digital Learning Management Corporation. Thus, the historical financial statements are still those of "Digital Learning Institute, Inc."

For accounting purposes, this transaction is being accounted for as a reverse merger, since the stockholders of DLI own a majority of the issued and outstanding shares of common stock of the Company, and the directors and executive officers of DLI became the directors and executive officers of the Company.

Stock split
-----------

In June 2004, the Company enacted a 7.8680269-for-1 forward stock split. All per share amounts and number of shares outstanding have been retroactively restated for this adjustment. In July 2006, the Company enacted a 3-for-1 forward stock split. All per share amounts and number of shares outstanding have been retroactively restated for this adjustment.

Nature of Business
------------------

The Company is a provider of enterprise e-learning solutions and related services to the education industry, government agencies and corporate clients. Its patented Virtual University Appliance ("VU Appliance") is a hardware and software package, which incorporates its CourseMate Virtual University System.

The Company operates post-secondary education training primarily in the business, information technology, telecommunications and other trade fields, offering certificates, degrees and college credits through strategic partners. Revenues generated from these schools consist primarily of tuition and fees paid by students or their employers, generally from public universities and large corporations.

DLI entered into an agreement to acquire Software Education of America, Inc. ("SEA") on January 13, 2004. The transaction was subject to approval of the change-of-control of SEA from the California Bureau for Private Postsecondary Vocational Education ("BPPVE") and the Accrediting Commission of Career Schools and Colleges of Technology ("ACCSCT"). The BPPVE approval was received during the quarter ended June 30, 2004 and as of May 1, 2004, DLI assumed responsibility for the marketing and managing of SEA sales and providing working capital. DLI advanced funding to SEA pending final closing of the transaction which occurred on July 1, 2004 after receipt of the formal approval from ACCSCT on July 1, 2004. Effective July 1, 2004 SEA became a wholly-owned subsidiary of DLI. SEA filed for bankruptcy in June of 2005 and is being accounted for as a discontinued operation. The bankruptcy was dismissed by the court in January, 2006.

DLI entered into an agreement to acquire Global Computer Systems, Inc. ("Global") on April 30, 2004. The transaction was subject to approval of the change-of-control of Global from the BPPVE and the ACCSCT. As of September 1, 2004, DLI assumed responsibility for the marketing and managing of Global sales and providing working capital. DLI advanced funding to Global pending final closing of the transaction. Effective November 15, 2004 Global became a wholly-owned subsidiary of DLI. In May 2005, the Company closed Global and returned all of its fixed assets to the former shareholder of Global. Global is being accounted for as a discontinued operation.

Going Concern
-------------

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss of $504,304 for the six months ended June 30, 2007. As of June 30, 2007, the Company had an accumulated deficit of $10,876,878 and a working capital deficit of $7,387,337. In addition, the Company is in default on its convertible debenture obligations. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The board of directors on December 21, 2006 adopted a resolution, by unanimous written consent, to approve and ratify entering into a Share Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and its shareholders, pursuant to which the parties agreed that the Company will acquire all of the issued and outstanding shares of stock of Yongxin in exchange for the issuance in the aggregate of 51,000,000 of the Company's shares of common stock to the shareholders. Yongxin's wholly-owned subsidiary, Jilin province Yongxin Chain Drugstore Ltd, is a company formed under the laws of the People's Republic of China. Yongxin and its subsidiary are hereafter referred to as "Yongxin".

On June 15, 2007, the Company entered into an Amended Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and all of the shareholders of Yongxin.

In accordance with the Amended Exchange Agreement, and subject to certain preconditions to Closing, including the completion of an approximate 1:12 reverse split, appropriate shareholder consents, the filing of necessary disclosures with the Securities and Exchange Commission, and the settlement of certain debt, Digital agreed to issue 21,000,000 shares of newly issued common stock and 5 million shares of Series A Preferred Stock to the Yongxin shareholders or their designees, representing, immediately following closing, 79% of the total issued and outstanding shares of common stock and voting rights of approximately 85% of the total voting rights of the Company.

Yongxin would remain a wholly owned operating subsidiary of the Company following Closing and the acquisition will be accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of Yongxin will obtain the control of the consolidated entity..

As a result of the numerous preconditions to Closing, a Closing date has not been set.

Bankruptcy of Subsidiary
------------------------

On June 30, 2005, Software Education of America, Inc., filed a petition in bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. The petition was necessitated because SEA was unable to continue to meet its financial obligations. On January 12, 2006, SEA's bankruptcy petition was dismissed by the court due to failure of the debtor to appear before the court for examination. Any discharge entered in the case was vacated in entirety

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimated amounts.

Revenue Recognition
-------------------

Revenues from sales of the Company's VU Appliance include product, licensing of the product and professional services such as hosting, customization, training, courseware development and third party course license fees. Product revenues consist of bundled hard-software product sales, annual licensing fees, and client hosting engagement. The Company intends to sell its licenses, training and hosting services under annually renewable agreements, which the clients will generally pay annual fees in the beginning of the annual contract term. Billings from these revenues are recognized as deferred revenues and are then recognized ratably over the contract term. Product sale revenues are recognized upon the shipment of the product to customers.

Tuition revenue and fees are derived from courses taught in the Company's schools. Tuition and fee revenues are recognized pro-rata (on a straight-line basis) over the term of the applicable course (usually two to four weeks for
DLI). Tuition is billed after the course has been completed for DLI. If a student withdraws from a course or program, the paid but unearned portion of the student tuition is refunded.

Earnings Per Common Share
-------------------------

The Company computes earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS No. 128) The Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding. The computation of diluted loss per share is similar to the basic loss per share computation except the denominator is increased to include the number of additional shares that would have been outstanding if the dilutive potential common shares had been issued. In addition, the numerator is adjusted for any changes in income or loss that would result from the assumed conversions of those potential shares. However, such presentation is not required if the effect is antidilutive. Accordingly, the diluted per share amounts do not reflect the impact of warrants and options because the effect of each is antidilutive. At June 30, 2007, the Company had a total of 3,796,500 of warrants and options outstanding restated for the 3-for-1 forward stock split.

Stock Options
-------------

The Company accounts for its stock-based compensation in accordance with SFAS No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123." The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. The Company did not grant any new options and no options were cancelled or exercised during the six months ended June 30, 2007.

Reclassifications
-----------------

Certain amounts in previously issued financial statements have been reclassified to conform to the current presentation.

Recent Pronouncements
---------------------

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

         1.   A brief description of the provisions of this Statement
         2.   The date that adoption is required
         3. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS

The cost of property and equipment at June 30, 2007 consisted of the following:


             Computers and office equipment                           $ 102,298
             Furniture and fixtures                                      11,550
                                                                      ---------
                                                                        113,848
             Less accumulated depreciation                             (107,938)
                                                                      ---------
                                                                      $   5,910
                                                                      =========

The cost of intangible assets at June 30, 2007 consisted of the following:

             Software                                                 $  32,376
             Less accumulated depreciation                              (31,396)
                                                                      ---------
                                                                      $     980
                                                                      =========

NOTE 3 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of June 30, 2007, accounts payable and accrued expenses, comprised of the following:

Accounts Payable                                                      $  592,623
Other accrued payables                                                   115,775
Sales tax payable                                                         13,072
Accrued promotional expense                                               11,121
Accrued interest                                                       1,340,048
                                                                      ----------
Total                                                                  2,072,639


NOTE 4 - LOAN PAYABLE

Loan payable of $50,238 as of June 30, 2007 comprises of non- interest bearing, unsecured, due on demand advances from unrelated parties.


NOTE 5 -ACCRUED COMPENSATION

As of June 30, 2007 the accrued compensation comprised of $1,229,119 of accrued employee and officer compensation.


NOTE 6 - CONVERTIBLE NOTES PAYABLE AND THE RESULTING NON-CASH BENEFICIAL CONVERSION FEATURE CHARGE

On February 27, 2004, the Company raised a total of $3,000,000 from three investors in an offering of 7% convertible debenture notes through a private placement. The terms of the debentures are for a period of seven years. Interest accrues at 7% per annum and is due and payable monthly beginning April 1, 2004. The debentures mature on February 27, 2011, at which time all remaining unpaid principal and interest will be payable in full. If the debentures are not sooner redeemed or converted, as provided in the loan, commencing February 27, 2007 and continuing on the first day of each successive month prior to maturity, the Company will pay to the lenders monthly principal installments of $10 per $1,000 of the then remaining principal balance. These debentures are convertible, at the holder's option, into common stock at a rate of $0.4478 per share, entitling the holders to 6,699,833 shares of the Company's common stock.

On February 22, 2005, the Company received a notice of default from the holders of the convertible debentures. The notice states that the Company has failed to make interest payments in the amount of $5,945 to each debenture holder and that such failure to pay has remained un-remedied for more than three days. Consequently, the debentures holders have declared the unpaid principal amount of and all interest accrued but unpaid on, the debentures due and payable. Pursuant to the terms of the Convertible Loan Agreement, the debenture holders have further demanded that the Company redeem all the unpaid principal amount of the debentures, together with an amount equal to an 18% annual yield on the principal amount through the redemption date of the debentures.

The Company had accrued interest due of $1,300,945 on these debentures as of June 30, 2007. Interest expense for the three month and six month periods ended June 30, 2007 are $135,000 and $270,000 respectively. Interest expense for the three month and six month periods ended June 30, 2006 are $135,000 and $270,000 respectively.


NOTE 7 - STOCKHOLDERS' EQUITY

PREFERRED STOCK
---------------

On May 25, 2007, the Company Board of Directors approved the filing of a Certificate of Designation, Preferences and Rights of the Terms of the Series A Preferred Stock with the state of Delaware, which certificate of designation designated 5,000,000 shares of Series A Preferred Stock. The Company intends to issue the stock in accordance with and upon the Closing of the Amended Share Exchange Agreement.

Each share of series A convertible preferred stock entitles the holder thereof to six (6) votes at any meeting of shareholders or any action by written consent of shareholders.

The holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option, (i) at any time hereafter (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) to convert, in each of the three succeeding periods as set forth herein, any such shares of Series A Convertible Preferred Stock into such number of fully paid and nonassessable shares of Common Stock on a six (6) for one (1) basis subject to the limitations herein. No more than 1,666,666 of the Series A Convertible Preferred Stock may be converted in each of the three periods following the date hereof. The conversion formula is conditioned on the Corporation earning no less than 3 million dollars of net income in for the fiscal year end March 31, 2008; $4 million dollars of net income in the fiscal year end March 31, 2009 and $5 million dollars of net income in the fiscal year end March 31, 2010. In the event that in any of the three fiscal years, the Corporation earns less than required net income amounts for conversion, then the conversion right shall be proportionately reduced by the amount of the shortfall below the required net income amount, with the "catch-up" right to convert additional shares to the extent that the net income exceeds 3 million; 4 million and 5 million dollars in each of the three consecutive years. In no event shall this conversion right allow for the conversion of the Series A Preferred Stock into more than 6 common shares for each share of Series A Preferred Stock over the course of the aforementioned three calendar years. The net income requirements shall be based upon an audit of the revenues for each fiscal year. All conversions shall be made within 30 days of the completion of such audit.

The Series A Convertible Preferred Stock shall not earn or be entitled to any dividends until the right to convert has expired. Beginning upon the date of expiration of such conversion rights, each share of issued and outstanding Series A Convertible Preferred Stock shall be entitled to a preferential dividend at the rate of ten cents ($.10) per annum. Dividends on the Series A Convertible Preferred Stock shall accrue on the dates stated above and shall be paid from time to time as determined by the Board of Directors when and if such payment is legally acceptable in accordance with the Delaware General Corporations Law, and shall be in preference to and have priority over dividends upon the Common Stock and all other shares junior to the Series A Convertible Preferred Stock.

COMMON STOCK
------------

The Company did not issue any stock during the six month period ended June 30, 2007.

On June 30, 2006, the Company issued to a financial consultant 200,000 shares of the Company's common stock for services rendered. The stock was valued at $36,000, the fair market value of the stock on the date the stock was issued.

On April 20, 2005, the Company entered an agreement with a software consultant whereby the Company issued the consultant 500,000 shares of the Company's common stock for services performed and to be performed. The stock was valued at $35,000, the fair market value of the stock on the date the agreement was signed. As of June 30, 2007 these shares are not yet issued and recorded as shares to be issued. The shares to be issued are being reflected under the current liabilities in the accompanying financial statements.

WARRANTS
--------

The following table summarizes all warrants granted by the Company:

                                                           WEIGHTED
                                                           AVERAGE     AGGREGATE
                                                           EXERCISE    INTRINSIC
                                             WARRANTS        PRICE        VALUE
                                           -------------   ---------   ---------

Balance, December 31, 2006                   3,796,500     $   0.20    $      --
   Granted                                          --     $     --
                                           ===========
Balance, June 30, 2007                       3,796,500     $   0.20    $      --


         The weighted average remaining contractual life of warrants outstanding is 0.9 years at June 30, 2007. The exercise price of warrants outstanding at June 30, 2007 was as follows:

     Outstanding Warrants                                    Exercisable Warrants
------------------------------                    -------------------------------------------
 Range of Exercise   Number    Average Remaining  Average Exercise    Number      Average
       Price                   Contractual Life         Price                  Exercise Price
------------------ ----------- ------------------ ----------------- ---------- --------------
    $0.15-$1.00     3,796,500      0.9 years            $0.20       3,796,500      $0.20


NOTE 8 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2005, two of the Company's officers advanced the Company money to pay operating expenses. These advances accrue interest at 6% per annum and are payable upon demand. During the six month period ended June 30, 2007 one of the two officers advanced the Company another $13,000. As of June 30, 2007 $381,380 is due to these two officers of the Company. Accrued interest on the notes as of June 30, 2007 amounted to $39,102. Interest expense on these advances for the three month and six month periods ended June 30, 2007 are $2,830 and $7,768 respectively. Interest expense on these advances for the three month and six month periods ended June 30, 2006 are $4,863 and $9,725 respectively


NOTE 9 - COMMITMENTS AND CONTINGENCIES

Litigation
----------

As of June 30, 2007, the Company is not a party to any pending or threatened litigation, claim or assessment except for the following. After dismissal of SEA's petition in Bankruptcy the previously stayed litigation against it has been revived. It is anticipated that SEA will consent to judgment on this claim in the amount of $219,000. This claim is duplicative and not additional to the Judgment previously entered against Digital Learning Institute, Inc. The claim arises out of the same circumstances under which judgment was obtained against Digital Learning Institute, Inc.

Contracts
---------

The Company has entered into employment agreements with two members of its management for two years commencing April 1, 2003. The agreements allow for participation in any annual incentive plan. The Company is required to pay base salaries of $240,000 each. The employment agreements expired on December 13, 2005. One of these employment agreements that expired on December 13, 2005 was automatically extended for next 2 years, as per the agreement.

On April 27, 2005, Global Computer Systems, Inc. settled its litigation with its landlord. Global has agreed to pay the equivalent of two months rent and to vacate the rented premises. The cost of the settlement was $24,950 and is payable in four monthly installments commencing May 20, 2005. The Company has not made any of these payments.

Leases
------

The Company currently leases office space in Fullerton, California on a month-to-month basis.

NOTE 10 - DISCONTINUED OPERATIONS

On June 30, 2005, Software Education of America, Inc., filed a petition in bankruptcy under Chapter 7 of the U.S. Bankruptcy Code. The petition was necessitated because SEA was unable to continue to meet its financial obligations. SEA is presented in the accompanying financial statements as a discontinued operation.

Statement of operations information for SEA and Global for the three month and six month periods ended June 30, 2007 and 2006 are below:

                                                          Three Month Periods
                                                             Ended June 30,
                                                        ------------------------
                                                         2007              2006
                                                        ------            ------
            Revenue                                     $   --            $   --
            Operating expenses                              --                --
            Interest expense                                --                --
            Other income                                 2,030               946
            Net income                                   2,030               946

                                                             Six Month Periods
                                                             Ended June 30,
                                                        ------------------------
                                                         2007              2006
                                                        ------            ------
            Revenue                                     $   --            $   --
            Operating expenses                              --                --
            Interest expense                                --                --
            Other income                                 1,838             2,739
            Net income                                   1,838             2,739

Balance Sheet information for SEA and Global as of June 30, 2007 is as follows:

                                                                        June 30,
                                                                          2007
                                                                        --------
            Assets:
                  Cash                                                  $     52

            Liabilities:
                  Accounts payable                                      $227,636
                  Accrued expenses                                       238,581
                  Notes payable                                          162,666
                                                                        --------
            Total liabilities                                           $628,883
                                                                        --------

            Net liabilities of discontinued operations                  $628,831
                                                                        ========


Notes payable consist of two unsecured, non-interest bearing notes payable to two former stockholders of SEA totaling $16,666 due January 15, 2005. No payments have been made.

Notes payable also include a $146,000 line of credit acquired from SEA and converted into a term loan payable with interest at the prime rate plus 3.5% secured by all assets of SEA of approximately $83,000 and guaranteed by the former stockholders of SEA. This loan is payable in monthly principal payments of $6,083 plus interest until November 15, 2006, at which time all unpaid principal and accrued interest is due. A technical event of default occurred with this note.

DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2006

                                                     -------------------------------
                                                                        Changchun
                                                     Digtal Learning   Yongxin Dirui
                                                       Management      Medical Co.,
                                                     Corporation and     Ltd. And           Pro Forma
               Assets                                 Subsidiaries      Subsidiary         Adjustments         Pro Forma
                                                      -------------    --------------     -------------      --------------
Current Assets
  Cash and cash equivalents                          $       4,252     $   1,248,404                         $   1,252,656

  Accounts receivable                                            -         2,668,505                             2,668,505
  Inventory                                                      -         3,405,048                             3,405,048
  Other receivable                                               -         2,503,353                             2,503,353
                                                      -------------    --------------                        --------------

     Total Current Assets                                    4,252         9,825,310                             9,829,562

Fixed assets, net                                           10,664         1,173,517                             1,184,181
                                                      -------------    --------------                        --------------


Other Assets
  Investment in subisiaries                                                              1     2,040,000                 -
                                                                                         3    (2,040,000)
  Intangible asset                                           2,580                                                   2,580
                                                      -------------

     Total Other Assets                                      2,580                 -                                 2,580
                                                      -------------    --------------                        --------------

     Total Assets                                    $      17,496     $  10,998,827                         $  11,016,323
                                                      =============    ==============                        ==============


Liabilities and Stockholders' Equity

Current Liabilities
  Convertible notes payable                          $   3,000,000     $                 4    (3,000,000)    $           -
  Accounts payable and accrued expenses                  1,729,220         2,618,606     4    (1,030,945)        3,316,881
  Due to related party                                     431,048            36,418                               467,466
  Unearned revenue                                                                 -                                     -
  Accrued compensation                                   1,044,269                 -                             1,044,269
  Other current liabilities                                                  154,936                               154,936
  Loan payable                                              25,433           358,176     4       (25,433)          358,176
  Net liabilities of discontinued operations               628,669                 -                               628,669
                                                      -------------    --------------

     Total Current Liabilites                            6,858,639         3,168,136                             5,970,397
                                                      -------------    --------------                        --------------

Stockholders' Equity
  Common stock                                              65,862         1,827,805     1        21,000            90,362
                                                                                         2    (1,827,805)
                                                                                         4         3,500
                                                                                         5       (60,389)
  Preferred stock                                                                        1         5,000             5,000
  Additional paid in capital                             3,458,069                       1     2,014,000         9,312,752
                                                                                         2     1,827,805
                                                                                         3    (2,040,000)
                                                                                         4     4,052,878
                                                                                         5        60,389
  Shares to be issued                                       35,000                                                  35,000
  Prepaid consulting                                       (27,500)                                                (27,500)

  Other comprehensive income                                                 336,004                               336,004
  Retained earnings (deficits)                         (10,372,574)        5,666,882                            (4,705,692)
                                                      -------------    --------------      --------------    --------------

     Total Stockholders' Equity                         (6,841,143)        7,830,691                             5,045,926
                                                      -------------    --------------                        --------------

     Total Liabilities and
           Stockholders' Equity                      $      17,496     $  10,998,827                         $  11,016,323
                                                      =============    ==============                        ==============


DIGITAL LEARNING MANAGEMENT CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the year ended December 31, 2006


                                                     -------------------------------
                                                                        Changchun
                                                     Digtal Learning   Yongxin Dirui
                                                       Management      Medical Co.,
                                                     Corporation and     Ltd. And           Pro Forma
                                                      Subsidiaries      Subsidiary         Adjustments         Pro Forma
                                                      -------------    --------------     -------------      --------------

Net revenue                                           $      93,856    $   39,982,388                        $   40,076,244
                                                      -------------    --------------                        --------------

                                                             93,856        39,982,388                            40,076,244
                                                      -------------    --------------                        --------------

Cost of revenue                                                            36,854,304                            36,854,304
                                                      -------------    --------------                        --------------

                                                                  -        36,854,304                            36,854,304
                                                      -------------    --------------                        --------------

Gross Profit                                                 93,856         3,128,084                             3,221,940
                                                      -------------    --------------                        --------------

General, selling and
administrative expenses                                     658,890         2,959,788                             3,618,678
                                                      -------------    --------------                        --------------

Operating income ( loss )                                  (565,034)          168,296                              (396,738)

Nonoperating (income) expense                               700,926         1,604,425                             2,305,351
                                                      -------------    --------------                        --------------

Income ( loss ) before provision for income tax          (1,265,960)       (1,436,129)                           (2,702,089)

Provision for income tax                                        800                 -                                   800
                                                      -------------    --------------                        --------------
Net income ( loss )                                      (1,266,760)       (1,436,129)                           (2,702,889)

Other comprehensive income:
     Foreign currency translation income (loss)                   -           221,898                               221,898
                                                      -------------    --------------                        --------------

Net comprehensive income (loss)                       $  (1,266,760)       (1,214,231)                       $   (2,480,991)
                                                      ==============   ==============                        ==============

Net income (loss) per share:
Basic & diluted                                                                                              $        (0.04)
                                                                                                             ==============

Weighted average number of shares outstanding:
Basic & diluted                                                                                                  61,685,086
                                                                                                             ==============


                                   EXHIBIT "A"
                                   -----------

          Certificate of Amendment to the Certificate of Incorporation

                                STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT
                                       to
                          CERTIFICATE of INCORPORATION
                                       of
                     DIGITAL LEARNING MANAGEMENT CORPORATION
                     ---------------------------------------

     FIRST: That the Board of Directors of Digital Learning Management Corporation (the "Corporation") by Written Consent to Action by the Board of Directors without a Meeting dated December 21, 2006, and pursuant to the written consents of stockholders owning a majority of the Corporation's issued and outstanding common shares on ____________, 2007, adopted resolutions setting forth amendments to the Certificate of Incorporation of the Corporation as heretofore described (the "Amendment").

The resolutions setting forth the proposed amendments are as follows:

     Resolved, that the Certificate of Incorporation of the Corporation be amended by changing Article thereof numbered "Article I" so that, as amended, said Article shall be amended to read as follows:

          ARTICLE I: "The name of the corporation shall be Nutradyne Group,
                     Inc."

     Resolved, that the Certificate of Incorporation of the Corporation be amended by changing Article thereof numbered "Article IV" so that, as amended, said Article shall be amended to add the following provision:

          ARTICLE IV:

               (a) Each 11.97492 shares of Common Stock outstanding at 9:00 a.m. on the effective date, shall be deemed to be one (1) share of Common Stock of the Corporation, par value $0.001 per share. There shall be no fractional shares. Odd lots shall be rounded up.

     SECOND: All other provisions of Article IV, including, but not limited to, the authorized shares of common and preferred stock, shall remain unchanged.

     THIRD: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to the proposal to amend the Certificate of Incorporation as set forth herein in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the proposal and enactment of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Fifth: The effective date shall be ________, 2007.


By:  ____________________________
President, Chairman

Name: Umesh Patel

                                   EXHIBIT "B"
                                   -----------

                        Amended Share Exchange Agreement

                        AMENDED SHARE EXCHANGE AGREEMENT

THIS AMENDED SHARE EXCHANGE AGREEMENT, dated as of the [__] day of June, 2007 (the "Agreement"), by and among Digital Learning Management Corporation., a Delaware corporation (the "Company"); Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin"); and all of the shareholders of Yongxin, each of whom has executed a counterpart signature page to this Agreement (each, a "Shareholder" and collectively, the "Shareholders"). The Company, Yongxin and the Shareholders are collectively referred to herein as the "Parties".

                              W I T N E S S E T H:

WHEREAS, the Shareholders own all of the issued and outstanding capital of Yongxin (the "Yongxin Shares"), which in turn wholly owns Jilin procinceYongxin Chain Drugstore Ltd, a company formed under the laws of the People's Republic of China (the "Subsidiary").

WHEREAS, the Company desires to acquire from Shareholders, and Shareholders desire to sell to the Company, the Yongxin Shares in exchange for the issuance by the Company of an aggregate of 21,000,000 shares of Company Common Stock and 5,000,000 shares of the Company Preferred Stock (the "Company Shares") (post Roll Back) to the Shareholders and/or their designees on the terms and conditions set forth herein (the "Exchange").

WHEREAS, after giving effect to the Exchange, and the Roll Back (as each is described herein), there will be approximately 26,500,001 shares of Company Common Stock issued and outstanding, 3,500,000 shares set aside for issuance upon conversion of debt, 30,000,001 shares set aside for conversion of the Series A Convertible Preferred Stock and 75,000,000 shares of Common Stock authorized.

WHEREAS, the parties intend, by executing this Agreement, to implement a tax-deferred exchange of property governed by Section 351 of the United States Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

                                       3
                                  THE EXCHANGE

     .1 The Exchange. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

          .1 the Company shall issue and deliver to the Shareholders and/or their designees the number of authorized but unissued shares of Company Common Stock and Company Preferred Stock set forth opposite their and/or their designee's names set forth on Schedule 1.1(a) hereto or pursuant to separate instructions to be delivered prior to Closing, and

          .2 each share of Company Preferred Stock shall be convertible into Company common shares and have the rights and preferences as set forth in the attached Certificate of Designation, Preferences and Rights of the Terms of the Series A Preferred Stock, and

          .3 Each Yongxin Shareholder agrees to contribute, transfer, assign and convey at Closing all of their Yongxin Shares to the Corporation, together with all other rights, claims and interests he or she may have with respect to Yongxin or its respective assets, and all claims he may have against its officers and directors, including, but not limited to, all rights to unpaid dividends and all claims and causes of action arising from or in connection with the ownership of Yongxin Shares or its issuance, excluding any right, claim or interest of same arising under this Agreement or in connection with the transaction contemplated by this Agreement. Each Yongxin Shareholder shall deliver to Yongxin all of his evidence of ownership representing the Yongxin Shares, together with legally valid transfer authority therefore, duly executed in blank, to be held by Yongxin for delivery at Closing.

     .2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place upon satisfaction or waiver by the appropriate parties of all conditions precedent, at the offices of Legal & Compliance LLC on or before [_________], 2007 (the "Closing Date") at 3:00 p.m. Pacific Time, or at such place and time as mutually agreed upon by the parties hereto.

     .3 Effective Time. The Exchange shall become effective (the "Effective Time") at such time as all of the conditions to set forth in Article VII hereof have been satisfied or waived by the Parties hereto.

     .4 Tax Consequences. It is intended by the parties hereto that for United States income tax purposes, the contribution and transfer of the Yongxin Shares by the Shareholders to the Company in exchange for Company Shares constitutes a tax-deferred exchange within the meaning of Section 351 of the Code.

                                        4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Yongxin and the Shareholders each of which the Corporation represents to be true and correct on the date hereof and (except as the Corporation may notify Yongxin in writing prior to the Closing) shall be deemed made again as of the Closing and represented by the Corporation to be true and correct at the time of the Closing:

     .1 Due Organization and Qualification; Due Authorization.

          .1 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Corporation has the full power and authority to conduct the business in which it will engage upon completion of the transaction contemplated herein. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company. Accurate, current and complete copies of the Articles of Incorporation and Bylaws of the Corporation are attached hereto as Schedule 2.1(a).

          .2 The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity except its subsidiaries a list of which are set forth on
Schedule 2.1(b).

          (c) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought, equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     .2 No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation, as amended, or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company,
(iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

     .3 Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 80,000,000 shares of which 75,000,000 , have been designated as Company Common Stock $.001 par value and 5,000,000 shares have been designed as authorized Series A Convertible Preferred stock. As of the date hereof, there are 65,862,072 shares of Company Common Stock issued and outstanding. As of the date immediately proceeding the Exchange, and taking into account the proposed reverse split and anticipated share issuances, there will be 5,500,001 shares of the Company Common Stock issued and outstanding and an additional 3,500,000 shares set aside for issuance upon conversion of debt. All of the outstanding shares of Company Common Stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares will not be issued in violation of any preemptive right of stockholders. As of the date hereof, there are 770,000 warrants of which 670,000 are exercisable at $0.12 per share and 50,000 are exercisable at $3.00 per share and 50,000 are exercisable at $1.00 per share, outstanding. There is no outstanding voting trust agreement or other contract, agreement, arrangement, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. The Company has not granted registration rights to any person.

     .4 Financial Statements(g) . Available for review on the Securities and Exchange Commission, EDGAR system are the (i) balance sheet of the Company at December 31, 2005, and the related statements of operations, stockholders' equity (deficit) and cash flows for the fiscal year then ended, including the notes thereto, as audited by Kabani & Company, Inc., independent registered public accounting firm and (ii) unaudited balance sheet of the Company at March 31, 2007, and the related statements of operations, and cash flows for the nine month period then ended (the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. The Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

     2.5 No Assets or Liabilities. Except as set forth on the Financial Statements and as incurred in the ordinary course of business, or for those not incurred in the ordinary course of business as set forth on Schedule 2.5 hereto, the Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

     Taxes. The Company has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

     .5 Indebtedness; Contracts; No Defaults. Except as otherwise disclosed, the Corporation's periodic reports available on the EDGAR filing system contain an accurate, current and complete list and description of each contract and agreement, whether written or oral ("Contract"), (other than this Agreement) to which the Corporation is a party or by which the Corporation or any of its assets are bound. An accurate, current and complete copy of each Contract has been or will be made available to Yongxin for inspection and copying. No claim of breach of contract, tort, product liability or other claim, contingent or otherwise, has been asserted or threatened against the Corporation nor, to the best of the Corporation's knowledge, is capable of being asserted by any employee, creditor, claimant or other person against the Corporation. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any person.

     2.8 Offers. Other than in the normal daily operations, there are no outstanding offers, bids, proposals or quotations made by the Corporation which, if accepted, would create a Contract with the Corporation.

     2.9 Real Property. The Company does not own or lease any real property.

     Compliance with Law. The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws. The Corporation has not generated any hazardous wastes or engaged in activities which are or could be interpreted to be potential violations of laws or judicial decrees in any manner regulating the generation or disposal of hazardous waste. There are no on-site or off-site locations where the Corporation has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by the Corporation, and no polychlorinated biphenyls are used or stored at any property owned or leased by the Corporation.

     .6 Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.

     .7 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof. Except as disclosed on Schedule 2.12 hereto, there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company except as set out in schedule IV. The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

     .8 Insurance. The Company does not currently maintain any form of insurance.

     .9 Patents; Trademarks and Intellectual Property Rights. The Company does not own or possess any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

     .10 Securities Law Compliance. The Company has complied with all of the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), and has complied with all applicable blue sky laws.

     2.16 Officers, Directors, Agents, etc. Umesh I Patel, Gregory Frazer, Khalid Sheikh, Al Jinnah and Craig Nagasugi are the sole officers and directors of the Corporation. Umesh Patel and Craig Nagasugi have employment agreements.

     2.17 Labor Matters. The Corporation is not a party to: (i) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other employee benefit plan, whether legally binding or not; or (ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, medical, hospitalization and life insurance and other insurance plans, or related benefits; or (iii) any employment agreements other than those particular employment agreements with Umesh Patel and Craig Nagasugi. No person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any action or proceeding against the Corporation arising out of any statute, ordinance or regulation relating to discrimination in employment or to employment practices or occupational safety and health standards.

     2.18 Books and Records. The Corporation's books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles, and fairly and accurately reflect all of the Corporation's assets, obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which the Corporation is or was a party or by which the Corporation or any of its assets are or were affected.

     2.19 Consents. The execution, delivery and performance by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

     2.20 Improper Payments. Neither the Corporation, nor any of its current or former shareholders, directors, officers or employees or agents, nor any person acting on behalf of the Corporation, has, directly or indirectly, made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment for business secured or special concessions already obtained. No funds or assets of the Corporation were donated, lent or made available directly or indirectly for the benefit of, or for the purpose of supporting or opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign. The Corporation has not maintained and does not maintain a bank account, or any other account of any kind, whether domestic or foreign, which account was not or is not reflected in the Corporation's books and records, or which account was not listed, titled or identified in the name of the Corporation.

     2.21 Full Disclosure. All the representations and warranties made by the Corporation herein or in any Schedule, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by the Corporation, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.

                                        5
                    REPRESENTATIONS AND WARRANTIES OF YONGXIN

Yongxin and the Shareholders severally represent and warrant to the Company each of which Yongxin and the Shareholders represents to be true and correct on the date hereof and (except as Yongxin and the Shareholders may notify the Corporation in writing prior to the Closing) shall be deemed made again as of the Closing and represented by Yongxin and the Shareholders to be true and correct at the time of the Closing:

     .1 Due Organization and Qualification; Subsidiaries, Due Authorization.

          .1 Yongxin is a corporation duly incorporated, validly existing and in good standing under the laws of the China, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Yongxin is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Yongxin. Yongxin has the full power and authority to conduct the business in which it will engage upon completion of the transaction contemplated herein.

          .2 Yongxin does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than the Subsidiary. The Subsidiary is wholly owned by Yongxin , free and clear of all liens. There is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Yongxin to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of Yongxin or the Subsidiary.

          (c) Yongxin has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Yongxin has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Yongxin, enforceable against Yongxin in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     .2 No Conflicts or Defaults. The execution and delivery of this Agreement by Yongxin and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of Yongxin or any of the Subsidiaries, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Yongxin or any of the Subsidiaries is a party or by which Yongxin or any of the Subsidiaries or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of Yongxin or any of the Subsidiaries, (iii) terminate or give any parry the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which Yongxin is a party or by which Yongxin or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which Yongxin is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

     .3 Capitalization. The authorized capital stock of Yongxin immediately prior to giving effect to the transactions contemplated hereby consists of $1,827,805 registered capital. Except as set forth herein, all of the registered capital of Yongxin is duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to Yongxin Shares, will not be transferred in violation of any rights of third parties. The Yongxin Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Yongxin to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for common shares. All of the Yongxin Shares are owned of record and beneficially by the Shareholders free and clear of any liens, claims, encumbrances, or restrictions of any kind.

     .4 Taxes. Yongxin has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Yongxin and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by Yongxin such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in 3.4 of the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated in Item 3.4 of the Disclosure Schedule, no tax return or tax return liability of Yongxin has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Item 3.4 of the Disclosure Schedule, Yongxin has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending for past due Taxes. Except as indicated in Item 3.4 of the Disclosure Statement, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of Yongxin have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of Yongxin and in the Yongxin Financial Statements.

     .5 Financial Statements(h) . Item 3.5 of the Disclosure Schedule to this Agreement, includes copies the (i) balance sheet of the Company at December 31, 2006, and the related statements of operations, stockholders' equity (deficit) and cash flows for the fiscal year then ended, including the notes thereto, as audited by Kabani & Company, independent registered public accounting firm (the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. The Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

     3.6 Conduct Since Date of Balance Sheet. Except as otherwise set forth herein), none of the following has occurred since the date of the Balance Sheet:

          (a) Any material adverse change in the financial condition, obligations, capitalization, business, prospects or operations of Yongxin, nor are there any circumstances known to Yongxin which might result in such a material adverse change or such an effect;

          (b) Any increase of indebtedness of Yongxin other than in the ordinary course of business;

          (c) Any settlement or other resolution of any dispute or proceeding other than in the ordinary course of business;

          (d) Any cancellation by Yongxin, without payment in full, of any obligation to Yongxin of any shareholder, director, officer or employee of Yongxin (or any member of their respective families), or any entity in which any shareholder, director or officer of Yongxin (or any member of their respective families) has any direct or indirect interests;

          (e) Any obligation incurred by Yongxin other than in the ordinary course of business;

          (f) Any payment, discharge or satisfaction of any obligation or judgment, other than in the ordinary course of business; or

          (i) Any agreement obligating Yongxin to do or take any of the actions referred to in this Section 3.5 outside the ordinary course of business.

     Compliance with Law. Yongxin and the Subsidiary are conducting their respective businesses in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. Neither Yongxin nor the Subsidiary has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement. Yongxin has not generated any hazardous wastes or engaged in activities which are or could be interpreted to be potential violations of laws or judicial decrees in any manner regulating the generation or disposal of hazardous waste. There are no on-site or off-site locations where Yongxin has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by Yongxin.

     .6 Litigation.

          .1 There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting Yongxin or any of the Subsidiary or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof;

          .2 there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting Yongxin or any of the Subsidiaries; and

          .3 neither Yongxin nor the Subsidiary has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

     3.9 Consents. The execution, delivery and performance by Yongxin of this Agreement and the consummation by Yongxin of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

     3.10 Contracts. An accurate, current and complete copy of each material Contract has been furnished to the Corporation.

     3.11 Offers. There are no outstanding offers, bids, proposals or quotations made by Yongxin which, if accepted, would create a Contract with Yongxin.

     3.12 Officers, Directors, Agents, etc. Yongxin Liu, Yongkui Liu, Fan Wenbo and Yongmei Wang are the sole officers and directors of Yongxin.

     3.13 Labor Matters. Yongxin is not and has never been a party to: (i) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other employee benefit plan, whether legally binding or not; or
(ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, Yongxin, hospitalization and life insurance and other insurance plans, or related benefits; or (iii) any employment agreement. No former employee of Yongxin has any claim against Yongxin (whether under federal or state law, any employment agreement or otherwise) on account of or for: (i) overtime pay; (ii) wages or salary for any period; (iii) vacation, time-off or pay in lieu of vacation or time-off; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. No person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any action or proceeding against Yongxin arising out of any statute, ordinance or regulation relating to discrimination in employment or to employment practices or occupational safety and health standards.

     3.14 Books and Records. Yongxin's books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles, and fairly and accurately reflect all of Yongxin's assets, obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which Yongxin is or was a party or by which Yongxin or any of its assets are or were affected.

     3.15 Other Liabilities. No claim of breach of contract, tort, product liability or other claim (whether arising from Yongxin's business operations or otherwise), contingent or otherwise, has been asserted or threatened against Yongxin nor, to the best of Yongxin's knowledge, is capable of being asserted by any employee, creditor, claimant or other person against Yongxin. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any person.

     3.16 Consents. The execution, delivery and performance by Yongxin of this Agreement and the consummation by Yongxin of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

     3.17 Judgments. There is no outstanding judgment against Yongxin. There is no health or safety problem involving or affecting Yongxin. There are no open workers compensation claims against Yongxin, or any other obligation, fact or circumstance which would give rise to any right of indemnification on the part of any current or former shareholder, partner, director, officer, employee or agent of Yongxin, or any heir or personal representative thereof, against Yongxin or any successor to the business of Yongxin.

     3.18 Improper Payments. Neither Yongxin, nor any of its current or former shareholders, partners, directors, officers or employees or agents, nor any person acting on behalf of Yongxin, has, directly or indirectly, made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment for business secured or special concessions already obtained. No funds or assets of Yongxin were donated, lent or made available directly or indirectly for the benefit of, or for the purpose of supporting or opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign. Yongxin has not maintained and does not maintain a bank account, or any other account of any kind, whether domestic or foreign, which account was not or is not reflected in the Yongxin corporate books and records, or which account was not listed, titled or identified in the name of Yongxin.

     3.19 Full Disclosure. All the representations and warranties made by Yongxin herein or in any Schedule hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Yongxin, its agents or representatives are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.

                                        6
                REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder for himself, herself or itself only, and not with respect to any other Shareholder, hereby severally represents and warrants to the Company that now and/or as of the Closing:

     .1 Title to Shares. Each of the Shareholders is the legal and beneficial owner of the Yongxin Shares to be transferred to the Company by such Shareholders as set forth opposite each Shareholder's name in Schedule 4.1 hereto, and upon consummation of the exchange contemplated herein, the Company will acquire from each of the Shareholders good and marketable title to the Yongxin Shares, free and clear of all liens excepting only such restrictions upon future transfers by the Company, if any, as maybe imposed by applicable law. The information set forth on Schedule 4.1 with respect to each Shareholder is accurate and complete.

     .2 Due Authorization. Each of the Shareholders has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and binding obligation of each of the Shareholders, enforceable against such Shareholders in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     .3 Purchase for Investment.

          .1 Each of the Shareholders is acquiring the Company Shares for investment for each of the Shareholders' own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Shareholders has no present intention of selling, granting any participation in, or otherwise distributing the same. Each of the Shareholders further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

          .2 Each of the Shareholders understands that the Company Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on each of the Shareholders' representations set forth herein.

     .4 Investment Experience. Each of the Shareholders acknowledges that he, she or it can bear the economic risk of his or her investment, and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the investment in the Company Shares.

     .5 Information. Each of the Shareholders has carefully reviewed such information as such Shareholders deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each of the Shareholders, he, she or it has been furnished all materials that he, she or it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Shareholder has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Shareholders has relied in making an exchange of the Yongxin Shares for the Company Shares.

     .6 Restricted Securities. Each of the Shareholders understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. Each of the Shareholders is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

     .7 Exempt Issuance. Each of the Shareholders acknowledges that he, she or it must assure the Company that the offer and sale of the Company Shares to such Shareholder qualifies for an exemption from the registration requirements imposed by the Securities Act and from applicable securities laws of any state of the United States. Each of the Shareholders agrees that he meets the criteria established in one or more of subsections (a) or (b), below.

          .1 Accredited Investor, Section 4(2) of the Securities Act and/or Rule 506 of Regulation D. The Shareholder qualifies as an "accredited investor", as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

          .2 Offshore Investor, Rule 903 of Regulation S. The Shareholder is not a U.S. Person, as defined in Rule 901 of Regulation S, promulgated under the Securities Act, and the Shareholder, severally but not jointly, represents and warrants to the Company that:

               .A The Shareholder is not acquiring the Company Shares as a result of, and such Shareholder covenants that e, she or it will not engage in any "directed selling efforts" (as defined in Regulation S under the Securities
Act) in the United States in respect of the Company Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Company Shares;

               .B The Shareholder is not acquiring the Company Shares for the account or benefit of, directly or indirectly, any U.S. Person;

               .C The Shareholder is a resident of the People's Republic of China;

               .D the offer and the sale of the Company Shares to such Shareholder as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the People's Republic of China;

               .E the Shareholder is outside the United States when receiving and executing this Agreement and that the Shareholder will be outside the United States when acquiring the Company Shares,

               .F and the Shareholder covenants with Company that:

                    offers and sales of any of the Company Shares prior to the expiration of a period of one year after the date of original issuance of the Company Shares (the one year period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state securities laws; and

                    The Shareholder will not engage in hedging transactions with respect to the Company Shares until after the expiration of the Distribution Compliance Period.

                                       7
                                    COVENANTS

     .1 Further Assurances. Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such parry's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

                                        8
                                   DELIVERIES

     .1 Items to be delivered to the Shareholders prior to or at Closing by the Company.

          .1 Articles of Incorporation and amendments thereto, By-laws and amendments thereto, and a certificate of good standing in the Company's state of incorporation;

          .2 all applicable schedules hereto;

          .3 all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

          .4 shareholder list;

          .5 all financial statements and all tax returns in possession of the Company;

          .6 resolution from the Company's Board appointing the designees of the Shareholders to the Company's Board of Directors;

          .7 resolution from the Company's Board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

          .8 letters of resignation from the Company's current officers and directors to be effective upon Closing and after the appointments described in
Section 6.1(f);

          .9 certificates representing shares of the Company Shares issued in the denominations as set forth opposite the name of the Shareholders and/or its designees on Schedule I to this Agreement;

          .10 any other document reasonably requested by the Shareholders that it deems necessary for the consummation of this transaction.

     .2 Items to be delivered to the Company prior to or at Closing by Yongxin and the Shareholders.

          .1 all applicable schedules hereto;

          .2 instructions from Yongxin appointing its designees to the Company's Board of Directors;

          .3 share certificates and duly executed stock powers from the Shareholders transferring the Yongxin Shares to the Company;

          .4 resolutions from the Board of Directors of Yongxin, if applicable, and shareholder resolutions approving the transactions contemplated hereby; and

          .5 any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

                                       9
                              CONDITIONS PRECEDENT

     .1 Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

          .1 That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement.

          .2 That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

          .3 Yongxin and the Subsidiary shall have received, and delivered documentation of, the approvals required, if any, from the Ministry of Commerce of the People's Republic of China, the China Securities Regulatory Commission, the State Administration of Foreign Exchange, or any other Chinese governmental agency regulating the ownership of business operations in China by non-Chinese nationals and/or the ownership of offshore companies doing business in China by Chinese nationals.

          .4 The Company will effectuate an approximate 12 for 1 reverse split of the Company Common Stocks of the Company prior to the time of closing.

          (e) That the Company shall have settled, paid or otherwise resolved the Convertible Notes payable in the principal amount of $3,000,000 plus accrued interest in the approximate total amount of $1,202,217.

          (f) Absence of Litigation. No litigation shall have been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement, or which had or could have a material adverse effect on the business of the Corporation.

     .2 Conditions to Obligations of Shareholders. The obligations of Shareholders shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

          .1 The Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement; and

          .2 The Company shall have complied with Rule 14(f)(1) of the Exchange Act, if required.

     .3 Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment at or prior to or at the Closing, of each of the following conditions:

          .1 Yongxin and the Shareholders shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement; and

          .2 The Shareholders shall have delivered to the Company the share certificates and duly executed stock powers from the Shareholders transferring the Yongxin Shares to the Company.

          (c) All representations and warranties made by Yongxin and the Yongxin Shareholders contained in this Agreement and the Schedules hereto shall be true and correct in all respects on the date hereof, and shall be true and correct in all respects at the time of the Closing as though such representations were again made, without exception or deviation, at the time of the Closing.

          (d) Yongxin and the Yongxin Shareholders shall have duly performed or complied with all of the covenants and obligations under this Agreement to be performed or complied with by them on or prior to the Closing.

          (e) No litigation shall have been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement.

                                       10
                                 INDEMNIFICATION

     .1 Indemnity of the Company. The Company agrees as to defend, indemnify and hold harmless the Shareholders from and against, and to reimburse the Shareholders with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively the "Losses") asserted against or incurred by the Shareholders by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

     .2 Indemnity of the Shareholders. The Shareholders, joint and severally, agree to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all losses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the Shareholders or in any document or certificate delivered by the Shareholders pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby, it being understood that the Shareholders shall have responsibility hereunder only for the representations and warranties made by the Shareholders.

     .3 Indemnification Procedure. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article VIII. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Parry which consent shall not be unreasonably withheld.

                                       11
                                   TERMINATION

     .1 Termination. This Agreement may be terminated at any time before or, at Closing, by:

          .1 The mutual agreement of the Parties;

          .2 Either the Corporation or Yongxin, but not by a Shareholder if-

               .A Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished; or

               .B Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement;

          .3 Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

                                       12
                         COVENANTS SUBSEQUENT TO CLOSING

     .1 Subsequent SEC Filings. The Chief Executive Officer and Chief Financial Officer, or other principal administrative and financial officers, of the Company shall cooperate with and assist Yongxin with the preparation of the first Quarterly or Annual Report, as applicable, to be filed with the Commission subsequent to the Closing to the extent disclosure is required regarding the prior operations, financial condition, or actions of, or other information pertaining to, the Company for the period(s) ended prior to the Closing. Such cooperation and assistance shall include, but not be limited to, provision of subcertifications regarding the disclosures controls and procedures and internal control over financial reporting of the Company, provision of and participation in review of interim financial statements, and review and provision of feedback on a draft of the required Report.

     10.2 Umesh Patel shall assist the Company in negotiating and resolving outstanding debts.

                                       13
                                  MISCELLANEOUS

     .1 Survival of Representations, Warranties and Agreements. Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein. Except as specifically set forth in this Agreement, representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall not survive the Closing Date, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing Date. Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

     .2 Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

     .3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

     .4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

     Attention:

     If to the Shareholders and Yongxin:

         Yongxin Medical Group, Ltd.
         2152 San Huancheng Road
         Chang Chun, China
         Attention:

     With a copy to:

         Laura E. Anthony, Esquire
         Legal & Compliance, LLC
         330 Clematis Street
         Suite 217
         West Palm Beach, FL 33401
         Office: 561-514-0936
         Fax: 561-514-0832

     If to the Company:

         Digital Learning Management Corporation
         680 Langsdorf Drive, Suite 203
         Fullerton, CA 92831
         Attn: Umesh Patel, Chairman
         Fax:

     With a copy to:

         Danton Mak
         Sheldon Mak Rose & Anderson
         225 South Lake Avenue, 9th Floor
         Pasadena, CA  91101-3021
         Fax:  626-795-6321

     .5 Entire Agreement. This Agreement, the Disclosure Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

     .6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

     .7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

     .8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     .9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

     .10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

     11.11 Litigation. If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party (the "Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


                                 DIGITAL LEARNING MANAGEMENT CORPORATION.



                                       By:_____________________________
                                       Name: Umesh Patel
                                       Title: Chairman


                                 YONGXIN MEDICAL GROUP, LTD.



                                       By:_____________________________
                                       Name:
                                       Title: Chief Executive Officer

                    [SIGNATURE PAGES FOR SHAREHOLDERS FOLLOW]

                           YONGXIN MEDICAL GROUP, LTD.
                         SHAREHOLDERS' SIGNATURE PAGE TO

                            SHARE EXCHANGE AGREEMENT
                             Dated [________], 2007
                 Among Digital Learning Management Corporation.,
                        Yongxin Medical Group, Ltd., and
                 The Shareholders of Yongxin Medical Group, Ltd.

     The undersigned Shareholder hereby executes and delivers the Share Exchange Agreement (the "Agreement") to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.


           -----------------------------------------------------------
                                   (Signature)


           -----------------------------------------------------------
                              (Type or print name)
           -----------------------------------------------------------


           -----------------------------------------------------------
             (Type or print name as it should appear on certificate,
                                  if different)


           Address:   ________________________________________________

           Telephone: (___) __________________________________________

           Facsimile: (___) __________________________________________


Number of Yongxin Shares Held: __________________

                                                        SCHEDULE 1.1(a)


---------------------------------------------------- -------------------------------- --------------------------------
                       Name                            Number of Common Stock          Number of Preferred Stock
==================================================== ================================ ================================
1. Misala Holdings Inc. BVI                                    600,000.00                      3,000,000.00
---------------------------------------------------- -------------------------------- --------------------------------
2. Boom Day Investments Ltd. BVI                              5,400,000.00                     2,000,000.00
---------------------------------------------------- -------------------------------- --------------------------------
3. Accord Success Ltd., BVI                                   5,400,000.00
---------------------------------------------------- -------------------------------- --------------------------------
4. Perfect Sum Investment Ltd. BVI                            1,200,000.00
---------------------------------------------------- -------------------------------- --------------------------------
5. Full Spring Group Ltd. BVI                                 1,800,000.00
---------------------------------------------------- -------------------------------- --------------------------------
6. Grand Opus Co. Ltd., BVI                                   2,400,000.00
---------------------------------------------------- -------------------------------- --------------------------------
7. Master Power Holdings Coup Ltd. BVI                        4,200,000.00
==================================================== ================================ ================================
                       TOTAL                                  21,000,000.00                    5,000,000.00
---------------------------------------------------- -------------------------------- --------------------------------

SCHEDULE 2.1(a)

              DIGITAL LEARNING MANAGEMENT, INC. ARTICLES AND BYLAWS

                                 SCHEDULE 2.1(b)
                 DIGITAL LEARNING MANAGEMENT, INC. SUBSIDIARIES


Digital Learning Institute Inc., a Delaware corporation.

In addition, Digital Learning Institute has the following subsidiaries:

Software Education of America, a California corporation
Mckinley Education Services, a California corporation
Digital Knowledge Works, a Delaware corporation
Coursemate, a California corporation

                                  SCHEDULE 2.5
         SHEDULE OF ADJUSTMENT TO DIGITAL LEARNING FINANCIAL STATEMENTS

Since the date of the last financial statements, the Company has incurred debts in the ordinary course of business in the approximate amount of $120,000.00.

                                  SCHEDULE 2.12
                                   LITIGATION

                                  SCHEDULE 3.5
                          YONGXIN FINANCIAL STATEMENTS

                                  SCHEDULE 4.1
                       YONGXIN CAPITAL OWNERSHIP SCHEDULE

               Name                                  % of Yongxin owned
               ----                                  ------------------

1. Yongxin Liu                                              51%


2. Yongkui Liu                                              49%


         TOTAL                                             100%

                                   EXHIBIT "C"
                                   -----------

                   Certificate of Designation, Preferences and
               Rights of the Terms of the Series A Preferred Stock

                     Digital Learning Management Corporation

                   Certificate of Designation, Preferences and
               Rights of the Terms of the Series A Preferred Stock

     The undersigned President and Chairman of the Board of Directors of Digital Learning Management Corporation (the "Corporation"), organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, do hereby certify:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on May 25, 2007, adopted the following resolution creating a series of 5,000,000 shares of Preferred Stock designated as Series A Convertible Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section A. Designation and Amount. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), $0.001 par value per share, and the number of shares constituting such series shall be 5,000,000.

          1. Voting. Except as may be otherwise provided by law or by the Certificate of Incorporation, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the shareholders of the Corporation. In addition, the Series A Convertible Preferred Stock shall vote separately as its own class on all actions to be taken by the shareholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to six (6) votes on all matters that come before the shareholders for vote.

          2. Dividends. The Series A Convertible Preferred Stock shall not earn or be entitled to any dividends until the right to convert has expired as set forth in Paragraph 4 hereto. Beginning upon the date of expiration of such conversion rights, each share of issued and outstanding Series A Convertible Preferred Stock shall be entitled to a preferential dividend at the rate of ten cents ($.10) per annum. Dividends on the Series A Convertible Preferred Stock shall accrue on the dates stated above and shall be paid from time to time as determined by the Board of Directors when and if such payment is legally acceptable in accordance with the Delaware General Corporations Law, and shall be in preference to and have priority over dividends upon the Common Stock and all other shares junior to the Series A Convertible Preferred Stock. ("Shares junior to the Series A Convertible Preferred Stock" shall mean shares of any class of the Corporation if the Series A Convertible Preferred Stock has priority over such class with respect to dividend and liquidation rights.)

          3. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $1.00 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Convertible Preferred Stock (the "Junior Liquidation Stock") provided, however, that such rights shall accrue to the holders of Series A Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation stock are fully met shall be distributed ratably among the holders of the Series A Convertible Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Series A Convertible Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

          4. Conversions. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

               (a) Right to Convert.Subject to the terms and conditions of this paragraph 4, the holder of any share of shares of Series A Convertible Preferred Stock shall have the right, at its option, (i) at any time hereafter (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) to convert, in each of the three succeeding periods as set forth herein, any such shares of Series A Convertible Preferred Stock into such number of fully paid and nonassessable shares of Common Stock on a six (6) for one (1) basis subject to the limitations herein. No more than 1,666,666 of the Series A Convertible Preferred Stock may be converted in each of the three periods following the date hereof. The conversion formula is conditioned on the Corporation earning no less than 3 million dollars of net income in for the fiscal year end March 31, 2008; $4 million dollars of net income in the fiscal year end March 31, 2009 and $5 million dollars of net income in the fiscal year end March 31, 2010. In the event that in any of the three fiscal years, the Corporation earns less than required net income amounts for conversion, then the conversion right shall be proportionately reduced by the amount of the shortfall below the required net income amount, with the "catch-up" right to convert additional shares to the extent that the net income exceeds 3 million; 4 million and 5 million dollars in each of the three consecutive years. In no event shall this conversion right allow for the conversion of the Series A Preferred Stock into more than 6 common shares for each share of Series A Preferred Stock over the course of the aforementioned three calendar years. The net income requirements shall be based upon an audit of the revenues for each fiscal year. All conversions shall be made within 30 days of the completion of such audit.

               (b) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 4(a)(i) and upon receipt of written notice with respect to subparagraph 4(a)(ii) (which notice must be received by the Corporation within twenty (20) days after the Corporation provides notice to shareholders of its intent to pursue a public offering) and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, when effective, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

               (c) Dividends; Partial Conversion. At the time of each conversion, the Corporation shall pay, if available and advisable in the Board of Directors' discretion, in cash an amount equal to all dividends unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4(b). In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

               (d) Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               (e) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

               (f) Notice of Adjustment. Upon any adjustment of the Conversion Price then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

               (g) Other Notices. In case at any time:

                    (i) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                    (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                    (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                    (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (y) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (z) in the case of any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (y) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (z) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

               (h) Stock to be Reserved. The Corporation shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by these Certificate of Incorporation.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this ____day of ________, 2007.


/s/ Umesh Patel
Umesh Patel, President and
Chairman